FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-03

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,138,484,364
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$979,097,000
(Approximate Aggregate Principal Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2014-LC18
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Ladder Capital Finance LLC
Wells Fargo Bank, National Association
The Royal Bank of Scotland plc
Liberty Island Group I LLC
NCB, FSB
Walker & Dunlop Commercial Property Funding I WF, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2014-LC18

December 8, 2014

WELLS FARGO SECURITIES

Lead Manager and Sole Bookrunner

Deutsche Bank Securities Co-Manager	Barclays Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC (“WFS”), Deutsche Bank Securities Inc., Barclays Capital Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts. Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC, and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Certificate Structure

I.           Certificate Structure

Class	Expected Ratings (DBRS/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$57,464,000	30.000%	(7)	2.67	01/15 - 11/19	34.7%	18.4%
A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$63,915,000	30.000%	(7)	4.90	11/19 - 12/19	34.7%	18.4%
A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$61,343,000	30.000%	(7)	6.96	12/21 - 12/21	34.7%	18.4%
A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$255,000,000	30.000%	(7)	9.89	10/24 - 12/24	34.7%	18.4%
A-5	AAA(sf)/AAA(sf)/Aaa(sf)	$273,256,000	30.000%	(7)	9.96	12/24 - 12/24	34.7%	18.4%
A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$85,961,000	30.000%	(7)	7.42	12/19 - 10/24	34.7%	18.4%
A-S(8)	AAA(sf)/AAA(sf)/Aa1(sf)	$96,771,000	21.500%	(7)	9.96	12/24 - 12/24	38.9%	16.4%
X-A	AAA(sf)/AAA(sf)/NR	$893,710,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
X-B	AAA(sf)/AAA(sf)/NR	$162,234,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
B(8)	AA(low)(sf)/AA-(sf)/Aa3(sf)	$48,386,000	17.250%	(7)	9.96	12/24 - 12/24	41.1%	15.6%
C(8)	A(low)(sf)/A-(sf)/A3(sf)	$37,001,000	14.000%	(7)	9.96	12/24 - 12/24	42.7%	15.0%
PEX(8)	A(low)(sf)/A-(sf)/A1(sf)	$182,158,000	14.000%	(7)	9.96	12/24 - 12/24	42.7%	15.0%
Non-Offered Certificates
X-E	AAA(sf)/BB-(sf)/NR	$29,885,000(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
X-F	AAA(sf)/B-(sf)/NR	$18,501,000(15)	N/A	Variable(16)	N/A	N/A	N/A	N/A
X-G	AAA(sf)/NR/NR	$34,154,364(17)	N/A	Variable(18)	N/A	N/A	N/A	N/A
D	BBB(low)(sf)/BBB-(sf)/NR	$76,847,000	7.250%	(7)	9.96	12/24 - 12/24	46.0%	13.9%
E	BB(low)(sf)/BB-(sf)/NR	$29,885,000	4.625%	(7)	10.01	12/24 - 01/25	47.3%	13.5%
F	B(low)(sf)/B-(sf)/NR	$18,501,000	3.000%	(7)	10.04	01/25 - 01/25	48.1%	13.3%
G	NR/NR/NR	$34,154,364	0.000%	(7)	10.04	01/25 - 01/25	49.6%	12.9%
Notes:
(1)
The expected ratings presented are those of DBRS, Inc. (“DBRS”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the offered certificates.  One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and Class X-B certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, dated December 8, 2014 (the “Free Writing Prospectus”). DBRS, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates in the aggregate.  The percentage indicated under the column “Approx. Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $37,001,000.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and other than the Exchangeable Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates) and regular interests, if any, that are senior to such class, by the aggregate appraised value of approximately $2,294,660,947 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans (excluding, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loans based on their cut-off date principal balance). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates by such aggregate appraised value (excluding, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loans based on their cut-off date principal balance).  The Certificate Principal to Value Ratio for each of the Class A-S, B and C Certificates is calculated by dividing the aggregate principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the Exchangeable Certificates) and the regular interests that are senior to such class, by such aggregate appraised value (excluding, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loans based on their cut-off date principal balance).  The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.  In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)
The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and other than the Exchangeable Certificates) is calculated by dividing the underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loans based on their cut-off date principal balance) for the mortgage pool of approximately $146,948,710 (calculated as described in the Free Writing Prospectus) by the aggregate certificate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates) and regular interests, if any, that are senior to such class of certificates.  The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates is calculated by dividing such mortgage pool underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loans based on their cut-off date principal balance) by the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates.  The Certificate Principal U/W NOI Debt Yield for each of the Class A-S, B and C Certificates is calculated by dividing the underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loans based on their cut-off date principal balance) for the mortgage pool of approximately $146,948,710 (calculated as described in the Free Writing Prospectus) by the aggregate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Certificate Structure

principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the Exchangeable Certificates) and the regular interests that are senior to such class.  The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates.  In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(7)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, E, F and G Certificates in each case will be one of the following:  (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same.  The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same.  The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.

(8)
The Class A-S, B, C and PEX Certificates are “Exchangeable Certificates”.  On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, B and C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $96,771,000, $48,386,000 and $37,001,000, respectively.  The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates.  The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests.  Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, B and C regular interests and which portions of those regular interests are referred to in this Term Sheet as the Class PEX Component A-S, Class PEX Component B and Class PEX Component C (collectively, the “Class PEX Components”).  Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, B and C regular interest that is represented by the Class A-S, B, C and PEX Certificates will be increased or decreased accordingly.  The initial certificate principal balance of each of the Class A-S, B and C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange.  The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, B and C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange.  The certificate principal balances of the Class A-S, B and C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date.  Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.  The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(9)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S regular interest outstanding from time to time (without regard to any exchange of Class A-S, B and C Certificates for Class PEX Certificates).  The Class X-A Certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C regular interests and the Class D Certificates outstanding from time to time.  The Class X-B Certificates will not be entitled to distributions of principal.

(12)
The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests and the Class D Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)
The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the principal balance of the Class E Certificates outstanding from time to time.  The Class X-E Certificates will not be entitled to distributions of principal.

(14)
The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans  for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)
The Class X-F Certificates are notional amount certificates. The Notional Amount of the Class X-F Certificates will be equal to the principal balance of the Class F Certificates outstanding from time to time.  The Class X-F Certificates will not be entitled to distributions of principal.

(16)
The pass-through rate for the Class X-F Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)
The Class X-G Certificates are notional amount certificates. The Notional Amount of the Class X-G Certificates will be equal to the principal balance of the Class G Certificates outstanding from time to time. The Class X-G Certificates will not be entitled to distributions of principal.

(18)
The pass-through rate for the Class X-G Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Issue Characteristics

II.          Transaction Highlights

Mortgage Loan Sellers:

	Number of	Number of		% of Cut-off
	Mortgage	Mortgaged	Aggregate Cut-off	Date Pool
Mortgage Loan Seller	Loans	Properties	Date Balance	Balance
Ladder Capital Finance LLC	27	35	$411,816,829	36.2%
Wells Fargo Bank, National Association	35	45	371,971,724	32.7
The Royal Bank of Scotland plc	11	11	169,139,272	14.9
Liberty Island Group I LLC	3	3	66,500,000	5.8
NCB, FSB	18	18	61,386,540	5.4
Walker & Dunlop Commercial Property Funding I WF, LLC	5	5	57,670,000	5.1
Total	99	117	$1,138,484,364	100.0%

Loan Pool:

Cut-off Date Balance:	$1,138,484,364
Number of Mortgage Loans:	99
Average Cut-off Date Balance per Mortgage Loan:	$11,499,842
Number of Mortgaged Properties:	117
Average Cut-off Date Balance per Mortgaged Property(1):	$9,730,636
Weighted Average Mortgage Interest Rate:	4.444%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	36.2%
Weighted Average Original Term to Maturity or ARD (months):	114
Weighted Average Remaining Term to Maturity or ARD (months):	114
Weighted Average Original Amortization Term (months)(2):	353
Weighted Average Remaining Amortization Term (months)(2):	352
Weighted Average Seasoning (months):	0
(1)
Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.10x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.9%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	63.3%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	54.9%
% of Mortgage Loans with Additional Subordinate Debt(2):	22.2%
% of Mortgage Loans with Single Tenants(3):	18.6%
(1)
With respect to the JW Marriott New Orleans mortgage loan, the Colorado Mills mortgage loan and the Depot Park mortgage loan, each of which is part of a pari passu loan combination, Cut-off Date Balance per square foot, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loans (unless otherwise stated). Information for each residential cooperative mortgage loan is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to value ratio information for residential cooperative mortgage loans is based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. See Annex A-1 to the Free Writing Prospectus. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan.

(2)
Twelve (12) of the mortgage loans, each of which is secured by residential cooperative properties, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance and does not take into account future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus

(3)
Excludes mortgage loans that are secured by multiple single tenant properties and includes mortgage loans secured by multiple single tenant properties where each property is occupied by the same tenant or tenants that are affiliates of one another.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 86.1% of the mortgage pool (85 mortgage loans) has scheduled amortization, as follows:

43.1% (54 mortgage loans) requires amortization during the entire loan term; and

43.1% (31 mortgage loans) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Cut-off Date Pool Balance, 13.9% of the mortgage pool (14 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans is 56.8% and 2.74x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 48.3% of the mortgage pool (25 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	73.5% of the pool
Insurance:	53.5% of the pool
Capital Replacements:	68.1% of the pool
TI/LC:	60.9% of the pool(1)
(1)
The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail, other, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool has the following call protection and defeasance features:

79.5% of the mortgage pool (68 mortgage loans) features a lockout period, then defeasance only until an open period;

11.3% of the mortgage pool (8 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

4.6% of the mortgage pool (15 mortgage loans) features no lockout period, but requires the greater of a prepayment premium or yield maintenance for a period, then a prepayment premium until an open period;

2.9% of the mortgage pool (5 mortgage loans) features no lockout period, but requires yield maintenance for a period, then defeasance or yield maintenance until an open period;

1.1% of the mortgage pool (1 mortgage loan) features no lockout period, but requires the greater of a prepayment premium or yield maintenance for a period, followed by defeasance or the greater of a prepayment premium or yield maintenance until an open period; and

0.6% of the mortgage pool (2 mortgage loans) features no lockout period, but requires the greater of a prepayment premium or yield maintenance until an open period.

Please refer to Annex A-1 to the Free Writing Prospectus for further description of individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Issue Characteristics

III.	Issue Characteristics

Securities Offered:
$979,097,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass- through certificates consisting of twelve classes (Classes A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:
Ladder Capital Finance LLC (“LCF”); Wells Fargo Bank, National Association (“WFB”); The Royal Bank of Scotland plc (“RBS”); Liberty Island Group I LLC (“LIG I”); NCB, FSB; and Walker & Dunlop Commercial Property Funding I WF, LLC (“WDCPF”).

Sole Lead Bookrunning
	Manager:	Wells Fargo Securities, LLC

	Co-Managers:	Deutsche Bank Securities Inc. and Barclays Capital Inc.

	Rating Agencies:	DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

	Master Servicers:	Wells Fargo Bank, National Association and NCB, FSB

	Special Servicers:	Rialto Capital Advisors, LLC and NCB,FSB

	Additional Primary Servicer:	Prudential Asset Resources, Inc.

	Certificate Administrator:	Wells Fargo Bank, National Association

	Trustee:	Wilmington Trust, National Association

	Trust Advisor:	Park Bridge Lender Services LLC

Initial Majority Subordinate
	Certificateholder:	RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC

Cut-off Date:
The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in December 2014 (or, in the case of any mortgage loan that has its first due date in January 2015, the date that would have been its due date in December 2014 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

	Expected Closing Date:	On or about December 30, 2014.

	Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in January 2015.

	Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in January 2015.

Rated Final Distribution
	Date:	The Distribution Date in December 2047.

	Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

	Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:
$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

	Clean-up Call:	1%

	Delivery:	DTC, Euroclear and Clearstream Banking

	ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

	Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:
The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc and CMBS.com, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Characteristics of the Mortgage Pool

IV.          Characteristics of the Mortgage Pool(1)
A.           Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Property Type	Number of SF or Rooms	Cut-off Date Balance Per SF or Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
LCF	Hawaii Kai Towne Center	Honolulu	HI	1 / 1	$84,750,000	7.4%	Mixed Use	469,787	$180	71.2%	65.1%	1.44x	9.0%
WFB	JW Marriott New Orleans	New Orleans	LA	1 / 1	50,000,000	4.4	Hospitality	496	181,452	59.1	47.2	2.07	14.2
LCF	Nashville Hotel Portfolio	Nashville	TN	1 / 2	43,946,597	3.9	Hospitality	326	134,806	67.9	62.7	2.21	15.7
RBS	2900 Fairview Park Drive	Falls Church	VA	1 / 1	39,000,000	3.4	Office	147,000	265	62.3	56.7	1.55	9.6
WFB	Marriott Kansas City Country Club Plaza	Kansas City	MO	1 / 1	38,500,000	3.4	Hospitality	295	130,508	66.6	64.5	1.66	12.1
RBS	Colorado Mills	Lakewood	CO	1 / 1	36,000,000	3.2	Retail	918,448	148	63.3	55.1	1.91	12.0
LCF	One Towne Square	Southfield	MI	1 / 1	36,000,000	3.2	Office	426,970	84	75.0	62.1	1.58	11.9
LIG I	Hilton Garden Inn Cupertino	Cupertino	CA	1 / 1	32,000,000	2.8	Hospitality	164	195,122	53.2	53.2	3.00	13.3
WFB	New Town Shops on Main	Williamsburg	VA	1 / 1	27,000,000	2.4	Retail	248,176	109	52.8	47.1	1.80	10.8
LCF	Walgreens Portfolio	Various	Various	1 / 6	25,000,000	2.2	Retail	89,478	279	68.7	62.8	1.36	8.2
Top Three Total/Weighted Average				3 / 4	$178,696,597	15.7%				67.0%	59.5%	1.81x	12.1%
Top Five Total/Weighted Average				5 / 6	$256,196,597	22.5%				66.2%	59.8%	1.74x	11.7%
Top Ten Total/Weighted Average				10 / 16	$412,196,597	36.2%				65.0%	58.4%	1.82x	11.6%
Non-Top Ten Total/Weighted Average				89 / 101	$726,287,767	63.8%				62.3%	52.9%	2.26x	13.6%
(1)    With respect to the JW Marriott New Orleans mortgage loan, the Colorado Mills mortgage loan and the Depot Park mortgage loan, each of which is part of a pari passu loan combination, Cut-off Date Balance per square foot, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loans (unless otherwise stated).  With respect to each Mortgage Loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Characteristics of the Mortgage Pool

B.          Summary of Pari Passu Split Loan Structures
Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Whether Note is Lead Servicing for the Entire Loan Combination	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
JW Marriott New Orleans	WFB	$50,000,000	WFCM 2014-LC18	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	$40,000,000	(1)	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
Colorado Mills	RBS	$100,000,000	WFRBS 2014-C25(2)	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC
	RBS	$36,000,000	WFCM 2014-LC18	No	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC
Depot Park	LIG I	$24,000,000	WFCM 2014-LC18	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	LIG I	$21,600,000	(3)	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
(1)
The related pari passu companion loan Note A-2 is currently held by WFB and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.

(2)	The WFRBS 2014-C25 transaction is scheduled to close on December 12, 2014.
(3)
The related pari passu companion loan Note A-2 is currently held by LIG I and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.

C.           Mortgage Loans with Additional Secured and Mezzanine Financing(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(2)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
1	LCF	Hawaii Kai Towne Center	$84,750,000	7.4%	$0	$12,400,000	5.109%	1.44x	1.16x	9.0%	7.8%	71.2%	81.6%
3	LCF	Nashville Hotel Portfolio	43,946,597	3.9	0	3,998,574	5.450	2.21	1.90	15.7	14.4	67.9	74.1
7	LCF	One Towne Square	36,000,000	3.2	0	2,500,000	5.650	1.58	1.40	11.9	11.1	75.0	80.2
9	WFB	New Town Shops on Main	27,000,000	2.4	0	5,000,000	5.341	1.80	1.26	10.8	9.1	52.8	62.6
15	LCF	Meridian Crossroads	19,960,000	1.8	0	2,345,000	5.675	1.55	1.30	11.1	9.9	75.0	83.9
Total/Weighted Average			$211,656,597	18.6%	$0	$26,243,574	5.355%	1.68x	1.38x	11.3%	10.1%	69.2%	77.6%
(1)
In addition, twelve (12) of the mortgage loans, each of which are secured by residential cooperative properties, currently have in place Subordinate Coop LOCs that permit future advances, but as to which there are no present outstanding balances.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus.

(2)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Previous Securitization
12	LIG I	Depot Park	Sacramento	CA	Industrial	$24,000,000	2.1%	BSCMS 2005-T20
20	WFB	Cross Pointe Centre	Jacksonville	NC	Retail	16,700,000	1.5	GCCFC 2005-GG5
21	WDCPF	Homewood Suites Columbia	Columbia	MD	Hospitality	16,500,000	1.4	COMM 2005-C6
22	WFB	Crosswinds Shopping Center	West Bloomfield Township	MI	Retail	15,000,000	1.3	COMM 2005-LP5
23	WFB	Preferred Freezer - Sharon, MA	Sharon	MA	Industrial	15,000,000	1.3	WBCMT 2005-C20
25	WDCPF	Oneida & Holmgren Way	Ashwaubenon	WI	Retail	14,340,000	1.3	WBCMT 2006-C24
29.01	WFB	William Cannon	Austin	TX	Self Storage	4,837,786	0.4	GECMC 2005-C2
29.02	WFB	Thousand Oaks	San Antonio	TX	Self Storage	4,006,187	0.4	GECMC 2005-C2
30	RBS	Belle Grove Apartments	Richardson	TX	Multifamily	11,850,000	1.0	GNR 2010-28
31.01	WFB	Southpointe Plaza Shopping Center	Augusta	GA	Retail	5,152,500	0.5	GCCFC 2005-GG3
31.03	WFB	South Boston Shopping Center	South Boston	VA	Retail	2,550,000	0.2	GCCFC 2005-GG3
34	LCF	Elk Lakes Shopping Center	Greeley	CO	Retail	10,950,000	1.0	CSFB 2003-C3
39	RBS	All Storage Wall Price	Fort Worth	TX	Self Storage	10,450,000	0.9	JPMCC 2004-C3
40	LCF	Gardens on Whispering Pines	Albany	GA	Multifamily	10,000,000	0.9	FNA 2012-M17
41	RBS	All Storage Carrollton	Carrollton	TX	Self Storage	9,850,000	0.9	JPMCC 2004-C3
42	RBS	All Storage I-40 West	Amarillo	TX	Self Storage	9,800,000	0.9	BACM 2005-4
43	NCB, FSB	Fountains-Clove Road Apartments, Inc.	Staten Island	NY	Multifamily	9,200,000	0.8	MSC 2005-IQ10
45	WFB	Merchant Centre	Orange	CA	Mixed Use	8,488,623	0.7	COMM 2005-LP5
48	WFB	Santa Rosa Avenue Self Storage	Santa Rosa	CA	Self Storage	7,800,000	0.7	GECMC 2005-C2
55	WFB	Hampton Inn - Tallahassee Central	Tallahassee	FL	Hospitality	7,111,829	0.6	BACMC 2004-C6
56	RBS	Josey Ranch Shopping Center	Carrollton	TX	Retail	6,850,000	0.6	JPMCC 2005-CB11
67	LCF	Bear Creek Apartments	Euless	TX	Multifamily	4,400,000	0.4	CGCMT 2007-C6
69	WDCPF	Medical Arts Plaza	Albuquerque	NM	Office	4,235,000	0.4	MLCFC 2007-9
75	WDCPF	2665 S Oneida	Ashwaubenon	WI	Retail	3,595,000	0.3	WBCMT 2006-C24
77	WFB	La Avenida Plaza	Coronado	CA	Retail	3,500,000	0.3	MSC 2005-T17
78	NCB, FSB	61 Bronx River Road Owners, Inc.	Yonkers	NY	Multifamily	3,497,134	0.3	MSC 2005-IQ10
79	WFB	Walgreens - Grapevine	Grapevine	TX	Retail	3,400,000	0.3	MSC 2005-IQ9
81	WFB	Stor-n-Lock - Palm Desert	Palm Desert	CA	Self Storage	3,200,000	0.3	WBCMT 2005-C16
86	WFB	201 King Street	Alexandria	VA	Mixed Use	2,600,000	0.2	BSCMS 2005-PWR7
93	NCB, FSB	7 Great Jones Corp.	New York	NY	Multifamily	1,850,000	0.2	MSC 2005-IQ9
94	WFB	The Poplars Apartments	Saginaw Township	MI	Multifamily	1,646,994	0.1	BSCMS 2004-T16
95	WFB	Stor-n-Lock - Salt Lake City	Cottonwood Heights	UT	Self Storage	1,600,000	0.1	WBCMT 2005-C16

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Characteristics of the Mortgage Pool

96	WFB	310 & 320 Ed Wright Lane	Newport News	VA	Industrial	1,575,000	0.1	CSFB 2004-C5
98	NCB, FSB	214 Clinton St./147 Pacific St. Owners Corp.	Brooklyn	NY	Multifamily	1,096,959	0.1	MSC 2005-IQ9
	Total					$256,633,012	22.5%

(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database.  While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan in this securitization paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Characteristics of the Mortgage Pool

E.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads	Loan per SF /Room/ Pad ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
3	LCF	Nashville Hotel Portfolio	TN	Hospitality	$43,946,597	3.9%	$40,544,035	63.4%	326	$134,806	2.21x	15.7%	67.9%	62.7%	1	59
27	LCF	Sand Creek Estates	ND	Manufactured Housing Community	13,000,000	1.1	9,729,514	15.2	282	46,099	1.73	16.6	65.7	49.2	0	60
46	WFB	Bradenton / Cascade Office Portfolio	OH	Office	8,300,000	0.7	7,719,505	12.1	208,435	40	1.68	12.0	70.9	66.0	12	60
73	LCF	Grant Square Shopping Center	OK	Retail	3,800,000	0.3	3,502,278	5.5	98,676	39	1.52	11.5	73.1	67.4	0	60
Total/Weighted Average					$69,046,597	6.1%	$61,495,332	96.2%			2.02x	15.2%	68.1%	60.8%	1	59
(1)
The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Characteristics of the Mortgage Pool

E. Mortgage Loans with Scheduled Balloon Payments and Related Classes (continued)

Class A-3(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-3 Certificate Principal Balance (%)(2)	SF/ Rooms	Loan per SF /Room ($)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
5	WFB	Marriott Kansas City Country Club Plaza	MO	Hospitality	$38,500,000	3.4%	$37,265,273	60.7%	295	$130,508	1.66	x	12.1%	66.6%	64.5%	60	84
9	WFB	New Town Shops on Main	VA	Retail	27,000,000	2.4	24,077,285	39.3	248,176	109	1.80		10.8	52.8	47.1	0	84
Total/Weighted Average					$65,500,000	5.8%	$61,342,558	100.0%			1.72	x	11.6%	60.9%	57.3%	35	84
(1)
The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-3 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Characteristics of the Mortgage Pool

F.           Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	37	$303,662,687	26.7%	66.7%	58.9%	1.68x	10.1%	9.5%	4.513%
Anchored	7	100,395,000	8.8	64.4	55.5	1.75	10.9	9.9	4.542
Single Tenant	15	89,988,772	7.9	69.0	64.8	1.59	8.7	8.6	4.652
Shadow Anchored	7	42,965,076	3.8	71.9	60.2	1.55	10.1	9.3	4.372
Regional Mall	1	36,000,000	3.2	63.3	55.1	1.91	12.0	11.3	4.282
Unanchored	7	34,313,839	3.0	64.8	55.2	1.57	9.9	9.2	4.484
Hospitality	13	235,858,426	20.7	63.0	55.0	2.04	13.4	11.8	4.448
Limited Service	10	130,858,426	11.5	62.8	54.8	2.18	13.7	12.4	4.566
Full Service	2	88,500,000	7.8	62.4	54.7	1.89	13.3	11.2	4.267
Extended Stay	1	16,500,000	1.4	68.8	58.7	1.72	11.8	10.4	4.480
Office	12	137,708,604	12.1	65.6	55.2	1.58	11.3	9.9	4.596
Suburban	8	92,237,872	8.1	67.8	58.5	1.60	11.1	9.9	4.596
CBD	2	18,735,732	1.6	74.1	61.4	1.56	11.1	9.5	4.549
Single Tenant	1	22,500,000	2.0	49.7	36.7	1.57	12.1	10.7	4.660
Medical	1	4,235,000	0.4	64.8	55.2	1.39	10.6	8.4	4.464
Industrial	9	130,355,404	11.4	66.2	57.2	1.68	10.7	9.5	4.395
Warehouse	6	95,400,000	8.4	65.8	58.0	1.76	10.9	9.6	4.406
Flex	3	34,955,404	3.1	67.2	54.8	1.48	10.4	9.2	4.363
Multifamily	25	115,246,581	10.1	44.7	37.1	4.85	27.6	27.2	4.275
Garden	9	52,719,494	4.6	69.6	56.4	1.63	11.3	10.3	4.533
Cooperative	15	52,027,087	4.6	14.5	12.3	8.84	48.1	48.1	3.991
Low-rise	1	10,500,000	0.9	69.5	63.5	1.33	8.1	8.0	4.390
Mixed Use	5	106,456,679	9.4	68.8	62.4	1.51	9.2	8.8	4.392
Retail/Office	1	84,750,000	7.4	71.2	65.1	1.44	9.0	8.7	4.393
Office/Retail	3	15,706,679	1.4	62.7	52.4	1.61	9.8	9.0	4.366
Multifamily/Retail	1	6,000,000	0.5	50.8	50.8	2.17	10.0	9.8	4.450
Self Storage	12	68,430,705	6.0	68.9	56.8	1.65	10.3	10.0	4.454
Self Storage	12	68,430,705	6.0	68.9	56.8	1.65	10.3	10.0	4.454
Other	2	27,765,278	2.4	42.7	41.7	3.89	15.2	15.0	3.760
Data Center	1	24,800,000	2.2	42.0	42.0	4.16	15.7	15.6	3.695
Leased Fee	1	2,965,278	0.3	48.6	39.0	1.62	10.8	9.6	4.300
Manufactured Housing Community	2	13,000,000	1.1	65.7	49.2	1.73	16.6	16.4	4.950
Manufactured Housing Community	2	13,000,000	1.1	65.7	49.2	1.73	16.6	16.4	4.950
Total/Weighted Average	117	$1,138,484,364	100.0%	63.3%	54.9%	2.10x	12.9%	12.0%	4.444%
(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the JW Marriott New Orleans mortgage loan, the Colorado Mills mortgage loan and the Depot Park mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loans (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property) that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Characteristics of the Mortgage Pool

G.           Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	11	$111,408,023	9.8%	59.8%	54.1%	2.29x	12.2%	11.1%	4.232%
Northern	6	82,769,401	7.3	59.8	55.5	2.42	12.3	11.1	4.155
Southern	5	28,638,623	2.5	60.1	50.1	1.89	11.8	11.1	4.456
Texas	14	110,119,832	9.7	70.4	57.8	1.58	10.4	9.7	4.478
Virginia	7	101,500,000	8.9	55.6	51.1	2.28	11.5	11.0	4.087
Hawaii	1	84,750,000	7.4	71.2	65.1	1.44	9.0	8.7	4.393
Michigan	8	77,609,867	6.8	68.1	57.9	1.88	12.2	10.9	4.687
Tennessee	5	74,864,097	6.6	66.8	60.4	1.97	13.7	12.4	4.746
New York	17	73,197,087	6.4	30.8	28.6	6.37	34.2	34.2	4.206
Other(3)	54	505,035,459	44.4	66.1	56.1	1.68	11.5	10.4	4.516
Total/Weighted Average	117	$1,138,484,364	100.0%	63.3%	54.9%	2.10x	12.9%	12.0%	4.444%
(1)	The Mortgaged Properties are located in 30 states.
(2)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the JW Marriott New Orleans mortgage loan, the Colorado Mills mortgage loan and the Depot Park mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loans (unless otherwise stated).  Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(3)	Includes 23 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Characteristics of the Mortgage Pool

H.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
850,000 - 1,000,000	1	$850,000	0.1%
1,000,001 - 2,000,000	7	11,118,954	1.0
2,000,001 - 3,000,000	9	23,070,345	2.0
3,000,001 - 4,000,000	13	46,347,007	4.1
4,000,001 - 5,000,000	8	37,056,333	3.3
5,000,001 - 6,000,000	3	17,150,000	1.5
6,000,001 - 7,000,000	3	19,987,872	1.8
7,000,001 - 8,000,000	9	68,537,049	6.0
8,000,001 - 9,000,000	3	25,476,199	2.2
9,000,001 - 10,000,000	4	38,850,000	3.4
10,000,001 - 15,000,000	18	219,384,008	19.3
15,000,001 - 20,000,000	7	126,860,000	11.1
20,000,001 - 30,000,000	6	143,600,000	12.6
30,000,001 - 50,000,000	7	275,446,597	24.2
80,000,001 - 84,750,000	1	84,750,000	7.4
Total:	99	$1,138,484,364	100.0%
Average:	$11,499,842
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.30	1	$13,100,000	1.2%
1.31 - 1.40	5	49,175,000	4.3
1.41 - 1.50	7	142,420,223	12.5
1.51 - 1.60	6	69,390,000	6.1
1.61 - 1.70	15	164,856,301	14.5
1.71 - 1.80	18	167,920,451	14.7
1.81 - 1.90	6	104,492,233	9.2
1.91 - 2.00	6	93,875,000	8.2
2.01 - 2.25	7	63,796,994	5.6
2.26 - 2.50	4	107,834,469	9.5
2.51 - 2.75	2	5,096,605	0.4
2.76 - 3.00	3	48,200,000	4.2
3.01 - 3.50	5	44,197,134	3.9
3.51 - 4.00	1	2,246,787	0.2
4.01 - 37.60	13	61,883,166	5.4
Total:	99	$1,138,484,364	100.0%
Weighted Average:	2.26x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.23 - 1.30	2	$14,450,000	1.3%
1.31 - 1.40	11	126,186,123	11.1
1.41 - 1.50	6	130,419,832	11.5
1.51 - 1.60	21	255,172,796	22.4
1.61 - 1.70	16	196,528,459	17.3
1.71 - 1.80	10	92,418,994	8.1
1.81 - 1.90	2	10,637,872	0.9
1.91 - 2.00	3	43,600,000	3.8
2.01 - 2.25	4	107,446,597	9.4
2.26 - 2.50	2	26,600,000	2.3
2.51 - 2.75	2	17,496,605	1.5
2.76 - 3.00	4	46,700,000	4.1
3.01 - 3.50	2	6,697,134	0.6
3.51 - 4.00	1	2,246,787	0.2
4.01 - 37.60	13	61,883,166	5.4
Total:	99	$1,138,484,364	100.0%
Weighted Average:	2.10x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Refinance	78	$776,506,966	68.2%
Acquisition	21	361,977,398	31.8
Total:	99	$1,138,484,364	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
3.695 - 3.750	1	$24,800,000	2.2%
3.751 - 4.000	8	63,089,873	5.5
4.001 - 4.250	22	228,247,882	20.0
4.251 - 4.500	30	426,596,056	37.5
4.501 - 4.750	23	206,567,732	18.1
4.751 - 5.000	10	121,715,322	10.7
5.001 - 5.250	4	62,592,500	5.5
5.251 - 5.500	1	4,875,000	0.4
Total:	99	$1,138,484,364	100.0%
Weighted Average:	4.444%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
8.0	1	$13,100,000	1.2%
8.1 - 9.0	13	196,604,723	17.3
9.1 - 10.0	18	207,295,076	18.2
10.1 - 11.0	16	164,316,957	14.4
11.1 - 12.0	13	176,600,624	15.5
12.1 - 13.0	7	115,461,829	10.1
13.1 - 14.0	6	56,996,994	5.0
14.1 - 15.0	3	62,387,872	5.5
15.1 - 16.0	5	83,940,336	7.4
16.1 - 17.0	2	17,250,000	1.5
19.1 - 20.0	1	2,000,000	0.2
20.1 - 218.3	14	42,529,953	3.7
Total:	99	$1,138,484,364	100.0%
Weighted Average:	12.9%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance
7.6 - 8.0	3	$24,950,000	2.2%
8.1 - 9.0	20	278,369,723	24.5
9.1 - 10.0	27	334,326,212	29.4
10.1 - 11.0	14	176,383,274	15.5
11.1 - 12.0	7	71,784,867	6.3
12.1 - 13.0	6	106,950,000	9.4
14.1 - 15.0	2	48,196,597	4.2
15.1 - 16.0	4	39,993,739	3.5
16.1 - 17.0	1	13,000,000	1.1
17.1 - 18.0	1	2,000,000	0.2
19.1 - 20.0	1	3,200,000	0.3
20.1 - 218.3	13	39,329,953	3.5
Total:	99	$1,138,484,364	100.0%
Weighted Average:	12.0%

(1)
For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the JW Marriott New Orleans mortgage loan, the Colorado Mills mortgage loan and the Depot Park mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loans (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
	Number of
Range of Original Terms to	Mortgage	Aggregate Cut-	% of Cut-off
Maturity or ARD (months)	Loans	off Date Balance	Date Balance
60	4	$69,046,597	6.1%
84	2	65,500,000	5.8
120	88	921,152,767	80.9
121	5	82,785,000	7.3
Total:	99	$1,138,484,364	100.0%
Weighted Average:	114 months

REMAINING TERM TO MATURITY OR ARD
	Number of
Range of Remaining Terms	Mortgage	Aggregate Cut-	% of Cut-off
to Maturity or ARD (months)	Loans	off Date Balance	Date Balance
59 - 60	4	$69,046,597	6.1%
61 - 84	2	65,500,000	5.8
85 - 121	93	1,003,937,767	88.2
Total:	99	$1,138,484,364	100.0%
Weighted Average:	114 months

ORIGINAL AMORTIZATION TERM(2)
Range of Original	Number of
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off
(months)	Loans	off Date Balance	Date Balance
Interest-Only	14	$157,949,500	13.9%
180 - 240	4	29,600,000	2.6
241 - 300	8	76,781,916	6.7
301 - 360	69	858,059,482	75.4
361 - 480	4	16,093,467	1.4
Total:	99	$1,138,484,364	100.0%
Weighted Average(3):	353 months
(2)
The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)	Excludes the non-amortizing loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining	Number of
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off
(months)	Loans	off Date Balance	Date Balance
Interest-Only	14	$157,949,500	13.9%
180 - 240	4	29,600,000	2.6
241 - 300	8	76,781,916	6.7
301 - 360	69	858,059,482	75.4
361 - 480	4	16,093,467	1.4
Total:	99	$1,138,484,364	100.0%
Weighted Average(5):	352 months
(4)
The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)	Excludes the non-amortizing loans.

LOCKBOXES
	Number
	of		% of Cut-off
	Mortgage	Aggregate Cut-	Date
Type of Lockbox	Loans	off Date Balance	Balance
Hard	25	$549,657,198	48.3%
Springing	38	364,761,808	32.0
Soft	7	113,775,000	10.0
None	29	110,290,358	9.7
Total:	99	$1,138,484,364	100.0%

PREPAYMENT PROVISION SUMMARY
	Number
	of		% of Cut-off
	Mortgage	Aggregate Cut-	Date
Prepayment Provision	Loans	off Date Balance	Balance
Lockout/Defeasance/Open	68	$904,828,648	79.5%
Lockout/GTR YM or 1%/Open	8	129,019,676	11.3
GTR YM or 1%/Defeasance or GTR
YM or 1%/Open	1	12,670,000	1.1
YM%/Defeasance or YM%/Open	5	33,379,500	2.9
GTR YM or 1%/1%/Open	15	52,027,087	4.6
GTR YM or 1%/Open	2	6,559,453	0.6
Total:	99	$1,138,484,364	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
	Number of
Range of Cut-off Date LTV	Mortgage	Aggregate Cut-	% of Cut-off
Ratios (%)	Loans	off Date Balance	Date Balance
2.3 - 20.0	11	$39,593,293	3.5%
20.1 - 25.0	2	5,346,787	0.5
25.1 - 30.0	1	3,589,873	0.3
30.1 - 35.0	2	6,697,134	0.6
40.1 - 45.0	2	28,300,000	2.5
45.1 - 50.0	4	41,496,605	3.6
50.1 - 55.0	5	68,600,000	6.0
55.1 - 60.0	7	116,715,624	10.3
60.1 - 65.0	13	163,869,867	14.4
65.1 - 70.0	25	317,717,198	27.9
70.1 - 75.0	27	346,557,984	30.4
Total:	99	$1,138,484,364	100.0%
Weighted Average:	63.3%

BALLOON OR ARD LOAN-TO-VALUE RATIO
	Number of
Range of Balloon LTV	Mortgage	Aggregate Cut-	% of Cut-off
Ratios (%)	Loans	off Date Balance	Date Balance
1.8 - 20.0	13	$44,940,080	3.9%
20.1 - 25.0	1	3,589,873	0.3
25.1 - 30.0	2	6,697,134	0.6
35.1 - 40.0	5	45,746,605	4.0
40.1 - 45.0	9	65,173,092	5.7
45.1 - 50.0	8	119,489,228	10.5
50.1 - 55.0	7	94,150,000	8.3
55.1 - 60.0	25	301,006,203	26.4
60.1 - 65.0	15	262,915,150	23.1
65.1 - 70.0	14	194,777,000	17.1
Total:	99	$1,138,484,364	100.0%
Weighted Average:	54.9%

AMORTIZATION TYPE
	Number
	of
	Mortgage	Aggregate Cut-	% of Cut-off
Type of Amortization	Loans	off Date Balance	Date Balance
Amortizing Balloon	53	$479,675,592	42.1%
Interest-only, Amortizing Balloon	30	470,020,000	41.3
Interest-only, Balloon	8	111,900,000	9.8
Interest-only, ARD	6	46,049,500	4.0
Interest-only, Amortizing ARD	1	20,300,000	1.8
Amortizing ARD	1	10,539,272	0.9
Total:	99	$1,138,484,364	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
	Number of
	Mortgage	Aggregate Cut-	% of Cut-off
IO Term (months)	Loans	off Date Balance	Date Balance
1 - 12	11	$88,660,000	7.8%
13 - 24	6	66,182,500	5.8
25 - 36	7	104,327,500	9.2
37 - 61	7	231,150,000	20.3
Total:	31	$490,320,000	43.1%
Weighted Average:	40 months

SEASONING
	Number of
	Mortgage	Aggregate Cut-	% of Cut-off
Seasoning (months)	Loans	off Date Balance	Date Balance
0	67	$851,702,500	74.8%
1	29	279,233,078	24.5
2	3	7,548,786	0.7
Total:	99	$1,138,484,364	100.0%
Weighted Average:	0 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Certain Terms and Conditions

V.           Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without applicable Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum.  The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, X-B, X-E, X-F and X-G Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, B, C and PEX Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class E and D Certificates and the Class C and B regular interests, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee during the related collection period.  Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.  The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class E and D Certificates and the Class C, B and A-S regular interests, then to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (with any losses on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B and C regular interests and the Class D and E Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.  For a discussion on the allocation of amounts distributable in respect of the Class A-S, B and C regular interests, see “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” below.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates, pro rata, according to their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates  in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class  A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date.  However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Certain Terms and Conditions

      losses and expenses and any of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.   Class A-S regular interest:  To make distributions on the Class A-S regular interest as follows:  (a) first, to interest on Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.   Class B regular interest:  To make distributions on the Class B regular interest as follows:  (a) first, to interest on Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S regular interest), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.   Class C regular interest:  To make distributions on the Class C regular interest as follows:  (a) first, to interest on Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S and B regular interests), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.   Class D Certificates:  To make distributions on the Class D Certificates as follows:  (a) first, to interest on Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S, B and C regular interests), to principal on the Class D Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

8.   After the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, the Class A-S, B and C regular interests  and the Class D Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class E, F and G Certificates sequentially in that order in a manner analogous to the Class D Certificates.

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $96,771,000, $48,386,000 and $37,001,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Certain Terms and Conditions

and PEX Certificates.  The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S, Class PEX Component B and Class PEX Component C” (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus.  See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:
If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus.  You can exchange your Exchangeable Certificates by notifying the Certificate Administrator.  If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates.  The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom)  in the following manner: (1) pro rata, between (x) the group (“YM Group A”) of the Class A-1, A-2, A-3, A-4, A-5, A-SB and X-A Certificates and the Class A-S regular interest and (y) the group (“YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B and C regular interests and the Class D and Class X-B Certificates, based upon the aggregate amount of principal distributed to the applicable classes of principal balance certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C regular interests, as applicable, in each YM Group for that distribution date, and (2) among the classes of certificates and regular interest(s) in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class or regular interest for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates and the regular interests in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions to Principal Balance Certificates or regular interest(s) described above will be distributed to the Class X-A or Class X-B Certificates as applicable, in such YM Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Certain Terms and Conditions

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-E, X-F, X-G, E, F, G, V or R Certificates. The holders of the Class X-B Certificates will be entitled to receive all yield maintenance charges and prepayment premiums after the Class A-1, A-2, A-3, A-4, A-5, X-A, A-SB and D Certificates and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX Certificates) have been retired. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus.  See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D, E, F and G Certificates, and the Class A-S, B and C regular interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date.  Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero:  first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to the Class C regular interest; sixth, to the Class B regular interest; seventh, to the Class A-S regular interest; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4, A-5 and A-SB based on their outstanding Certificate Principal Balances.  Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on the Class E and D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class E and D Certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (with any write-offs on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order.  Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S regular interest as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B and C regular interests and the Class D Certificates as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-E Certificates will be reduced by the amount of all losses that are allocated to the Class E Certificates as write-offs in reduction of its Certificate Principal Balance.  The notional amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of its Certificate Principal Balance.

Debt Service Advances:
The related Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan but not its related pari passu companion loans), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan.  In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates would be affected on a pari passu basis).

Servicing Advances:
The related Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.  The master servicer under the WFRBS 2014-C25 securitization will have the primary obligation to make any servicing advances with respect to the Colorado Mills loan combination.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Certain Terms and Conditions

loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan.  Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-5, A-SB, PEX and D Certificates and the Class A-S, B and C regular interests have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of:  (a) during a “subordinate control period”, the most subordinate class among the Class F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:
The rights of various parties to replace each Special Servicer and approve or consult with respect to major actions of each Special Servicer will vary according to defined periods.  A “subordinate control period” will exist as long as the Class F Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”).  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by either Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace each Special Servicer with or without cause, and appoint itself or another person as the applicable successor special servicer (other than with respect to the Colorado Mills loan combination).  It will be a condition to such appointment that DBRS, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates.  A “collective consultation period” will exist as long as the Class F Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Certain Terms and Conditions

consultation period, each Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions.  A “senior consultation period” will exist as long as either (i) the Class F certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement.  In general, during a senior consultation period, each Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate either Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the JW Marriott New Orleans loan combination and the Depot Park loan combination, the rights of the subordinate class representative described above will be subject to the consultation rights of each holder of a related pari passu companion loan described under “Loan Combinations” below.

Notwithstanding any contrary description set forth above, with respect to each of the JW Marriott New Orleans mortgage loan and the Depot Park mortgage loan, (a) each holder of a pari passu companion loan in the related loan combination (including any subordinate class representative or special servicer under any securitization of such pari passu companion loan) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFCM 2014-LC18 pooling and servicing agreement will not limit the consultation rights of the holders of the related pari passu companion loans.

Also, notwithstanding any contrary description set forth above, with respect to the Colorado Mills mortgage loan, in general the loan combination will be serviced under the WFRBS 2014-C25 pooling and servicing agreement, which grants to the subordinate class representative control rights that include the right to approve or disapprove various material servicing actions involving the loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Colorado Mills loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative under the WFRBS 2014-C25 securitization, and any collective consultation period or senior consultation period or similar period under the WFRBS 2014-C25 securitization will not limit the consultation rights of the subordinate class representative under this securitization.

In general, loan combination control rights also include the right, in certain circumstances, to direct the replacement of the applicable special servicer for the related loan combination only.

Replacement of Special Servicer by General Vote of Certificateholders:
During any “collective consultation period” or “senior consultation period”, each Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of either Special Servicer without cause must cause DBRS, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:
Solely for purposes of determining whether a “subordinate control period” is in effect, whenever either Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans serviced by either Special Servicer will have the right (at its or their expense) to direct such Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property.  The applicable Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Certain Terms and Conditions

second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class F or G Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to such Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal.  This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:
There will be no “fair value” purchase option.  Instead, the pooling and servicing agreement will authorize each Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.  Subject to certain limitations set forth in the related intercreditor agreement, each loan combination serviced under the WFCM 2014-LC18 pooling and servicing agreement may be sold unless that mortgage loan and the related pari passu companion loans are sold together as one whole loan.  The sale of a defaulted loan (other than a non-serviced mortgage loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor and, in the case of the JW Marriott New Orleans mortgage loan and the Depot Park mortgage loan, consultation rights of the holders of the related pari passu companion loans, as described in the Free Writing Prospectus.

In the case of the Colorado Mills mortgage loan, pursuant to the related intercreditor agreement and the WFRBS 2014-C25 pooling and servicing agreement, respectively, the WFRBS 2014-C25 special servicer may offer to sell to any person (or may offer to purchase) for cash the Colorado Mills loan combination during such time as the Colorado Mills pari passu companion loan constitutes a defaulted mortgage loan under the WFRBS 2014-C25 pooling and servicing agreement, and, in connection with any such sale, the WFRBS 2014-C25 special servicer is required to sell both the Colorado Mills mortgage loan and the Colorado Mills pari passu companion loan as a whole loan. The subordinate class representative for this securitization will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:
Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc.  Required appraisals may consist of updates of prior appraisals.  Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:
The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding each Special Servicer to the Certificate Administrator.  The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by either Special Servicer with respect to any mortgage loan serviced by such Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with each Special Servicer to conduct a limited review of such Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, each Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by such Special Servicer.  Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of either Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause DBRS, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Certain Terms and Conditions

following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect.  The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, D and E Certificates are retired.

Certain Fee Offsets:
If a workout fee is earned by either Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower.  The modification fee generally must not exceed 1% of the principal balance of the loan as modified.  In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.  Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by a Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by each Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”.  Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC will be the initial majority subordinate certificateholder.
Loan Combinations:
Each of the mortgaged properties identified on Annex A-1 to the Free Writing Prospectus as JW Marriott New Orleans, Colorado Mills and Depot Park secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan.  With respect to each group of mortgage loans that we refer to as a “loan combination”, both the JW Marriott New Orleans loan combination and the Depot Park mortgage loan will be principally serviced under the pooling and servicing agreement.  The Colorado Mills loan combination will be serviced under the pooling and servicing agreement for the WFRBS 2014-C25 securitization.

As of the closing date, the pari passu companion loans in such loan combinations will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Pari Passu Split Loan Structures”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAWAII KAI TOWNE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAWAII KAI TOWNE CENTER

HAWAII KAI TOWNE CENTER	
ALOHA MEDICAL SUPPLY	289
AMERICAN SAVINGS BANK	265
BURGER KING	4
CITY MILL HOME IMPROVEMENT CTR.	3
COSTCO	1
COSTCO TIRE CENTER	2A
DIAGNOSTIC LABORATORY SERVICES, INC.	2A1
FANTASTIC SAMS	283
GAMESTOP	267
GENERAL NUTRITION CENTER	285
IMPACT WIRELESS	287
KOA PANCAKE HOUSE	259
LARRY'S AUTO PARTS	269
MAILE'S THAI BISTRO	288
NAIL TEK	204
PANDA EXPRESS	217
RAMEN-YA	263
ROSS DRESS FOR LESS	2D
STARBUCKS COFFEE	286
SUSHIMAN	280
T-MOBILE	252
TACO DEL MAR	281
YOGURTLAND	284

HAWAII KAI CORPORATE PLAZA	
AINA IMAGERY	106B
BRICK HOUSE PERSONAL TRAINING	116
CENTRAL PACIFIC BANK	107
COPY SHOP, INC.	104
EAST OAHU REALTY, INC.	114
HAWAII KAI SATELLITE CITY HALL	101
KING KALAKAUA CENTER	225
MONICA RA SALON & DAY SPA	115
PENDING LEASE	300
PROSERVICE HAWAII	200+
ROY'S RESTAURANT	110
SMALL BUSINESS HAWAII	212
SURF PAWS ANIMAL HOSPITAL, LLC	117
THE FIRM PILATES, LLC	223
TITLE GUARANTY ESCROW SERVICES, INC.	106A
TESORO	TES

HAWAII KAI EXECUTIVE PLAZA	
ELIZABETH ELLIOTT	207
CAESARS $1.93 CLEANERS	103
CAMBI CORP.	201
CENTURY 21 ALL ISLANDS	210/215
DIEHL & WEIGER ATTORNEYS AT LAW	208
EDWARD JONES	104
VACANT	122
HAWAII AMERICAN WATER	206
HAWAII KAI CHIROPRACTIC CENTER	106
HAWAII KAI FAMILY DENTISTRY ROGER YOKOYAMA, DDS	105
HAWAII KAI SALON & DAY SPA	108A
HAWAII KAI TOWNE CENTER MANAGEMENT OFFICE	205
HAWAIIUSA FEDERAL CREDIT UNION	110
INSURANCE PROFESSIONALS HI	203
JAMES C.L. MOO CPA, INC.	218
KAISER PERMANENTE HAWAII KAI CLINIC	118
KOKO HEAD DENTAL ANN HASHITATE, DDS	107
LYLE Y. MATSUO, DDS	202
PENDING LEASE	217
OUTBACK STEAKHOUSE	EP-II
PROSERVICE HAWAII	204/216
STORSECURE SELF-STORAGE	LOT 8
WAKEBOARD SCHOOL HAWAII, LTD.	108
WGS	102

KEAHOLE STREET
BURGER KING
CITY MILL
TESORO
COSTCO WHOLESALE
ROSS DRESS FOR LESS
Kuapa Pond
Hawaii Kai Corporate Plaza
Hawaii Kai Executive Plaza
StorSecure SELF-STORAGE
Roy's
OUTBACK STEAKHOUSE
KALANIANAOLE HIGHWAY
72
N
1
2D
3
4

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAWAII KAI TOWNE CENTER

Hawaii Kai Towne Center
333 Keahole Street and 6600 & 6700 Kalaniana'ole Highway
Honolulu, HI 96825
Oahu
HONOLULU COUNTY
HONOLULU
Kaneohe
Kailua
Heeia
Windward Mall
Windward Community College
Kaneohe Bay
Kaneohe Bay Marine Corps Base
Kailua Bay
Kawainui Regional Park
Mid-Pacific Country Club
Hoomaluhia Park
Hawaii Pacific Univ. - Hawaii Loa Campus
Koolau Golf Club
Pali Golf Course
Maunawili
KO'OLAU RANGE
Pali Hwy
Kōnāhuanui
Luana Hills Country Club
Olomana Golf Links
Waimanalo Bay
Waimanalo
Waimanalo Bay State Recr. Area
Waahila Ridge State Recr. Area
Waimanalo Beach
Pukakukui Channel
Oceanic Institute
Sea Life Park Hawaii
Makapu'u Point
Makapu'u Pt. State Wayside
Kuli'Ou'Ou Forest Preserve
Honolulu Intl. Airport 7 miles
Manoa
University of Hawaii at Manoa
Chaminade University of Honolulu
Palolo
Kaimuki
Lunalilo Fwy
Kuliouou-Kalani Iki
Niu Valley Shopping Center
Hawaii Kai
Hawaii Kai Satellite City Hall
Hawaii Kai Executive Plaza
Koko Marina Center
Koko Crater
Koko Head District Park
Hawaii Kai Championship Golf Course
Ka Iwi State Scenic Shoreline
Aina Haina Shopping Center
Kalaniana'ole Hwy
Waikiki
Honolulu Zoo
Waikiki Beach
Waikiki Shell
Waikiki Aquarium
Kapi'Olani Community College
Kahala Mall
Waialae Country Club
Waialae-Kahala
Diamond Head State Monument
Maunalua Bay
Hanuma Bay Beach Park
Hanuma Bay Nature Preserve Park
Koko Head
Kawaihoa Point
Kaiwi Channel
Pacific Ocean
H3
H1
83
65
63
61
72
Kauai
Kapaa
Lihue
Niihau
Oahu
Kaneohe
HONOLULU
Molokai
Lahaina
Lanai
Kahului
Maui
Wailea
Waimea
Kailua
Kalaoa
Hawaii
Hilo
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Hawaii Kai Towne Center

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$84,750,000			Specific Property Type:	Retail/Office
Cut-off Date Principal Balance:	$84,750,000			Location:	Honolulu, HI
% of Initial Pool Balance:	7.4%			Size(3):	469,787 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$180.40
Borrower Name:	Hawaii Kai Towne Center SPE LLC			Year Built/Renovated:	1991/NAP
Sponsor:	ValueRock Realty Partners			Title Vesting:	Leasehold
Mortgage Rate:	4.393%			Property Manager:	Jones Lang LaSalle Americas Inc.
Note Date:	November 20, 2014			3rd Most Recent Occupancy (As of):	98.0% (6/30/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.0% (6/30/2012)
Maturity Date:	December 6, 2024			Most Recent Occupancy (As of):	98.0% (6/30/2013)
IO Period:	60 months			Current Occupancy (As of):	96.7% (9/19/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$7,585,875 (TTM 6/30/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,741,777 (TTM 6/30/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$7,645,189 (TTM 6/30/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine
				U/W Revenues:	$12,754,158
				U/W Expenses:	$5,142,885
				U/W NOI:	$7,611,273
Escrows and Reserves(2):				U/W NCF:	$7,349,063
				U/W NOI DSCR(1):	1.50x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.44x
Taxes	$575,138	$115,028	NAP	U/W NOI Debt Yield(1):	9.0%
Insurance	$99,000	$16,500	NAP	U/W NCF Debt Yield(1):	8.7%
Replacement Reserve	$509,829	$4,344	NAP	As-Is Appraised Value:	$119,000,000
TI/LC Reserve	$437,060	$19,750	$300,000	As-Is Appraisal Valuation Date:	July 23, 2014
Rent Reserve	$361,018	$0	NAP	Cut-off Date LTV Ratio(1):	71.2%
Ground Rent Reserve	$0	$6,250	NAP	LTV Ratio at Maturity or ARD(1):	65.1%

(1)
See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the Hawaii Kai Towne Center Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $12,400,000. All LTV, DSCR, Debt Yield and Cut-off Date Principal Balance Per SF numbers shown in the chart above are based solely on the Hawaii Kai Towne Center Mortgage Loan. As of the Cut-off Date, the combined LTV Ratio is 81.6%, the combined U/W NCF DSCR is 1.16x, and the combined U/W NCF Debt Yield is 7.6%.

(2)	See “Escrows” section.
(3)
Size includes StorSecure Self Storage, Costco Wholesale Warehouse and Burger King, which each own their improvements and lease the ground from the landlord.  In total, 261,884 square feet represent pad leases to tenants, representing 55.7% of rentable square footage and 31.1% of underwritten total rent.

The Mortgage Loan.  The mortgage loan (the “Hawaii Kai Towne Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a mixed use property located in Honolulu, Hawaii (the “Hawaii Kai Towne Center Property”).  The Hawaii Kai Towne Center Mortgage Loan was originated on November 20, 2014 by Ladder Capital Finance LLC. The Hawaii Kai Towne Center Mortgage Loan had an original principal balance of $84,750,000, has an outstanding principal balance as of the Cut-off Date of $84,750,000 and accrues interest at an interest rate of 4.393% per annum.  The Hawaii Kai Towne Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Hawaii Kai Towne Center Mortgage Loan matures on December 6, 2024.

Following the lockout period, the borrower has the right to defease the Hawaii Kai Towne Center Mortgage Loan in whole, but not in part, on any date before September 6, 2024. In addition, the Hawaii Kai Towne Center Mortgage Loan is prepayable without penalty on or after September 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAWAII KAI TOWNE CENTER

Sources and Uses

Sources			Uses
Original loan amount	$84,750,000	74.4%	Purchase price	$109,500,000	96.1%
Mezzanine loan	12,400,000	10.9	Closing costs	2,495,726	2.2
Sponsor new cash contribution	16,827,771	14.8	Reserves	1,982,045	1.7
Total Sources	$113,977,771	100.0%	Total Uses	$113,977,771	100.0%

The Property.  The Hawaii Kai Towne Center Property is a 10 building, mixed use anchored retail/office center containing 469,787 square feet and situated on 27.4 acres located in in Honolulu, Hawaii.  The Hawaii Kai Towne Center Property consists of six components: (i) Towne Center (five retail buildings totaling 230,749 square feet leased to 23 tenants and 98.9% occupied); (ii) Executive Plaza (one building totaling 43,311 square feet leased to 18 tenants and 76.9% occupied); (iii) Corporate Plaza (one building totaling 54,557 square feet leased to 13 tenants and 94.2% occupied); (iv) a ground subleased 120,000 square foot self-storage facility; (v) a 14,165 square foot gas station; and (vi) a 7,005 square foot Outback Steakhouse.  The Towne Center component includes a 138,859 square foot standalone building ground subleased to Costco and a 36,627 square foot standalone building occupied by City Mill. In total, 261,884 square feet represent pad leases to tenants, representing 55.7% of rentable square footage and 31.1% of underwritten total rent. The Hawaii Kai Towne Center Property was 96.7% occupied by 76 tenants as of September 19, 2014.

The following table presents certain information relating to the tenancy at the Hawaii Kai Towne Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants
Costco(5)	A+/A1/A+	138,859	29.6%	$19.18(6)	$2,663,485(6)	32.3%	NAV	NAV	10/25/2026(7)
City Mill	NR/NR/NR	36,627	7.8%	$30.96	$1,133,972	13.8%	$298	14.2%	3/31/2023
Ross Stores	NR/NR/A-	22,013	4.7%	$27.36	$602,276	7.3%	$542	7.0%	1/31/2019
StorSecure(5)	NR/NR/NR	120,000	25.5%	$1.87	$223,815	2.7%	NAP	NAP	6/29/2045
Total Major Retail Tenants		317,499	67.6%	$14.56	$4,623,547	56.1%

Non-Major Retail Tenants		51,978	11.1%	$36.33	$1,888,339	22.9%
Office Tenants		84,677	18.0%	$20.49	$1,734,982	21.0%

Occupied Collateral Total		454,154	96.7%	$18.16	$8,246,868	100.0%

Vacant Space		15,633	3.3%

Collateral Total		469,787	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2015.
(3)	Sales PSF and Occupancy Costs are for the trailing 12 months ending July 31, 2014.
(4)	Occupancy Costs include base rent, reimbursements and percentage rent, as applicable.
(5)
Costco Wholesale Warehouse and StorSecure Self Storage own their improvements and are on ground subleases with the landlord. Costco also leases 5,790 square feet in Towne Center where it operates a secondary location.

(6)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Costco represents the tenant’s average rent over the lease term. The tenant’s current in-place rent is $17.68 per square foot.
(7)
Costco can terminate its lease at any time with 90-days’ notice.  Prior to April 29, 2026, upon termination of the lease, the termination penalty equals 12 months of rent and additional rent which is approximately $3,349,535.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAWAII KAI TOWNE CENTER

The following table presents certain information relating to the historical sales and occupancy costs at the Hawaii Kai Towne Center Property:

Historical Sales (PSF) and Occupancy Cost(1)

Tenant Name	2012	2013	2014	Occupancy Cost
Costco	NAV	NAV	NAV	NAV
City Mill	$279	$283	$298	14.2%
Ross Stores	$510	$531	$542	7.0%
(1) Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at the Hawaii Kai Towne Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	915	0.2%	915	0.2%	$20,862	0.3%	$22.80
2014	2	0	0.0%	915	0.2%	$12,000	0.1%	$0.00
2015	16	20161	4.3%	21,076	4.5%	$442,285	5.4%	$21.94
2016	10	17,400	3.7%	38,476	8.2%	$426,193	5.2%	$24.49
2017	10	12,692	2.7%	51,168	10.9%	$470,535	5.7%	$37.07
2018	10	21,280	4.5%	72,448	15.4%	$730,618	8.9%	$34.33
2019	6	24692	5.3%	97,140	20.7%	$704,025	8.5%	$28.51
2020	5	13,796	2.9%	110,936	23.6%	$283,197	3.4%	$20.53
2021	1	1233	0.3%	112,169	23.9%	$56,965	0.7%	$46.20
2022	0	0	0.0%	112,169	23.9%	$0	0.0%	$0.00
2023	4	40,085	8.5%	152,254	32.4%	$1,299,671	15.8%	$32.42
2024	8	37251	7.9%	189,505	40.3%	$728,218	8.8%	$19.55
Thereafter	3	264,649	56.3%	454,154	96.7%	$3,072,300	37.3%	$11.61
Vacant	0	15,633	3.3%	469,787	100.0%	$0	0.0%	$0.00
Total/Weighted Average	76	469,787	100.0%			$8,246,868	100.0%	$18.16

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Hawaii Kai Towne Center Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/1/2014(2)

98.0%	98.0%	98.0%	96.7%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAWAII KAI TOWNE CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hawaii Kai Towne Center Property:

Cash Flow Analysis

	TTM 6/30/2012	TTM 6/30/2013	TTM 6/30/2014	U/W	U/W $ per SF
Base Rent	$8,112,074	$8,155,533	$8,306,310	$8,261,822	$17.59
Grossed Up Vacant Space	0	0	0	405,539	0.86
Percentage Rent	77,443	83,405	87,783	87,783	0.19
Total Reimbursables	4,212,836	4,315,647	4,099,986	4,554,583	9.69
Other Income	$169,995	$100,640	$125,284	$125,284	0.27
Less Vacancy & Credit Loss	0	0	0	(680,854)(1)	(1.45)
Effective Gross Income	12,572,348	$12,655,225	$12,619,362	$12,754,158	$27.15

Total Operating Expenses	$4,986,473	$4,913,448	$4,974,174	$5,142,885	$10.95

Net Operating Income	$7,585,875	$7,741,777	$7,645,189	$7,611,273	$16.20
TI/LC	0	0	0	210,080	0.45
Capital Expenditures	0	0	0	52,131	0.11
Net Cash Flow	$7,585,875	$7,741,777	$7,645,189	$7,349,063	$15.64

NOI DSCR	1.49x	1.52x	1.50x	1.50x
NCF DSCR	1.49x	1.52x	1.50x	1.44x
NOI DY	9.0%	9.1%	9.0%	9.0%
NCF DY	9.0%	9.1%	9.0%	8.7%

(1)	The underwritten economic vacancy is 5.1%. The Hawaii Kai Towne Center Property was 96.7% physically occupied as of September 19, 2014.

Appraisal.  As of the appraisal valuation date of July 23, 2014, the Hawaii Kai Towne Center Property had an “as-is” appraised value of $119,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated August 6, 2014, there was no evidence of any recognized environmental condition at the Hawaii Kai Towne Center Property.

Market Overview and Competition.  The Hawaii Kai Towne Center Property is located in a highly visible location with an average daily traffic count of over 40,000 along the Kalanian’ole Highway.  The Hawaii Kai Towne Center Property is located 12 miles east from Downtown Honolulu via the H-1 freeway, the Hawaii Kai Towne Center Property is bordered by the Kuli’ou’ou area to the west, Koko Head Park area to the east, Maunalua Bay to the south, and the Koolau Mountains to the north. According to the appraisal, the area is built out and consists of approximately 95.0% residential and 5.0% commercial uses. The area is has an average household income within a 3-mile radius of the Hawaii Kai Towne Center Property of $121,964, compared to the average Honolulu central business district (“CBD”) average household income of $88,188.  The Hawaii Kai Towne Center Property’s main competition is the Koko Marina Center, immediately across the Kuapa Pond off the Kalaniana’ole Highway. The Koko Marina Center has over 70 tenants and is the only medium-sized center within a 5-mile radius of the Hawaii Kai Towne Center Property. Other competition includes the Aina Shopping Center, which consists of 30 tenants, and a Safeway anchored center consisting of 80,821 square feet. As of year end 2013, the Honolulu CBD had an aggregate retail sales level of $16.1 billion, with average sales per household of $49,673. By comparison the state of Hawaii had an average sales per household of $47,742, while the United States had $43,474.

The Borrower.  The borrower is Hawaii Kai Towne Center SPE LLC, a Delaware limited liability company with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hawaii Kai Towne Center Mortgage Loan. Diversified Partners, Inc., National Credit Tenant Investments, LLC, Diversified – Lake Forest, LLC, National Credit Tenant Investment Partners Limited Partnership (“National LP”) and Credit Tenant Investment Partners, L.P. are the guarantors of certain nonrecourse carveouts and, together with the borrower, serve as environmental indemnitors under the Hawaii Kai Towne Center Loan and are jointly and severally liable.

The Sponsor.  The sponsor is ValueRock Realty Partners (“ValueRock”).  ValueRock is a real estate investment firm located in Irvine, California and Honolulu, Hawaii. The ValueRock team consists of industry veterans with 20 to 30 years of experience in operating and investing in real estate. The ValueRock team has managed portfolios valued at more than $30.0 billion, managed over 70.0 million square feet of retail space and have handled over $2.0 billion in redevelopment. David Lee is the Founder and Chairman of ValueRock, with over 30 years of experience Mr. Lee has been involved in more than 1,000 real estate transactions valued at more than $30 billion in value.

Escrows. The loan documents provide for upfront escrows in the amount of $575,138 for real estate taxes, $99,000 for insurance, $509,829 for the replacement reserve, $437,060 for the tenant improvement and leasing commission reserve, and $361,018 for the rent reserve associated with leases for Tesoro ($300,000 to be released when the tenant executes a new 10 year lease subject to the terms of the loan agreement) and Pro Service ($61,018) for two months of rent. The loan documents also provide for ongoing monthly escrows in the amount of $115,028 for real estate taxes, $16,500 for insurance, $4,344 for replacement reserves, $19,750 for the tenant improvement and leasing commission reserve (which is capped at $300,000 for the first eight years of the Hawaii Kai Towne Center Mortgage Loan term), and $6,250 for the ground rent reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAWAII KAI TOWNE CENTER

Lockbox and Cash Management. The Hawaii Kai Towne Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay rents directly into such lockbox account.  All amounts in the lockbox account are transferred on each business day to a lender controlled cash management account. Prior to the occurrence of a Cash Sweep Event Period (as defined below), all excess funds on deposit in the lockbox account after payment of debt service, operating expenses and required deposits into reserve accounts are made are disbursed to the borrower. During a Cash Sweep Event Period, all excess funds on deposit in the cash management account are swept to a lender-controlled excess cash flow account.

A “Cash Sweep Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the occurrence of a City Mill Cash Sweep Event (as defined below); (iii) the occurrence of a Costco Cash Sweep Event (as defined below); (iv) the aggregate debt service coverage ratio falling below 1.05x while the Hawaii Kai Towne Center Mezzanine Loan (as defined below) is outstanding or, 1.15x, after the Hawaii Kai Towne Center Mezzanine Loan has been repaid in full; (v) the occurrence of any monetary default or material non-monetary event of default by any party under the management agreement that is not cured within any applicable cure period; or (vi) the occurrence of a Significant Tenant Cash Sweep Event (as defined below).

A Cash Sweep Event Period will end: with respect to clause (i) above, when such event of default has been cured; with respect to clause (ii) above, upon the occurrence of a City Mill Cash Sweep Event Cure (as defined below); with respect to clause (iii) above, upon the occurrence of a Costco Cash Sweep Event Cure (as defined below); with respect to clause (iv) above, when the aggregate debt service coverage ratio of at least 1.15x or 1.25x, after the Hawaii Kai Towne Center Mezzanine Loan has been repaid in full, has been achieved for two consecutive quarters; with respect to clause (v) above, the applicable default under the management agreement shall have been cured by the property manager or waived; and with respect to clause (vi) above, upon the occurrence of a Significant Tenant Cash Sweep Event Cure (as defined below).

A “City Mill Cash Sweep Event” will occur if (i) City Mill fails to renew the City Mill lease on or before the date that is twelve months prior to the expiration of the City Mill lease, (ii) City Mill gives notice to the lender that it does not intend to renew the City Mill lease; (iii) City Mill vacates, surrenders or ceases to conduct its normal business operations at all or substantially all of its demised premises or otherwise “goes dark”, in each case with respect to the leased premises under the City Mill lease, or (iv) City Mill or City Mill’s parent company, as applicable, becomes insolvent or a debtor in any bankruptcy action.  A “City Mill Cash Sweep Event Cure” will occur, as applicable, upon the renewal or replacement of the City Mill lease, the revocation or rescinding of the applicable notice, City Mill reopening for business or the emergence from insolvency or bankruptcy by City Mill (or City Mill’s parent, as applicable), in each case, in accordance with the Hawaii Kai Towne Center loan documents; provided, however, that with respect to any City Mills Cash Sweep Event, in the event that no other City Mill Cash Sweep Event shall be continuing, a City Mill Cash Sweep Event may be cured if the borrower deposits or causes to be deposited in the excess cash flow account, the amount of $367,000.

A “Costco Cash Sweep Event” will occur if (i) Costco fails to renew the Costco lease on or before the date that is twelve months prior to the expiration of the Costco lease, (ii) Costco gives notice to the landlord or the lender that it elects to terminate or elects not to renew the Costco lease; (iii) Costco vacates, surrenders or ceases to conduct its normal business operations, either with or without notice to the landlord or the lender, at all or substantially all of its demised premises or otherwise “goes dark”, in each case with respect to the leased premises under the Costco lease, or (iv) Costco or Costco’s parent company, as applicable, becomes insolvent or a debtor in any bankruptcy action.  A “Costco Cash Sweep Event Cure” will occur, as applicable, upon the renewal or replacement of the Costco lease, the revocation or rescinding of the applicable notice, Costco reopening for business or the emergence from insolvency or bankruptcy by Costco (or Costco’s parent, as applicable), in each case, in accordance with the Hawaii Kai Towne Center loan documents.

A “Significant Tenant Cash Sweep Event” will occur if (i) any Significant Tenant (defined as a tenant (other than City Mill or Costco) under a lease or lease(s) which, either individually or in the aggregate, cover more than 10,000 rentable square feet or constitute more than 10.0% of annual rents) fails to renew the its lease on or before the date that is twelve months prior to the expiration of such Significant Tenant’s lease, (ii) any Significant Tenant gives notice to the landlord or the lender that it elects to terminate or elects not to renew its lease; (iii) any Significant Tenant  vacates, surrenders or ceases to conduct its normal business operations at all or substantially all of its demised premises or otherwise “goes dark”, or (iv) any Significant Tenant or such Significant Tenant’s parent company becomes insolvent or a debtor in any bankruptcy action.  A “Significant Tenant Cash Sweep Event Cure” will occur, as applicable, upon the renewal or replacement of such Significant Tenant’s lease, the revocation or rescinding of the applicable notice, such Significant Tenant reopening for business or the emergence from insolvency or bankruptcy by such Significant Tenant (or such Significant Tenant’s parent, as applicable), in each case, in accordance with the Hawaii Kai Towne Center Mortgage Loan documents.

Property Management.  The Hawaii Kai Towne Center Property is managed by Jones Lang LaSalle Americas Inc.

Assumption.  The borrower has the right to transfer the Hawaii Kai Towne Center Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC18 Certificates.

Partial Release.  None

Real Estate Substitution.  Not Permitted.

Subordinate and Mezzanine Indebtedness.  Ladder Capital Finance LLC (the “Hawaii Kai Towne Center Mezzanine Lender”) has made a $12,400,000 mezzanine loan (the “Hawaii Kai Towne Center Mezzanine Loan”) to VR Hawaii Kai SPE LLC. a Delaware limited

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAWAII KAI TOWNE CENTER

liability company that indirectly owns 100.0% of the borrower under the Hawaii Kai Towne Center Mortgage Loan. The Hawaii Kai Towne Center Mezzanine Loan accrues interest at an interest rate of 10.000% per annum and is interest-only.  The Hawaii Kai Towne Center Mezzanine Loan matures on December 6, 2024. The rights of the Hawaii Kai Towne Center Mezzanine Lender are further described under “Description of the Mortgage Pool–Subordinate and/or Other Financing–Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Ground Lease.  The entire Hawaii Kai Towne Center Mortgage Loan is secured by a first mortgage encumbering the borrower’s leasehold interest in one ground lease that expires on November 20, 2089. The initial annual ground lease rent payments are $75,000. On March 1, 2035 the additional rent will equal 10.0% of gross receipts from the Hawaii Kai Towne Center Property less the annual base rent of $75,000. Following the 60th anniversary of the lease commencement date of November 20, 2074, the additional base rent will be 12.5% of gross receipts from the Hawaii Kai Towne Center Property less the annual base rent of $75,000. Gross receipts exclude reimbursements from tenants for common area maintenance, insurance, and taxes and rent received from Costco.  See “Description of the Mortgage Pool – Ground Leases” in the Free Writing Prospectus.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage from terrorism in an amount equal to the full replacement cost of the Hawaii Kai Towne Center Property as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

Windstorm Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage from windstorms in an amount equal to the full replacement cost of the Hawaii Kai Towne Center Property as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT NEW ORLEANS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT NEW ORLEANS

JW Marriott New Orleans
614 Canal Street
New Orleans, LA 70130
Faubourg Marigny
Treme-Lafitte
Mid-City
Iberville
BioDistrict
New Orleans
Medical District
French Quarter
NEW ORLEANS
Downtown
Warehouse District
Lower Garden District
Mississippi River
Louis Armstrong Park
Lemann Playground 1
Lemann Playground 2
Cabrini Playspot
New Orleans Treme Center
Mahalia Jackson Theater for the Performing Arts
Voodoo Museum
Preservation Hall
St. Louis Cathedral
The Presbytere
The Cabildo
Jackson Square
FRENCH MARKET
Washington Artillery Park
Court of Appeals and State Supreme Court
Pharmacy Museum
Jackson Brewery
Old Absinthe House
Napoleon House
Old Custom House
The Shops at Canal Place
Woldenberg Riverfront Park
Audubon Aquarium of the Americas
CANAL STREET FERRY
Canal Street Wharf
Harrah's Casino
World Trade Center
Spanish Plaza
Riverwalk Marketplace
Riverwalk
LSU/VA Medical Center
MEDICAL CENTER OF LOUISIANA WEST CAMPUS
MEDICAL CENTER OF LOUISIANA EAST CAMPUS
Tulane University Medical Center
New Orleans Public Library
Louis Armstrong New Orleans Intl. Airport 13 miles
City Hall
Mercedes-Benz Superdome
Benson Tower
1340 Poydras
1250 Poydras
CHAMPIONS SQUARE
Energy Centre
Smoothie King Center
Place St. Charles
Pan American Life Center
Poydras Center
Gallier Hall
Lafayette Square
US Federal Court
400 Poydras Tower
Piazza d'Italia
US Post Office
Union Station
Louisiana Children's Museum
Confederate Museum
Contemporary Arts Center
Lee Monument
National World War II Museum and D-Day Museum
New Orleans Ernest N. Morial Convention Center
Mississippi River Heritage Park
Crescent City Connection
Coliseum Square
Annunciation Playground
STREETCAR LINE
Canal St
Poydras St
Common St
Gravier St
Union St
Perdido St
Lafayette St
Girod St
Julia St
S Diamond St
Erato St
Thalia St
Melpomene Ave
Terpsichore St
Euterpe St
Race St
Orange St
Henderson St
N Claiborne Ave
N Rampart St
Basin St
Saratoga St
Treme St
N Robertson St
S Villere St
Bourbon St
Dauphine St
Burgundy St
Royal St
Chartres St
Decatur St
N Peters St
Exchange Pl
Iberville St
Bienville St
Conti St
Saint Louis St
Toulouse St
Saint Peter St
Saint Ann St
Dumaine St
Saint Philip St
Governor Nicholls St
Barracks St
Esplanade Ave
N Front Blvd
O'Keefe Ave
Baronne St
Carondelet St
St Charles Ave
Camp St
Constance St
Tchoupitoulas St
S Peters St
Fulton St
Convention Blvd
Prytania St
Coliseum St
Magazine St
Annunciation St
Clio St
Simon Bolivar Ave
S Saratoga St
Martin Luther King Jr Blvd
Thalia St
Terpsichore St
Clara St
Magnolia St
S Galvez St
Banks St
Palmyra St
Cleveland Ave
N Galvez St
N Johnson St
N Prieur St
S Johnson St
S Prieur St
S Roman St
S Derbigny St
Bolivar St
10
90
Lake Pontchartrain
Kenner
Metairie
River Ridge
Elmwood
Harahan
Waggaman
Avondale
Bridge City
Westwego
Marrero
Harvey
Gretna
Terrytown
Timberlane
Belle Chasse
Estelle
Woodmere
Algiers
Arabi
Chalmette
Lakeview
Gentilly
Bywater
Shrewsbury
Carrollton
Uptown
Downtown
French Quarter
Little Woods
Lake Cataouatche

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – JW Marriott New Orleans

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$50,000,000			Location:	New Orleans, LA
% of Initial Pool Balance:	4.4%			Size:	496 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(1):	$181,452
Borrower Name:	Sunstone Canal, LLC			Year Built/Renovated:	1984/2003
Sponsor:	Sunstone Hotel Partnership, LLC			Title Vesting:	Leasehold
Mortgage Rate:	4.150%			Property Manager:	Marriott Hotel Services, Inc.
Note Date:	December 2, 2014			3rd Most Recent Occupancy (As of):	79.7% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	81.8% (12/31/2012)
Maturity Date:	December 11, 2024			Most Recent Occupancy (As of):	81.1% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	81.7% (10/31/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$10,166,036 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$12,903,001 (12/31/2013)
Call Protection(2):	L(24),D(92),O(4)			Most Recent NOI (As of)(5):	$14,263,420 (TTM 10/31/2014)
Lockbox Type(3):	Soft/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$37,611,335
				U/W Expenses:	$24,847,358
				U/W NOI(5):	$12,763,977
				U/W NCF:	$10,883,410
				U/W NOI DSCR(1):	2.43x
Escrows and Reserves(4):				U/W NCF DSCR(1):	2.07x
				U/W NOI Debt Yield(1):	14.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.1%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$152,200,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 22, 2014
FF&E	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	59.1%
Deferred Maintenance	$2,321,684	$0	NAP	LTV Ratio at Maturity or ARD(1):	47.2%

(1)
The JW Marriott New Orleans Loan Combination, totaling $90,000,000 is comprised of two pari passu notes (Notes A-1 and A-2).  The controlling Note A-1 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and will be contributed to the WFCM 2014-LC18 Trust.  The non-controlling Note A-2 had an original balance of $40,000,000 and is expected to be contributed to a future trust. All statistical information related to the balance per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the JW Marriott New Orleans Loan Combination.

(2)
Lockout is the later of (a) 24 months following the securitization of the WFCM 2014-LC18 loan or (b) the earlier of (x) three years from loan close or (y) 24 months following the securitization of Note A-2.

(3)	See “Lockbox and Cash Management” section.
(4)	See “Escrows” section.
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “JW Marriott New Orleans Loan Combination”) is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the leasehold interest in a full service hotel located in New Orleans, Louisiana (the “JW Marriott New Orleans Property”).  The JW Marriott New Orleans Loan Combination was originated on December 2, 2014 by Wells Fargo Bank, National Association.  The JW Marriott New Orleans Loan Combination had an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and accrues interest at an interest rate of 4.150% per annum.  The JW Marriott New Orleans Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The JW Marriott New Orleans Loan Combination matures on December 11, 2024. See “Description of the Mortgage Pool—Split Loan Structures—The JW Marriott New Orleans Loan Combination” in the Free Writing Prospectus.

Note A-1, which represents the controlling interest in the JW Marriott New Orleans Loan Combination, will be contributed to the WFRBS 2014-LC18 Trust, had an original principal balance of $50,000,000 and has an outstanding principal balance as of the Cut-off Date of $50,000,000.  Note A-2 (the “JW Marriott New Orleans Companion Loan”), which is expected to be contributed to a future trust, had an original principal balance of $40,000,000 and represent the non-controlling interests in the JW Marriott New Orleans Loan Combination. See “Description of the Mortgage Pool—Split Loan Structures—The JW Marriott New Orleans Loan Combination” in the Free Writing Prospectus. The lender provides no assurances that the Note A-2 will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT NEW ORLEANS

Following the lockout period, the borrower has the right to defease the JW Marriott New Orleans Loan Combination in whole, but not in part, on any date before September 11, 2024.  In addition, the JW Marriott New Orleans Loan Combination is prepayable without penalty on or after September 11, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$90,000,000	100.0%	Loan payoff(1)	$39,619,603	44.0%
			Closing costs	637,048	0.7
			Reserves	2,321,684	2.6
			Return of equity	47,421,665	52.7
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

(1)	The JW Marriott New Orleans Loan Combination is refinancing an existing Wells Fargo Bank, National Association balance sheet loan.

The Property.  The JW Marriott New Orleans Property is the leasehold interest in a AAA four-diamond award rated, 496-room, 30-story full service hotel located in New Orleans, Louisiana.  The JW Marriott New Orleans Property was constructed in 1984 and is situated on a 0.9 acre parcel that is subject to a ground lease through May 2081 (see “Ground Lease” section).  Upon completion in 1984, the property operated as a Le Meridian hotel until late 2002 and was briefly converted to the New Orleans Grand Hotel prior to being converted to a JW Marriott in 2003.   The JW Marriott New Orleans Property’s guestroom configuration includes 168 standard king bedrooms, 165 double bed guest rooms, 156 corner king bed guest rooms, five suites and two, two-story suites.   Amenities at the JW Marriott New Orleans Property include a restaurant, a lobby bar and lounge, concierge services, valet parking, outdoor pool, fitness center, business center and approximately 19,000 square feet of meeting space.  The JW Marriott New Orleans Property provides 161 spaces for valet parking, located on the lower four levels of the building.  The JW Marriott New Orleans Property is scheduled to undergo a $17.6 million renovation in 2016 that will include renovating all the guest rooms and bathrooms, exterior corridors and moving the existing concierge lounge to the lobby level.  The renovation will add five additional hotel rooms to JW Marriott New Orleans Property. The management agreement with Marriott expires in December 2028.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the JW Marriott New Orleans Property:

Cash Flow Analysis

	2011(1)	2012(1)	2013(1)	TTM 10/31/2014(1)	U/W	U/W $ per Room
Occupancy	79.7%	81.8%	81.1%	81.7%	81.7%
ADR	$154.43	$168.17	$185.10	$192.45	$192.45
RevPAR	$123.09	$137.49	$150.03	$157.25	$157.25

Total Revenue	$29,746,071	$32,805,967	$35,360,956	$37,611,062	$37,611,335	$75,829
Total Department Expenses	10,504,357	11,303,142	11,092,462	11,273,502	11,273,559	22,729
Gross Operating Profit	$19,241,714	$21,502,825	$24,268,494	$26,337,560	$26,337,776	$53,100

Total Undistributed Expenses	8,607,022	9,221,278	9,287,873	9,751,122	9,751,130	19,660
Profit Before Fixed Charges	$10,634,692	$12,281,547	$14,980,621	$16,568,438	$16,586,646	$33,441

Total Fixed Charges	2,023,177	2,115,511	2,077,620	2,323,018	3,822,669(2)	7,707

Net Operating Income	$8,611,515	$10,166,036	$12,903,001	$14,263,420	$12,763,977	$25,733
FF&E	0	0	0	0	1,880,567	3,791
Net Cash Flow	$8,611,515	$10,166,036	$12,903,001	$14,263,420	$10,883,410	$21,942

NOI DSCR(3)	1.64x	1.94x	2.46x	2.72x	2.43x
NCF DSCR(3)	1.64x	1.94x	2.46x	2.72x	2.07x
NOI DY(3)	9.6%	11.3%	14.3%	15.8%	14.2%
NCF DY(3)	9.6%	11.3%	14.3%	15.8%	12.1%

(1)	Historical Net Operating Income increased year-over-year due to the strengthening New Orleans economy, which resulted in year-over-year ADR growth.
(2)
Property taxes are scheduled to be reassessed in 2015 and were underwritten based on the appraiser’s estimated reassessed property tax expense of $2,394,000. Property taxes as of the trailing 12-months ending October 31, 2014 were $1,056,999.

(3)	DSCRs and debt yields are based on the JW Marriott New Orleans Loan Combination.

Appraisal.  As of the appraisal valuation date of October 22, 2014, the JW Marriott New Orleans Property had an “as-is” appraised value of $152,200,000.

Environmental Matters.  According to the Phase I environmental site assessment dated October 29, 2014, there was no evidence of any recognized environmental conditions at the JW Marriott New Orleans Property.

Market Overview and Competition. The JW Marriott New Orleans Property is located in the central business district of New Orleans, Louisiana.  The New Orleans metropolitan statistical area (“MSA”) has historically had strong demand from the port related industries, oil and gas and tourism.  Following Hurricane Katrina (“Katrina”), corporate demand in the New Orleans MSA declined, but was temporarily replaced with volume accounts from FEMA, the FBI, and other government relief workers, as well as private relief

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT NEW ORLEANS

organizations, construction crews, and the news media. Commercial demand slowly returned in 2006 and 2007, but was further hindered by the financial crisis and recession during 2008 and 2009. In 2010, commercial demand throughout the region showed a significant improvement, which has since been sustained through 2014. The continued recovery has resulted in new business development and employment growth. According to the appraisal, employment within the New Orleans MSA totaled 609,600 jobs in 2005 (before Katrina). At the low point after Katrina, the New Orleans MSA had just 425,800 jobs (70.0% of pre-Katrina levels). By March 2011, employment in New Orleans had grown to 522,100 jobs and by the end of 2013, employment levels reached 545,600.

Most notably, two major medical facilities, the Veterans Affairs Medical Center and the University Medical Center Hospital (“UMC”), are currently under construction within the New Orleans MSA. The Veterans Affairs Medical Center will consist of nearly 1.6 million square feet and will contain 260 in-patient beds; diagnostic and treatment components; and over 400,000 square feet of outpatient rehabilitation facilities. The facility is currently under construction, with an expected opening in late-2016.  UMC is expected to cost approximately $1.2 billion and is currently under construction on a 34.0-acre site between Canal Street and Tulane Avenue in downtown New Orleans.  UMC is scheduled to open in July 2015.  Another driver for economic growth in New Orleans’ central business district is the BioDistrict New Orleans (“BioDistrict”), which is a 1,500 acre, master planned, economic development that was created by the state of Louisiana in 2005 to grow the biosciences sector of the New Orleans economy.  The BioDistrict is focused on the development of a biosciences industry in New Orleans that will provide biosciences research and development; local, regional, and global healthcare delivery; and more jobs for professionals, managers and workers in the bioscience industry.

The JW Marriott New Orleans Property is located on Canal Street, along the northern boundary of the central business district and one block southeast of the French Quarter.  The French Quarter is the oldest and most vibrant section of New Orleans, and includes Bourbon Street where numerous entertainment establishments offer a variety of different nightlife experiences.  Major attractions include Jackson Square with the St. Louis Cathedral, French Market, Café Du Monde, JAX Brewery, Musee Conti Wax Museum, Aquarium of the Americas, and the Riverwalk. The attractions located in the French Quarter are complemented by numerous festivals including Mardi Gras, French Quarter Festival, Voodoo Festival and the Essence Festival.  According to the appraisal, New Orleans had approximately 9.3 million visitors in 2013, who spent approximately $6.5 billion, which is an increase from 9.0 million visitors and reported spending of $6.2 billion in 2012.

The following table presents certain information relating to the JW Marriott New Orleans Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			JW Marriott New Orleans			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2014 TTM	70.8%	$180.39	$127.73	81.0%	$192.31	$155.82	114.4%	106.6%	122.0%
9/30/2013 TTM	70.3%	$175.51	$123.46	80.7%	$176.16	$142.23	114.8%	100.4%	115.2%
9/30/2012 TTM	74.2%	$167.49	$124.22	82.8%	$163.90	$135.63	111.6%	97.9%	109.2%

(1)
Information obtained from a third party hospitality report dated October 18, 2014.  The competitive set includes the following hotels: Hotel New Orleans Downtown, InterContinental New Orleans, Royal Sonesta New Orleans, Westin New Orleans Canal Place, Crown Plaza New Orleans French Quarter and Loews New Orleans.

The Borrower.  The borrower is Sunstone Canal, LLC a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the JW Marriott New Orleans Loan Combination.  Sunstone Hotel Partnership, LLC (“Sunstone”) is the guarantor of certain nonrecourse carveouts under the JW Marriott New Orleans Loan Combination.

The Sponsor.  The sponsor, Sunstone, is a publicly traded lodging real estate investment trust that owns 30 properties totaling approximately 13,744 rooms located in 11 states as of November 3, 2014.  Sunstone’s hotels are primarily in the upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Sheraton.  In 2009 and 2010, some Sunstone sponsored properties were subject to defaults, deed-in-lieu foreclosure proceedings and mortgage loan discounted pay-offs.  See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans—Non-Recourse Obligations” and “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents provide for upfront escrows in the amount of $2,321,684 for deferred maintenance. The loan documents do not require monthly escrows for taxes provided (i) no event of default has occurred and is continuing; (ii) the property taxes are paid by the property manager in accordance with the management agreement; (iii) the current property manager is in place or a replacement property manager is in-place with a management agreement that is similar to the current management agreement.  The loan documents do not require monthly escrows for insurance provided (a) no event of default has occurred and is continuing; (b) the JW Marriott New Orleans Property is covered by an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.  The loan documents provide for monthly deposits into an FF&E reserve, controlled by the property manager, equal to the greater of 5.0% of the gross revenue for the most recent calendar month or the amount required under the property management agreement.  The loan documents do not require monthly FF&E escrows deposits into a lender controlled account provided (x) a management agreement is in full force and effect; (y)  the current property manager is in place or a replacement property manager is in-place with a management agreement that is similar to the current management agreement; and (z) the borrower provides the lender evidence of payment of the FF&E monthly deposits prior to a delinquency and proof of sufficient funds as required under the management agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT NEW ORLEANS

Lockbox and Cash Management.  The JW Marriott New Orleans Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all cash revenues and all other monies received into the lockbox account within 20 business days.  In the event that the property manager has been removed and a replacement property manager is not in-place under a similar management agreement within 30 days, the borrower will direct all cash revenues and all other monies into the lockbox account. Funds are then swept into a cash management account controlled by the lender and prior to a Cash Trap Event Period (as defined below), all excess cash flow is distributed to the borrower’s operating account.  During a Cash Trap Event Period, all excess cash flow is retained in the lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.35x at the end of any calendar month.  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters.

Property Management.  The JW Marriott New Orleans Property is managed by Marriott Hotel Services, Inc.

Assumption.  The borrower has the two-time right to transfer the JW Marriott New Orleans Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC18 Certificates and similar confirmations with respect to the ratings of any securities backed by the JW Marriott New Orleans Companion Loan.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Right of First Offer. The property manager, Marriott Hotel Services, Inc., has a right of first offer (“ROFO”) to acquire the JW Marriott New Orleans Property if the borrower decides to market the JW Marriott New Orleans Property for sale to a third party.  The ROFO is not extinguished by a foreclosure or deed-in-lieu thereof; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Ground Lease.  The JW Marriott New Orleans Property is situated on a 0.9 acre site leased from CSH Partners, LLC.  The ground lease expires in May 2081 and ground rent is calculated as the lesser of (i) 10.0% of the appraised fair market land value as determined each 10-year period or (ii) the greater of (a) 2.5% of room revenue or (b) 1.25% of gross revenue, but in no event will the annual rent ever be less than $425,000.  The ground lease rent was reset in 2014 at $625,000 and will be reset in 2024.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the JW Marriott New Orleans Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of 2 times the premium for all risk and business interruption coverage if TRIPRA is no longer in effect), as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance.  The loan documents require windstorm insurance covering the full replacement cost of the JW Marriott New Orleans Property during the loan term.  At the time of closing, the JW Marriott New Orleans Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NASHVILLE HOTEL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NASHVILLE HOTEL PORTFOLIO

Nashville Hotel Portfolio
1 Hampton Inn Vanderbilt Nashville, TN
2 Hampton Inn & Suites Vanderbilt Elliston Place Nashville, TN
Hendersonville
Ashland City
NASHVILLE
Mount Juliet
Lakewood
Green Hill
Belle Meade
Forest Hills
Oak Hill
Berry Hill
Brentwood
La Vergne
Smyrna
Nolensville
Franklin
Salemtown
Germantown
Morgan Park
Bicentennial Capitol Mall State Park
Nashville Farmers Market
Cumberland River
Cleveland Park
McFerrin Park
Douglas Park
East Park
East End
Ellington Pkwy
NASHVILLE
Nashville General Hospital
Meharry Medical College
Fisk University
Watkins Park
Victory Park
State Capitol
Municipal Auditorium
City Hall
Public Sq. Park
Tennessee Performing Arts Ctr.
William R. Snodgrass Tennessee Tower
Nashville City Center
Tennessee State University Downtown Campus
Public Library
Ryman Auditorium
The District
AT&T Building
Riverfront Station
LP Field
Metro Riverfront Park
Downtown
Nashville Convention Center
Bridgestone Arena
Schermerhorn Symphony Ctr.
Frist Center for Visual Arts
US Courthouse
Country Music Hall of Fame
Musicians Hall of Fame & Museum
Rocketown
MUSIC CITY STAR
Midtown
TriStar Centennial Medical Center
St. Thomas Midtown Hospital
Centennial Park
Parthenon
Music Row
Nashville Intl. Airport 5 miles
West End
Vanderbilt University
Vanderbilt Law School
Vanderbilt Univ. Memorial Gymnasium
Dudley Field
Vanderbilt University Medical Ctr. Hospital
Adventure Science Ctr.
Fort Negley Park
Herschel Greer Stadium
Dudley Park
E.S. Rose Park
8th Ave South/ Antique Dist.
Reservoir Park
South Nashville
Dees Park
Hillsboro Village
Belmont Univ. College of Law
Belmont University
Historic Waverly
Nashville Speedway/ State Fairgrounds
Berry Hill

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Nashville Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:		Ladder Capital Finance LLC		Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Type:	Hospitality
Original Principal Balance:		$44,000,000		Specific Property Type:	Limited Service
Cut-off Date Principal Balance:		$43,946,597		Location:	Nashville, TN
% of Initial Pool Balance:		3.9%		Size:	326 rooms
Loan Purpose:		Acquisition		Cut-off Date Principal	$134,806
Borrower Names:		1919 West End, LLC; 2330 Elliston, LLC		Balance Per Room(1):
Sponsors:		Norman K. Jenkins; Darren C. Linnartz		Year Built/Renovated:	Various – See Table
Mortgage Rate:		4.9455%		Title Vesting:	Leasehold
Note Date:		October 27, 2014		Property Managers:	Chartwell Hospitality, LLC; Capstone Lodging, LLC
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of):	78.1% (12/31/2011)
Maturity Date:		November 6, 2019		2nd Most Recent Occupancy (As of):	81.8% (12/31/2012)
IO Period:		None		Most Recent Occupancy (As of):	84.7% (12/31/2013)
Loan Term (Original):		60 months		Current Occupancy (As of):	86.6% (9/30/2014)
Seasoning:		1 month
Amortization Term (Original):		360 months		Underwriting and Financial Information:
Loan Amortization Type:		Amortizing Balloon		3rd Most Recent NOI (As of)(3):	$6,210,438 (12/31/2012)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of)(3):	$7,761,774 (12/31/2013)
Call Protection:		L(25),D(32),O(3)		Most Recent NOI (As of)(3):	$8,658,679 (TTM 9/30/2014)
Lockbox Type:		Hard/Springing Cash Management
Additional Debt(1):		Yes		U/W Revenues:	$17,343,364
Additional Debt Type(1):		Mezzanine		U/W Expenses:	$10,432,012
				U/W NOI(3):	$6,911,352
Escrows and Reserves(2):				U/W NCF:	$6,217,617
				U/W NOI DSCR(1):	2.45x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.21x
Taxes	$354,574	35,457	NAP	U/W NOI Debt Yield(1):	15.7%
Insurance	$74,733	$10,676	NAP	U/W NCF Debt Yield(1):	14.1%
FF&E Reserve	$0	$57,811	NAP	As-Is Appraised Value:	$64,700,000
PIP Reserve	$800,000	$0	NAP	As-Is Appraisal Valuation Date:	October 1, 2014
Seasonality	$160,000	Springing	$160,000	Cut-off Date LTV Ratio(1):	67.9%
Ground Rent	$72,917	Springing	NAP	LTV Ratio at Maturity or ARD(1):	62.7%

(1)
See “Subordinate and Mezzanine Indebtedness” section. The equity interests in the borrowers under the Nashville Hotel Portfolio Mortgage Loan have been pledged to secure mezzanine indebtedness with a balance as of the Cut-off Date of $4,000,000. All LTV, DSCR, Debt Yield and Cut-off Date Principal Balance per room numbers shown in the chart above are based solely on the $44,000,000 mortgage loan financing. As of the Cut-off Date, the combined U/W NCF DSCR is 1.90x (based on an 11.000% interest rate on the mezzanine indebtedness), the combined LTV ratio is 74.1% and the combined U/W NOI Debt Yield is 14.4%.

(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Nashville Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interests in a portfolio comprised of a Hampton Inn and a Hampton Inn & Suites located in Nashville, Tennessee (the “Nashville Hotel Portfolio Properties”).  The Nashville Hotel Portfolio Mortgage Loan was originated on October 27, 2014 by Ladder Capital Finance LLC. The Nashville Hotel Portfolio Mortgage Loan had an original principal balance of $44,000,000, has an outstanding principal balance as of the Cut-off Date of $43,946,597 and accrues interest at an interest rate of 4.9455% per annum. The Nashville Hotel Portfolio Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Nashville Hotel Portfolio Mortgage Loan matures on November 6, 2019.

Following the lockout period, the Nashville Hotel Portfolio Borrower (as defined below) has the right to defease the Nashville Hotel Portfolio Mortgage Loan in whole, but not in part, on any date before September 6, 2019. In addition, the Nashville Hotel Portfolio Mortgage Loan is prepayable without penalty on or after September 6, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NASHVILLE HOTEL PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$44,000,000	71.6%	Purchase price(1)	$58,800,000	95.7%
Mezzanine loan	4,000,000	6.5	Reserves	1,462,224	2.4
Sponsor’s new cash contribution	13,451,046	21.9	Closing costs	1,188,822	1.9
Total Sources	$61,451,046	100.0%	Total Uses	$61,451,046	100.0%

(1)
The fee interest in the ground underlying the Nashville Hotel Portfolio was purchased in a related transaction by an affiliate of the borrowers for an allocated purchase price of $18,000,000.  The underlying fee interest is not collateral for the Nashville Hotel Portfolio Mortgage Loan.

The Properties.  The Nashville Hotel Portfolio Properties are comprised of the leasehold interests in two limited service hotels located in Nashville, Tennessee. The Nashville Hotel Portfolio Properties comprise a total of 326 rooms.

The following table presents certain information relating to the Nashville Hotel Portfolio Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Allocated Cut-off Date Balance Per Room	Year Built/ Renovated	Appraised Value
Hampton Inn Vanderbilt	$22,472,692	51.1%	169	$132,975	1986/2010	$33,600,000
Hampton Inn & Suites Vanderbilt Elliston Place	$21,473,905	48.9%	157	$136,776	1996/2011	$31,100,000
Total/Weighted Average	$43,946,597	100.0%	326	$134,806		$64,700,000

Hampton Inn Vanderbilt (51.1% of Portfolio Cut-off Date Principal Balance)

The Hampton Inn Vanderbilt property is a 169-room, limited service hotel located in Nashville, Tennessee. The six-story hotel was built in 1986 and renovated in 2010. The property sits on a 1.8-acre site situated on West End Avenue in the West End neighborhood of Nashville.  Amenities and services include a fitness center, 24-hour sundry shop, business center, guest laundry rooms and a complimentary continental breakfast buffet. The Hampton Inn Vanderbilt property is located 0.2 miles from Vanderbilt University and 1.2 miles from downtown Nashville. The Hampton Inn Vanderbilt property contains 85 king bed guestrooms, 75 double bed guestrooms, and nine single queen bed guestrooms. The Hampton Inn Vanderbilt property is currently undergoing a property improvement plan (“PIP”) estimated at $631,664 ($3,738 per room) and the franchise agreement for the Hampton Inn Vanderbilt property expires on October 31, 2029.

Hampton Inn & Suites Vanderbilt Elliston Place (48.9% of Portfolio Cut-off Date Principal Balance)

The Hampton Inn & Suites Vanderbilt Elliston Place property is a 157-room, limited service hotel located in Nashville, Tennessee. The seven-story hotel was developed in 1996, underwent a full renovation in 2010 and 2011 and is currently undergoing additional renovations. The 2010-2011 renovation totaled approximately $4.1 million or $26,000 per key. The Hampton Inn & Suites Vanderbilt Elliston Place property sits on a 2.4-acre site and is located in the West End neighborhood of Nashville. Amenities and services include a fitness center, 24-hour sundry shop, business center, guest laundry rooms and a complimentary continental breakfast buffet. The Hampton Inn & Suites Vanderbilt Elliston Place property is 0.2 miles from Vanderbilt University and 1.8 miles from downtown Nashville. The Hampton Inn & Suites Vanderbilt Elliston Place property contains 29 single king bed suites, 58 single king bed guestrooms, six double queen bed suites and 64 double queen bed guestrooms. The Hampton Inn & Suites Vanderbilt Elliston Place property is currently undergoing a PIP estimated at $285,530 ($1,819 per room) and the franchise agreement for the Hampton Inn & Suites Vanderbilt Elliston Place property expires on October 31, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NASHVILLE HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Nashville Hotel Portfolio Properties:

Cash Flow Analysis

	2012	2013	TTM 9/30/2014	U/W	U/W $ per Room
Occupancy	81.8%	84.7%	86.6%	86.6%
ADR	$135.46	$155.23	$167.12	$167.12
RevPAR	$110.77	$131.50	$144.71	$144.71

Total Revenue	$13,309,673	$15,755,412	$17,343,364	$17,343,364	$53,201
Total Department Expenses	2,368,013	2,641,416	2,791,397	2,791,397	8,563
Gross Operating Profit	$10,941,660	$13,113,996	$14,551,967	$14,551,967	$44,638

Total Undistributed Expenses	4,254,481	4,776,864	5,263,821	5,307,169	16,280
Profit Before Fixed Charges	$6,687,179	$8,337,132	$9,288,146	$9,244,798	$28,358

Total Fixed Charges	476,741(1)	575,358(1)	629,467(1)	2,333,446	7,158
Net Operating Income	$6,210,438	$7,761,774	$8,658,679	$6,911,352	$21,200

FF&E	532,387	630,216	693,735	693,735	2,128
Net Cash Flow	$5,678,051	$7,131,558	$7,964,944	$6,217,617	$19,072

NOI DSCR	2.20x	2.76x	3.07x	2.45x
NCF DSCR	2.02x	2.53x	2.83x	2.21x
NOI DY	14.1%	17.7%	19.7%	15.7%
NCF DY	12.9%	16.2%	18.1%	14.1%

(1)
As part of the acquisition of the Nashville Hotel Portfolio Properties an affiliate of the borrowers established new 99-year ground leases. As such, the historical Total Fixed Charges did not include a ground rent expense. The underwritten ground rent is based on the rent during the third year of the loan, which is higher than the average annual ground rent during the term of the Nashville Hotel Portfolio Mortgage Loan.

Appraisal.  As of the appraisal valuation date of October 1, 2014, the Nashville Hotel Portfolio Properties had an “as-is” appraised value of $64,700,000.

Environmental Matters.  According to the Phase I environmental site assessments dated October 10, 2014, there was no evidence of any recognized environmental conditions at the Nashville Hotel Portfolio Properties.

Market Overview and Competition.  The Nashville Hotel Portfolio Properties are located in Nashville, Tennessee approximately 0.2 miles from Vanderbilt University and between 1.2 and 1.8 miles from downtown Nashville and a large contingent of healthcare-related employment. Vanderbilt University covers 330.0 acres and has a student enrollment of approximately 12,800. The Nashville Hotel Portfolio Properties are also located near Interstates 40, 24, 440 and 65 as well as the Music City Convention Center, the Tennessee Titans NFL football stadium, the Country Music Hall of Fame and the Centennial Sportsplex for youth sports.

The following table presents certain information relating to the Hampton Inn Vanderbilt competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)
	Competitive Set			Hampton Inn Vanderbilt			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2014 TTM	83.8%	$164.03	$137.40	87.2%	$165.02	$143.96	104.1%	100.6%	104.8%
8/31/2013 TTM	79.4%	$145.99	$115.88	82.8%	$148.29	$122.80	104.3%	101.6%	106.0%
8/31/2012 TTM	78.6%	$130.41	$102.56	80.7%	$129.57	$104.52	102.6%	99.4%	101.9%

(1)
Information obtained from a third party hospitality report dated September 18, 2014. According to the third party research report, the competitive set includes the following hotels: Holiday Inn Nashville Vanderbilt Downtown, Holiday Inn Express Nashville Downtown, Courtyard Nashville Vanderbilt West End, Embassy Suites Nashville at Vanderbilt University, aloft Hotel Nashville West End and the Hilton Garden Inn Nashville Vanderbilt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NASHVILLE HOTEL PORTFOLIO

The following table presents certain information relating to the Hampton Inn & Suites Vanderbilt Elliston Place competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR (1)
	Competitive Set			Hampton Inn & Suites Vanderbilt Elliston Place			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2014 TTM	83.7%	$164.10	$137.29	86.1%	$166.38	$143.29	102.9%	101.4%	104.4%
8/31/2013 TTM	79.4%	$145.99	$115.88	84.1%	$149.84	$126.07	106.0%	102.6%	108.8%
8/31/2012 TTM	78.6%	$130.41	$102.56	78.4%	$134.32	$105.33	99.7%	103.0%	102.7%

(1)
Information obtained from a third party hospitality report dated September 18, 2014. According to the third party research report, the competitive set includes the following hotels: Holiday Inn Nashville Vanderbilt Downtown, Holiday Inn Express Nashville Downtown, Courtyard Nashville Vanderbilt West End, Embassy Suites Nashville at Vanderbilt University, aloft Hotel Nashville West End, the Hilton Garden Inn Nashville Vanderbilt and the Homewood Suites Nashville Vanderbilt.

The Borrowers.  The borrowing entities are comprised of 1919 West End, LLC and 2330 Elliston, LLC (collectively, the “Nashville Hotel Portfolio Borrower”). Each of the entities comprising the Nashville Hotel Portfolio Borrower is a single purpose entity and has a single member and two independent directors. Legal counsel to the Nashville Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Nashville Hotel Portfolio Mortgage Loan. Norman K. Jenkins and Darren C. Linnartz are the guarantors of certain nonrecourse carveouts under the Nashville Hotel Portfolio Mortgage Loan.

The Sponsors.  The sponsors are Norman K. Jenkins and Darren C. Linnartz.  The sponsors are key principals of Capstone Development, LLC (“Capstone”) which acquires, develops and asset manages lodging and lodging-anchored mixed use projects in the United States. Capstone’s portfolio includes nine hotels totaling 2,161 rooms.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $354,574 for real estate taxes, $74,733 for insurance, $800,000 in a PIP reserve, $72,917 for ground rent and $160,000 in a seasonality reserve, which is available to cover debt service shortfalls for both the Nashville Hotel Portfolio Mortgage Loan and the Nashville Hotel Portfolio Mezzanine Loan (See “Subordinate and Mezzanine Indebtedness” section). The loan documents require monthly deposits of $35,457 for real estate taxes, $10,676 for insurance and one-twelfth of 4.0% of gross revenues for FF&E. If the seasonality reserve is ever drawn upon the borrower will be required to replenish the reserve until it reaches the cap of $160,000. Beginning in year three, the borrower will be required to deposit additional funds in the ground rent reserve to maintain a balance of one-twelfth of the annual ground rent during the Nashville Hotel Portfolio Mortgage Loan term.

Lockbox and Cash Management.  The Nashville Hotel Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept into the borrowers’ operating account on a daily basis. During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a daily basis.

A “Cash Trap Event Period” will commence: (i) upon the occurrence and continuance of an event of default; (ii) if the debt service coverage ratio (including debt service on the Nashville Hotel Portfolio Mezzanine Loan) is less than 1.25x; or (iii) if the franchisor delivers notice of any breach or default by the Nashville Hotel Portfolio Borrower under one of the franchise agreements that, with the passage of time or delivery of notice, could result in the termination of such agreement. A Cash Trap Event Period will end with respect to clause (i), when such event of default has been cured, with respect to clause (ii), upon the date that the debt service coverage ratio is greater than or equal to 1.25x for two consecutive quarters, and with respect to clause (iii), upon the borrower delivering to lender evidence that the franchise agreement is in full force and effect or the borrower replacing the franchisor in accordance with the loan documents.

Property Management.  The Nashville Hotel Portfolio Properties are managed by Chartwell Hospitality, LLC and Capstone Lodging, LLC. Chartwell Hospitality, LLC was founded in 2003 and is based in Nashville, Tennessee. Chartwell Hospitality manages over 24 hotels.

Assumption.  The borrower has the one-time right to transfer the Nashville Hotel Portfolio Properties, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; and (iii) the lender receives written confirmation from DBRS, KBRA and Moody’s that the assumption will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2014-LC18 certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Ladder Capital Finance LLC (the “Nashville Hotel Portfolio Mezzanine Lender”) has made a $4,000,000 mezzanine loan (the “Nashville Hotel Portfolio Mezzanine Loan”) to 1919 West End Holdings, LLC and 2330 Elliston Holdings, LLC, collectively, the limited liability companies that own 100.0% of the borrowers under the Nashville Hotel Portfolio Mortgage Loan. The Nashville Hotel Portfolio Mezzanine Loan amortizes on a 30-year schedule and accrues interest at an interest rate of 11.000% per annum. The Nashville Hotel Portfolio Mezzanine Loan matures November 6, 2019. The rights of the Nashville Hotel Portfolio Mezzanine Lender are further described under “Description of the Mortgage Pool— Subordinate and/or Other Financing” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NASHVILLE HOTEL PORTFOLIO

Ground Lease.  The Nashville Hotel Portfolio Mortgage Loan is secured by a first mortgage encumbering the borrower’s leasehold interests in the Nashville Hotel Portfolio Properties. The Hampton Inn Vanderbilt property ground lease expires on October 27, 2113. The initial ground rent is $453,425 for the first two years and increases to $906,850 in the third year. Thereafter the ground rent increases by 3.0% per year until the 46th year.  Thereafter the ground rent increases by the greater of 1.5% or 75% of the CPI per year. The Hampton Inn & Suites Nashville Vanderbilt Elliston Place Property ground lease expires on October 27, 2113. The initial ground rent is $421,575 for the first two years and increases to $843,150 in the third year. Thereafter the ground rent increases by 3.0% per year until the 46th year.  Thereafter the ground rent increases by the greater of 1.5% or 75% of the CPI per year.

Ground rent payments were underwritten at the year three payment of $1,750,000 which is above the average ground rent during the Nashville Hotel Portfolio Mortgage Loan term of $1,431,815. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests” in the Free Writing Prospectus.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the Nashville Hotel Portfolio Borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of the Nashville Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event together with a three-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2900 FAIRVIEW PARK DRIVE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2900 FAIRVIEW PARK DRIVE

2900 Fairview Park Drive
2900 Fairview Park Drive
Falls Church, VA 22042
Great Falls
Madeira School
Chesapeake & Ohio Canal Natl. Historic Park
MARYLAND
Bethesda
Scotts Run Nature Preserve
Geo. Washington Mem. Pkwy
Potomac River
Clara Barton Pkwy
VIRGINIA
Langley Oaks Park
Central Intelligence Agency
Langley Fork Park
Langley
Little Falls Park
Old Dominion Dr
Georgetown Pike
Leesburg Pike
Towlston Rd
METRO SILVER LINE
Lewinsville Rd
Spring Hill Rd
Capital Beltway
Balls Hill Rd
Dolly Madison Blvd
McLean
Dulles Intl. Airport 9 miles
Wolf Trap Natl. Park for the Performing Arts
Dulles Toll Road
Chain Bridge Rd
Old Dominion Rd
Pimmit Bend Park
WASH. D.C.
Wolf Trap
TYSONS WEST
Tysons Corner
MCLEAN
Chesterbrook Rd
Old Courthouse Rd
Beulah Rd
TYSONS CENTRAL 7
Tysons Galleria
TYSONS CENTRAL 123
Westwood Country Club
Pike 7 Plaza
Tysons Corner Center
Magarity Rd
Westmoreland St
Kirby Rd
Pimmit Hills
Great Falls St
Potomac Overlook Park
Washington Golf and Country Club
Williamsburg Blvd
Marymount University
Vienna
Idylwood Rd
Gallows Rd
Park St
Maple Ave
WASHINGTON METRO
WEST FALLS CHURCH-VT/UVA
UVA/VT Northern VA Center
ARLINGTON
Downtown Washington D.C. 5 miles
Lee Hwy
Virginia Center Hospital
Dunn Loring
Cedar Ln
Nottoway Park
DUNN LORING-MERRIFIELD
Shreve Rd
West St
Falls Church
EAST FALLS CHURCH
Broad St
Custis Mem. Pkwy
VIRGINIA SQUARE
BALLSTON
VIENNA
ORANGE LINE METRO
Jefferson Dist. Park and Golf Course
Wilson Blvd
Ballston Common Mall
ARLINGTON COUNTY
Oakton
Lee Hwy
Merrifield
Graham Rd
Arlington Blvd
Seven Corners Shopping Center
Arlington Hall Station
Arlington Blvd
Sleepy Hollow Rd
Glencarlyn Park
Inova Fairfax Hospital
Eakin Community Park
Fairfax
Mantua
Accotink Stream Valley Park
Gallows Rd
West Falls Church
FAIRFAX COUNTY
Leesburg Pike
Crossroads Center
Lake Barcroft
Northern VA Community College
Columbia Pike
Lillian Carey Park
Annandale
Mason District Park
Pinecrest Golf Course
Little River Tpke
ALEXANDRIA
Ravensworth Rd
Backlick Rd
Lincolnia
Landmark Mall
Braddock Rd
Edsall Rd
S. Van Dorn St
VAN DORN STREET
BLUE LINE METRO
Springfield
Rose Hill
Franconia Rd
Columbia
Germantown
Montgomery Village
Olney
Gaithersburg
Leesburg
Rockville
Aspen Hill
Laurel
Wheaton
Sterling
Ashburn
Great Falls
Potomac
Silver Spring
Beltsville
Greenbelt
Bethesda
Herndon
Reston
Takoma Park
Hyattsville
McLean
Landover
WASHINGTON, DC
Wolf Trap
Tysons Corner
Vienna
Falls Church
Oakton
ARLINGTON
Largo
Chantilly
Suitland
Centreville
Fairfax
Hillcrest Heights
Upper Marlboro
Annandale
ALEXANDRIA
Burke
Springfield
Franconia
Camp Springs
Manassas
Clinton
Mount Vernon
Nokesville
Lorton
VIRGINIA
Brandywine
MARYLAND
Woodbridge
Waldorf
Dale City
St. Charles
Potomac River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – 2900 Fairview Park Drive

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$39,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$39,000,000			Location:	Falls Church, VA
% of Initial Pool Balance:	3.4%			Size:	147,000 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$265.31
Borrower Name:	2900 Fairview Park Drive, L.L.C.			Year Built/Renovated:	2009/NAP
Sponsor:	Richard L. Adams, Jr.			Title Vesting:	Fee
Mortgage Rate:	4.190%			Property Manager:	Self-managed
Note Date:	December 3, 2014			3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	January 1, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	61 months			Current Occupancy (As of):	100.0% (12/1/2014)
Loan Term (Original):	121 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,869,028 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,001,809 (12/31/2013)
Call Protection:	L(24),D(93),O(4)			Most Recent NOI (As of):	$4,118,659 (TTM 9/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,459,856
				U/W Expenses:	$727,470
				U/W NOI:	$3,732,386
				U/W NCF:	$3,548,636
				U/W NOI DSCR:	1.63x
Escrows and Reserves(1):				U/W NCF DSCR:	1.55x
				U/W NOI Debt Yield:	9.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.1%
Taxes	$80,083	$40,041	NAP	As-Is Appraised Value:	$62,600,000
Insurance	$21,077	$3,023	NAP	As-Is Appraisal Valuation Date:	November 7, 2014
Replacement Reserves	$0	$3,063	$330,000	Cut-off Date LTV Ratio:	62.3%
TI/LC Reserve	$0	Springing	$2,950,000	LTV Ratio at Maturity or ARD:	56.7%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “2900 Fairview Park Drive Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a four-story office building located in Falls Church, Virginia (the “2900 Fairview Park Drive Property”).  The 2900 Fairview Park Drive Mortgage Loan was originated on December 3, 2014 by The Royal Bank of Scotland plc.  The 2900 Fairview Park Drive Mortgage Loan had an original principal balance of $39,000,000, has an outstanding principal balance as of the Cut-off Date of $39,000,000 and accrues interest at an interest rate of 4.190% per annum.  The 2900 Fairview Park Drive Mortgage Loan had an initial term of 121 months, has a remaining term of 121 months as of the Cut-off Date and requires payments of interest-only for the first 61 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 2900 Fairview Park Drive Mortgage Loan matures on January 1, 2025.

Following the lockout period, the borrower has the right to defease the 2900 Fairview Park Drive Mortgage Loan in whole, but not in part, on any date before October 1, 2024.  In addition, the 2900 Fairview Park Drive Mortgage Loan is prepayable without penalty on or after October 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2900 FAIRVIEW PARK DRIVE

Sources and Uses

Sources			Uses
Original loan amount	$39,000,000	100.0%	Loan payoff	$37,360,550	95.8%
			Reserves	101,160	0.3
			Closing costs	435,955	1.1
			Return of equity	1,102,335	2.8
Total Sources	$39,000,000	100.0%	Total Uses	$39,000,000	100.0%

The Property.  The 2900 Fairview Park Drive Property is a four-story, class A, LEED Gold, office building situated on approximately 16.1 acres located in Falls Church, Virginia, approximately 10 miles west of Washington, D.C. and approximately 14 miles east of the Dulles International Airport.  The 2900 Fairview Park Drive Property was constructed in 2009, contains 147,000 rentable square feet and is located within the 220.0-acre Fairview Park master planned office and hotel campus in Northern Virginia. Fairview Park is located directly off of Capital Beltway and features the 17-acre Fairview Lake, 2.5 miles of wooded jogging trails, and a 450-room Marriott Hotel and Conference Center. Amenities at the 2900 Fairview Park Drive Property include a deli, fitness center, barbershop, clothing valet, and a theatre/recreation room.  The 2900 Fairview Park Drive Property also features a one-story, 30-space parking garage and 393 surface parking spaces, resulting in a parking ratio of 2.9 spaces per 1,000 square feet of rentable area.

As of December 1, 2014, the 2900 Fairview Park Drive Property was 100.0% occupied by HITT Contracting, Inc. (“HITT Contracting”) and serves as the company’s corporate headquarters. Founded in 1937, HITT Contracting is a real estate construction and development firm with offices in Washington, DC, Atlanta, Georgia, Baltimore, Maryland, Charleston, South Carolina, Denver, Colorado, and South Florida. According to an engineering news publication, HITT Contracting was ranked among the 100 largest general contractors nationwide by revenue.  HITT Contracting has occupied the 2900 Fairview Park Drive Property since it was constructed in 2009 and has invested approximately $12.5 million ($85.00 per square foot) of its own capital to build out its space.

The following table presents certain information relating to the tenancy at the 2900 Fairview Park Drive Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

HITT Contracting(1)	NR/NR/NR	147,000	100.0%	$28.84	$4,239,812	100.0%	9/30/2024(2)
Total Major Tenant		147,000	100.0%	$28.84	$4,239,812	100.0%

(1)
HITT has subleased 18,051 square feet of its total 147,000 square feet to KEYW Corp. for $33.19 per square foot, expiring on September 16, 2018. HITT has also subleased 10,000 square feet of its total 147,000 square feet to Chemtrec for $34.31 per square foot, expiring on September 13, 2024.

(2)	HITT Contracting has two, five-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the 2900 Fairview Park Drive Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	1	147,000	100.0%	147,000	100.0%	$4,239,812	$28.84
Thereafter	0	0	0.0%	147,000	100.0%	$0	$0.00
Vacant	0	0	0.0%	147,000	100.0%	$0	$0.00
Total/Weighted Average	1	147,000	100.0%			$4,239,812	$28.84

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2900 FAIRVIEW PARK DRIVE

The following table presents historical occupancy percentages at the 2900 Fairview Park Drive Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	9/30/2014(2)

100.0%	100.0%	100.0%	100.0%

(1) Information obtained from the borrower.
(2) Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 2900 Fairview Park Drive Property:

Cash Flow Analysis

	2012	2013	TTM 9/30/2014	U/W	U/W $ per SF
Base Rent	$3,877,202	$4,007,116	$4,106,862	$4,239,812	$28.84
Grossed Up Vacant Space	0	0	0	0	0
Total Reimbursables	636,419	673,838	684,616	715,584	4.87
Other Income	0	0	0	0	0.00
Less Vacancy & Free Rent	0	0	0	(495,540)(1)	(3.37)
Effective Gross Income	$4,513,621	$4,680,954	$4,791,478	$4,459,856	$30.34

Total Operating Expenses	$644,593	$679,145	$672,819	$727,470	$4.95

Net Operating Income	$3,869,028	$4,001,809	$4,118,659	$3,732,386	$25.39
TI/LC	0	0	0	147,000	1.00
Capital Expenditures	0	0	0	36,750	0.25
Net Cash Flow	$3,869,028	$4,001,809	$4,118,659	$3,548,636	$24.14

NOI DSCR	1.69x	1.75x	1.80x	1.63x
NCF DSCR	1.69x	1.75x	1.80x	1.55x
NOI DY	9.9%	10.3%	10.6%	9.6%
NCF DY	9.9%	10.3%	10.6%	9.1%
(1)	The underwritten economic vacancy is 10.0%. The 2900 Fairview Park Drive Property was 100.0% physically occupied as of December 1, 2014.

Appraisal.  As of the appraisal valuation date of November 7, 2014, the 2900 Fairview Park Drive Property had an “as-is” appraised value of $62,600,000.

Environmental Matters.  According to the Phase I environmental report dated November 10, 2014, there was no evidence of any recognized environmental conditions at the 2900 Fairview Park Drive Property.

Market Overview and Competition. The 2900 Fairview Park Drive Property is located in Falls Church, Virginia, which is approximately 10.0 miles west of downtown Washington, D.C. and approximately 14.0 miles east of Dulles International Airport. Primary access to the 2900 Fairview Park Drive Property is provided by the Capital Beltway (Interstate-495) which encircles the District of Columbia and provides direct access to the majority of the region’s highways and main arteries including Interstates 66, 95 and 270.  The 2900 Fairview Park Drive Property is located within the 220.0-acre Fairview Park master planned office and hotel campus and has midpoint access to much of Northern Virginia. Prominent employers within Fairview Park include Verizon, Computer Sciences Corporation, Mitretek, Booz Allen Hamilton, General Dynamics, The Lewin Group, Value Options, and the law firm of Reed, Smith, Shaw & McClay. Fairview Park also features the 17-acre Fairview Lake, 2.5 miles of wooded jogging trails, and a 450-room Marriott Hotel and Conference Center.

According to the appraisal, the 2900 Fairview Park Drive Property is located in the Washington D.C. Metro market, within the Merrifield/Route 50/Falls Church submarket, which comprises approximately 6.8 million square feet of office space as of the third quarter of 2014. The submarket occupancy rate was 82.7% and the class A current average asking rent within the submarket was $31.38 per square foot on a gross basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2900 FAIRVIEW PARK DRIVE

The following table presents certain information relating to comparable office properties for the 2900 Fairview Park Drive Property:

Competitive Set(1)

	2900 Fairview Park Drive (Subject)	3120 Fairview Park Drive	Metro Place 4	One Mosaic	Metro Place II	2941 Fairview Park Drive
Location	Falls Church, VA	Falls Church, VA	Fairfax, VA	Fairfax, VA	Vienna, VA	Fairfax, VA
Distance from Subject	--	1.0 miles	1.7 miles	1.2 miles	1.6 miles	0.4 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2009/NAP	2008/NAV	2001/NAV	2012/NAV	1999/NAV	2008/NAV
Stories	4	8	7	4	10	15
Total GLA	147,000 SF	183,353 SF	161,544 SF	97,191 SF	240,357 SF	368,498 SF
Total Occupancy	100%	NAV	NAV	NAV	NAV	NAV

  (1)     Information obtained from the appraisal.

The Borrower.  The borrower is 2900 Fairview Park Drive, L.L.C., a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 2900 Fairview Park Drive Mortgage Loan.  Richard L. Adams, Jr. is the guarantor of certain nonrecourse carveouts under the 2900 Fairview Park Drive Mortgage Loan.

The Sponsor.  The loan sponsor is Richard L. Adams, Jr., who is the indirect majority owner and controlling party of the borrower.  Mr. Adams is the founder of UUNET, which in the mid and late 1990s was the world’s largest internet service provider.  Mr. Adams purchased 111.0 acres at Fairview Park in 1997.

Escrows.  The loan documents provide for upfront reserves in the amount of $80,083 for real estate taxes and $21,077 for insurance.  The loan documents also provide for ongoing monthly escrows in the amount of $40,041 for real estate taxes, $3,023 for insurance and $3,063 for replacement reserves (subject to a cap of $330,000). Initially no ongoing monthly escrows for tenant improvement and leasing commissions (“TI/LCs”) are required and commencing on February 1, 2019, no ongoing monthly escrows for TI/LCs will be required as long as no Cash Management Period or Lease Sweep Period has occurred and is continuing. In the event that a Cash Management Period or Lease Sweep Period has occurred, the borrower is required to make monthly deposits for TI/LCs of (i) $24,500 between February 1, 2019 and January 1, 2023; and (ii) $12,250 thereafter (subject to a cap of $2,950,000).

Additionally, during a Lease Sweep Period (as defined below), all excess cash flow will be deposited into the TI/LC reserve until such time that an amount equal to the Lease Sweep Cap (as defined below) has been deposited into the TI/LC reserve.

“Lease Sweep Cap” is defined as (i) if the HITT Contracting lease triggered a Lease Sweep Period, $2,950,000, and (ii) with respect to any other Major Lease (as defined below) that has triggered a Lease Sweep Period, an amount equal to the lesser of (x) $2,950,000 or (y) $30.00, multiplied by the rentable square footage demised under such Major Lease and in either case, such amount will include sums disbursed by the lender to the borrower in connection with reletting the applicable premises.

Lockbox and Cash Management.  The 2900 Fairview Park Drive Mortgage Loan requires a lender-controlled lockbox account which is already in place, and that the borrower direct the tenant to pay their rent directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period or Lease Sweep Period, all funds on deposit in the lockbox account will be released to the borrower’s account on a daily basis.  During a Cash Management Period or Lease Sweep Period, funds on deposit in the lockbox account will be swept on a daily basis into a lender controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.25x at the end of any calendar quarter.  A Cash Management Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

A “Lease Sweep Period” will commence on the first payment date under the 2900 Fairview Park Drive Mortgage Loan following the occurrence of any of the following: (i) the date which is twelve months prior to the expiration of any Major Lease; (ii) the date upon a tenant under a Major Lease is required to give notice of its exercise of a renewal option under a Major Lease, if such renewal has not been exercised; (iii) any Major Lease is surrendered, cancelled or terminated prior to its then-current expiration date; (iv) any tenant under a Major Lease discontinues its business at the premises or gives notice that it intends to discontinue its business; (v) the occurrence and continuance of a default under any Major Lease; or (vi) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease.  A Lease Sweep Period will end upon the earlier to occur of (x) the reasonable determination by the lender that sufficient funds have been accumulated in the leasing reserve to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, or (y) the occurrence of any of the following: (1) with respect to clauses (i), (ii), (iii), or (iv) above, upon the earlier to occur of (A) the date on which the subject tenant under the Major Lease exercises its renewal or extension option, or (B) the date on which all the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2900 FAIRVIEW PARK DRIVE

replacement leases in accordance with the terms of the loan documents, and all leasing expenses have been paid in full; (2) with respect to clause (v) above, if the subject default has been cured, and no other default has occurred under a Major Lease for a period of six consecutive months following such cure; (3) with respect to clause (vi) above, if the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and (4) the date on which an amount equal to the applicable Lease Sweep Cap in the aggregate has been deposited into the TI/LC reserve.

“Major Lease” is defined as the HITT Contracting lease or any other lease which covers 36,750 or more rentable square feet of improvements.

Property Management.  The 2900 Fairview Park Drive Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the 2900 Fairview Park Drive Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from DBRS, KBRA, and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC18 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 2900 Fairview Park Drive Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT KANSAS CITY COUNTRY CLUB PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT KANSAS CITY COUNTRY CLUB PLAZA

Marriott Kansas City Country Club Plaza
4445 Main Street
Kansas City, MO 64111
Kansas City
KANSAS CITY
Washington Blvd.
State Ave.
Charles B. Wheeler Downtown Airport
Holland Park
CLAY COUNTY
Missouri River
Kansas City Intl. Airport 21 Miles
Kessler Park
Chestnut Ave.
River Market Antique Mall
E. Independence Ave.
Downtown
City Hall
Power and Light District
Sprint Center
Kansas City Convention Center
E. 9th St.
E. 12th St.
Paseo Blvd.
West Bottoms
W. 9th St.
James St.
Bethany Medical Center
Old Hwy 32
N. 18th St.
N. 10th St.
N. 7th St.
N. 5th St.
WYANDOTTE COUNTY
Westside North
Kauffman Center for the Performing Arts
Negro Leagues Baseball Museum
E. 18th St.
E. Truman Rd.
AMTRAK
American Royal Museum Visitor
Kansas Ave.
7th Street Trafficway
Union Station Kansas City
Children's Mercy Hosp.
Hallmark Visitors Ctr.
Kemper Arena
Summit St.
Wendell Phillips
E. 23rd St.
Kansas River
SW Blvd.
National WW I Memorial
CROWN CENTER
UMKC Hospital Hill Campus
Hallmark Kaleidoscope
Beacon Hill
Indiana Ave.
Spring Valley Park
E. 27th St.
Penn Valley Park
Trinity Lutheran Hospital
W. 31st St.
Troost Ave.
E. 31st St.
E. Linwood Blvd.
Penn Valley Community College
Southwest Trafficway
JACKSON COUNTY
Prospect Ave.
Jackson Ave.
W. Armour Blvd.
E. Armour Blvd.
Steele Rd.
Southwest Blvd.
University of Kansas Medical Ctr.
W. 39th St.
Broadway St.
Main St.
Westport
Gillham Park
E. 39th St.
Benton Blvd.
Saint Lukes Hospital
Kemper Museum of Contemporary Art
KC Art Institute
West Plaza
Merriam Ln
County Line Rd.
Bellview Ave.
Madison Ave.
Oak St.
W. 47th St.
Paseo Blvd.
Volker Blvd.
Westwood
Westwood Hills
Country Club Plaza
Anita B. Gorman Discovery Ctr.
Brush Creek Park
Roeland Park
W. 51st St.
Mission
University of Missouri - Kansas City
Cleveland Ave.
Jacob Loose Mem. Park
Brookside Blvd.
Rockhurst University
W. 55th St.
Mission Hills Country Club
Lamar Ave.
Nall Ave.
Roe Blvd.
Johnson Dr.
The Gateway (Under Construction)
Fairway
Kansas City Country Club
Mission Rd.
KANSAS
MISSOURI
JOHNSON COUNTY
W. 63rd St.
Meyer Blvd.
Mission Hills
W. 67th St.
The Village Shopping Center
Indian Hills Country Club
Ward Pkwy.
Wornall Rd.
W. 71st St.
Overland Park
Prairie Village
W. 75th St.
Leavenworth
MISSOURI
KANSAS
Liberty
Gladstone
Kansas City
KANSAS CITY
Independence
Bonner Springs
Shawnee
Overland Park
Raytown
Blue Springs
Lenexa
Lee's Summit
Olathe
Leawood
Grandview
Belton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Marriott Kansas City Country Club Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$38,500,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$38,500,000			Location:	Kansas City, MO
% of Initial Pool Balance:	3.4%			Size:	295 rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$130,508
Borrower Name:	CWI Kansas City Hotel, LLC			Year Built/Renovated:	1987/2010
Sponsor:	Carey Watermark Investors, Incorporated			Title Vesting:	Fee
Mortgage Rate:	4.420%			Property Manager:	Noble-Interstate Management Group, LLC
Note Date:	November 18, 2014			3rd Most Recent Occupancy (As of):	73.6% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	76.2% (12/31/2012)
Maturity Date:	December 1, 2021			Most Recent Occupancy (As of):	75.9% (12/31/2013)
IO Period:	60 months			Current Occupancy (As of):	77.1% (9/30/2014)
Loan Term (Original):	84 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$4,591,883 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,499,573 (12/31/2013)
Call Protection:	L(24),D(56),O(4)			Most Recent NOI (As of):	$4,811,262 (TTM 9/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$15,705,898
				U/W Expenses:	$11,063,426
				U/W NOI:	$4,642,472
				U/W NCF:	$3,857,177
				U/W NOI DSCR:	2.00x
Escrows and Reserves(1):				U/W NCF DSCR:	1.66x
				U/W NOI Debt Yield:	12.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.0%
Taxes	$0	$41,663	NAP	As-Is Appraised Value:	$57,800,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 1, 2014
FF&E	$0	$65,441	NAP	Cut-off Date LTV Ratio:	66.6%
PIP Reserve	$11,550,931	$0	NAP	LTV Ratio at Maturity or ARD:	64.5%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Marriott Kansas City Country Club Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel located in Kansas City, Missouri (the “Marriott Kansas City Country Club Plaza Property”). The Marriott Kansas City Country Club Plaza Mortgage Loan was originated on November 18, 2014 by Wells Fargo Bank, National Association. The Marriott Kansas City Country Club Plaza Mortgage Loan had an original principal balance of $38,500,000, has an outstanding principal balance as of the Cut-off Date of $38,500,000 and accrues interest at an interest rate of 4.420% per annum. The Marriott Kansas City Country Club Plaza Mortgage Loan had an initial term of 84 months, has a remaining term of 84 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payment of principal and interest based on a 30-year amortization schedule. The Marriott Kansas City Country Club Plaza Mortgage Loan matures on December 1, 2021.

Following the lockout period, the borrower has the right to defease the Marriott Kansas City Country Club Plaza Mortgage Loan in whole, but not in part, on any date before September 1, 2021. In addition, the Marriott Kansas City Country Club Plaza Mortgage Loan is prepayable without penalty on or after September 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT KANSAS CITY COUNTRY CLUB PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$38,500,000	55.3%	Purchase price	$56,650,000	81.4%
Sponsor’s new cash contribution	31,088,683	44.7	Reserves	11,550,931	16.6
			Closing costs	1,387,752	2.0
Total Sources	$69,588,683	100.0%	Total Uses	$69,588,683	100.0%

The Property.  The Marriott Kansas City Country Club Plaza Property is a 295-room, 19-story full service hotel located in Kansas City, Missouri.  The Marriott Kansas City Country Club Plaza Property was constructed in 1987 and renovated in 2010.   The Marriott Kansas City Country Club Property’s guestroom configuration includes 190 king bed rooms, 92 double queen bedrooms and 13 queen bedrooms.   Amenities at the Marriott Kansas City Country Club Plaza Property include an indoor pool and hot tub, fitness center, three food and beverage outlets, business center and meeting rooms totaling approximately 16,000 square feet. The Marriott Kansas City Country Club Plaza Property is connected to an adjacent property and leases approximately 6,129 square feet of additional banquet space (See “Cash Flow Analysis” section).   The Marriott Kansas City Country Club Plaza Property provides 188 parking spaces in a five-story parking structure resulting in a parking ratio of 0.6 spaces per room.  The Marriott Kansas City Country Club Plaza Property underwent a $10.0 million property improvement plan (“PIP”) in 2010, which included upgrades to the restaurants and bars, lobby, guest rooms, meeting rooms and health club.  The borrower plans to complete an approximately $11.6 million ($39,322 per room) PIP starting in 2015.  The PIP renovations will include upgrading all guest rooms to comply with Marriott’s “room of the future” brand standards as well as renovating the hallway corridors and refreshing the meeting space, restaurant and lobby areas.  The franchise agreement with Marriott expires in December 2034.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Kansas City Country Club Plaza Property:

Cash Flow Analysis

	2011	2012	2013	TTM 9/30/2014	U/W	U/W $ per Room
Occupancy	73.6%	76.2%	75.9%	77.1%	77.1%
ADR	$126.75	$134.71	$136.00	$139.41	$139.41
RevPAR	$93.26	$102.67	$103.25	$107.53	$107.53

Total Revenue	$14,537,511	$15,462,211	$15,725,593	$16,296,646	$15,705,898(1)	$53,240
Total Department Expenses	4,793,784	4,970,094	5,214,868	5,350,927	5,006,913(1)	16,973
Gross Operating Profit	$9,743,727	$10,492,117	$10,510,725	$10,945,719	$10,698,985	$36,268

Total Undistributed Expenses	4,857,241	5,023,358	5,234,357	5,485,779	5,441,514	18,446
Profit Before Fixed Charges	$4,886,486	$5,468,759	$5,276,368	$5,459,940	$5,257,472	$17,822

Total Fixed Charges	854,509	876,876	776,795	648,678	615,000(1)	2,085

Net Operating Income	$4,031,977	$4,591,883	$4,499,573	$4,811,262	$4,642,472	$15,737
FF&E	0	0	0	0	785,295	2,662
Net Cash Flow	$4,031,977	$4,591,883	$4,499,573	$4,811,262	$3,857,177	$13,075

NOI DSCR	1.74x	1.98x	1.94x	2.07x	2.00x
NCF DSCR	1.74x	1.98x	1.94x	2.07x	1.66x
NOI DY	10.5%	11.9%	11.7%	12.5%	12.1%
NCF DY	10.5%	11.9%	11.7%	12.5%	10.0%

(1)
The Food & Beverage (“F&B”) revenue was underwritten based on the trailing 12-months ending September 30, 2014 with an adjustment made to eliminate revenue, and costs associated with F&B revenue as well as the rent expense attributed to leased banquet space.  The Marriott Kansas City Country Club Marriot Property leases approximately 6,129 square feet that is used for meeting and banquet space through June 2018 for $22.00 per square foot plus common area maintenance expenses.  The U/W deducted (i) the three-year average of the attributed F&B revenue ($590,748), (ii) the F&B costs associated with the F&B revenue ($344,014) and (iii) the rent expense ($191,947) associated with the leased banquet space.

Appraisal.  As of the appraisal valuation date of November 1, 2014, the Marriott Kansas City Country Club Plaza Property had an “as-is” appraised value of $57,800,000.

Environmental Matters.  According to the Phase I environmental site assessment dated October 1, 2014, there was no evidence of any recognized environmental conditions at the Marriott Kansas City Country Club Plaza Property.

Market Overview and Competition.  The Marriott Kansas City Country Club Plaza Property is located in Kansas City Missouri, in the Country Club business district, which is located approximately two miles south of the Kansas City central business district.  The Marriott Kansas City Country Club Plaza Property is located in the northwest quadrant of the intersection of East 45th Street and Main Street adjacent to St. Luke’s Hospital and is approximately one mile north of the Country Club Plaza lifestyle retail shopping center.  Country Club Plaza is a 55.0-acre, 15-block outdoor shopping, dining, and entertainment district located four miles south of the Kansas City central business district.  Conceived by J. C. Nichols, a local developer, in the early 1920’s and architecturally inspired by buildings and plazas in Seville, Spain, it was the first shopping center in the United States specifically conceived and designed to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT KANSAS CITY COUNTRY CLUB PLAZA

accommodate shoppers arriving by car. The blocks surrounding Country Club Plaza are comprised of residential properties, medical facilities and three million square feet of office space.  The Country Club Plaza shopping center has more than 150 shops and restaurants that include Ann Taylor, Burberry, Apple, Urban Outfitters, XXI Forever, Tiffany & Co. and Restoration Hardware.  The restaurants include The Cheesecake Factory, The Capital Grille, Houston’s and P.F. Chang’s China Bistro. The Marriott Kansas City Country Club Plaza Property is located adjacent to the global headquarters for American Century Investments and is approximately 1.3 miles north of the University of Missouri Kansas City (“UMKC”).  American Century Investments employs approximately 1,300 people with other offices located in New York, London, Hong Kong and Mountain View, California and UMKC reports enrollment of approximately 16,000 students for the 2013 school year.  The Marriott Kansas City Country Club Plaza Property’s demand segmentation as of year-end 2013 was 35.0% meeting and group, 30.0% commercial, 30.0% leisure and 5.0% extended-stay.  Commercial and corporate demand in the Marriott Kansas City Country Club Plaza Property’s market area is generated by a diverse base of corporate tenants in the surrounding area that include AT&T, IBM, Ernst & Young, the Federal Reserve Bank of Kansas City, KPMG and Turner Construction.

The following table presents certain information relating to the Marriott Kansas City Country Club Plaza Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Marriott Kansas City Country Club Plaza			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2014 TTM	73.8%	$149.58	$110.36	77.1%	$139.41	$107.53	104.5%	93.2%	97.4%
9/30/2013 TTM	71.9%	$146.05	$104.95	75.3%	$135.02	$101.73	104.9%	92.4%	96.9%
9/30/2012 TTM	73.6%	$139.33	$102.58	76.8%	$132.32	$101.68	104.4%	95.0%	99.1%

(1)
Information obtained from a third party hospitality report dated October 17, 2014.  The competitive set includes the following hotels: InterContinental Kansas City @ The Plaza, Embassy Suites Kansas City Plaza, Sheraton Hotel Suites Country Club Plaza, Residence Inn Kansas City Country Club Plaza and Courtyard Kansas City Country Club Plaza.

The Borrower.  The borrower is CWI Kansas City Hotel, LLC, a Delaware limited liability company and a single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Kansas City Country Club Mortgage Loan.  Carey Watermark Investors Incorporated (“CWI”) is the guarantor of certain nonrecourse carveouts under the Marriott Kansas City Country Club Plaza Mortgage Loan.

The Sponsor.  The sponsor is CWI, a private non-listed hospitality real estate investment trust that was formed in March 2008 to acquire lodging assets across the United States.  As of October 2014, CWI’s real estate portfolio is comprised of ownership interests in 26 hotels located in 14 states.

Escrows.  The loan documents provide for upfront escrows in the amount of $11,550,931 for the PIP reserve. The loan documents provide for monthly escrows in the amount of $41,663 for real estate taxes and an amount equal to 5.0% of the operating income for the calendar month immediately preceding each monthly payment date.  The loan documents do not require monthly escrows for insurance provided as long as (i) no event of default has occurred and is continuing; (ii) the Marriott Kansas City Country Club Plaza Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management.  The Marriott Kansas City Country Club Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct all receipts payable with respect to the Marriott Kansas City Country Club Plaza Property directly into the lockbox account.  The loan documents also require all revenues received by the borrower or the property manager to be deposited into the lockbox account within two business days of receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower.  During a Cash Trap Event period, all excess cash flow is swept on a monthly basis to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.30x at the end of any calendar quarter, commencing January 1, 2016.  A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default, or with regard to clause (ii), (a) upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.40x for two consecutive calendar quarters or equal to or greater than 1.45x for one calendar quarter or (b) the payment of funds by the borrower into a reserve account or in lieu of posting funds into a reserve account, the posting of a letter of credit that will be held as additional security during the loan term, in which, if applied to reduce the outstanding principal balance of the loan, the amortizing debt service coverage ratio would be equal to or greater than 1.45x.

Property Management.  The Marriott Kansas City Country Club Plaza Property is managed by Noble-Interstate Management Group, LLC.

Assumption.  The borrower has the two-time right to transfer the Marriott Kansas City Country Club Plaza Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC18 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT KANSAS CITY COUNTRY CLUB PLAZA

Right of First Refusal. Marriott International, Inc. has a Right of First Refusal (“ROFR”) to acquire related Marriott Kansas City Country Club Plaza Property if there is a transfer of the hotel or the controlling direct or indirect interest in the borrower to a competitor (generally, any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 20 full service or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, but is subordinate to the interests of bona fide lenders who are not competitors where franchisor has approved such financing.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Marriott Kansas City Country Club Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLORADO MILLS

H&M

UNITED ARTISTS
Theatres
IMAX

SPORTS
AUTHORITY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLORADO MILLS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLORADO MILLS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLORADO MILLS

Westminster
Arvada
Wheat Ridge
DENVER
Applewood
Golden
Lakewood
Westwood
Morrison
DENVER COUNTY
JEFFERSON COUNTY
Arvada Reservoir
West Woods Golf Course
Jeffco North Area Stadium Complex
Long Lake Ranch Park
W. 64th Ave
W. 58th Ave
Harold D. Lutz Sports Complex
Olde Town Arvada
OLDE TOWN ARVADA
60TH & SHERIDAN
Van Bibber Open Space Park
Red Rocks Comm. Coll. Arvada
ARVADA RIDGE
(Under Construction)
RTD GOLD LINE
WHEAT RIDGE-WARD
Arvada Marketplace
Willis Case Golf Course
Denver Intl. Airport 24 miles
Berkeley Park
Lakeside Amusement Park
W. 44th Ave
W. 38th Ave
W. 32nd Ave
W. 26th Ave
W. 20th Ave
W. Colfax Ave
W. 32nd Ave.
Applewood Golf Course
Applewood Village Shopping Center
Exempla Lutheran Medical Ctr.
Crown Hill Regional Park
Coors Brewing Company
Colorado School of Mines
Rolling Hills Country Club
AMC Cancer Research Center
Sloan Lake
St. Anthony Central Hospital
Fossil Trace GC
Windy Saddle Open Space Park
S. Golden Rd
Denver West Village
Jefferson County Courts
JEFFCO-GOLDEN
RTD WEST RAIL LINE
OAK
GARRISON
LAKEWOOD-WADSWORTH
LAMAR
SHERIDAN
PERRY
KNOX
Lakewood Country Club
6th Ave Frwy
RED ROCKS COLLEGE
Jefferson County Fairgrounds
Red Rock Community College
FEDERAL CENTER
DENVER FEDERAL CENTER
Jefferson Co. Stadium
Colorado Christian University
W. Alameda Ave
Apex Open Space Park
Colorado Mills
14500 West Colfax Avenue
Lakewood, CO 80401
Market Square at Union & Alameda
Lakewood City Commons
Belmar Colorado
Belmar Park
Morrison Rd
W. Mississippi Ave
W. Florida Ave
W. Jewell Ave
W. Evans Ave
Hayden Green Mtn. Park
Alameda Pkwy
Kipling Pkwy
Matthews/Winters Open Space Park
Red Rocks Amphitheatre
Red Rocks Park
South Dinosaur Park
Bear Creek Golf Course
Fox Hollow Golf Course
W. Morrison Rd
Bear Creek Lake Park
Mt. Falcon Canyon Park
W. Belleview Ave
Red Rocks Country Club
Simms St
Carr St
Sheridan Blvd
Lowell Blvd
Ward Rd
McIntyre St
Indiana St
Eldridge St
Youngfield St
Kipling St
Wadsworth Blvd
Garrison St
Knox Ct
Broomfield
Thornton
Northglenn
Commerce City
Englewood
Littleton
Centennial
Highlands Ranch
AURORA
Glendale
Cherry Hills Village
Greenwood Village
Parker
Lone Tree

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Colorado Mills

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$36,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$36,000,000			Location:	Lakewood, CO
% of Initial Pool Balance:	3.2%			Size:	918,448 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$148.08
Borrower Name:	Colorado Mills Mall Limited Partnership			Year Built/Renovated:	2002/2013
Sponsor:	Simon Property Group			Title Vesting:	Fee
Mortgage Rate:	4.282%			Property Manager:	Self-managed
Note Date:	October 30, 2014			3rd Most Recent Occupancy (As of)(3):	86.5% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	91.6% (12/31/2012)
Maturity Date:	November 1, 2024			Most Recent Occupancy (As of)(3):	94.0% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of)(3):	93.8% (10/1/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$15,015,941 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$15,058,036 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of):	$16,310,359 (TTM 8/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$28,139,377
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$11,755,768
				U/W NOI:	$16,383,609
				U/W NCF:	$15,409,630
				U/W NOI DSCR(1):	2.03x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.91x
				U/W NOI Debt Yield(1):	12.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.3%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$215,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 1, 2014
Replacement Reserves	$0	Springing	$460,000	Cut-off Date LTV Ratio(1):	63.3%
TI/LC Reserve	$0	Springing	$3,000,000	LTV Ratio at Maturity or ARD(1):	55.1%

(1)
The Colorado Mills Loan Combination, totaling $136,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $36,000,000, has an outstanding principal balance of $36,000,000 as of the Cut-off Date and will be contributed to the WFCM 2014-LC18 Trust.  The controlling Note A-1 had an original principal balance of $100,000,000 and is expected to be contributed to the WFRBS 2014-C25 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Colorado Mills Loan Combination.

(2)	See “Escrows” section.
(3)	Historical and current occupancy includes temporary and seasonal tenants. The Colorado Mills Property was 86.0% occupied by permanent tenants as of October 1, 2014.

The Mortgage Loan.  The mortgage loan (the “Colorado Mills Loan Combination”) is evidenced by two pari passu notes (Notes A-1 and A-2) secured by a first mortgage encumbering a regional mall located in Lakewood, Colorado (the “Colorado Mills Property”). The Colorado Mills Loan Combination was originated on October 30, 2014 by The Royal Bank of Scotland plc. The Colorado Mills Loan Combination had an original principal balance of $136,000,000, has an outstanding principal balance as of the Cut-off Date of $136,000,000 and accrues interest at an interest rate of 4.282% per annum. The Colorado Mills Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Colorado Mills Loan Combination matures on November 1, 2024.

Note A-2, which represents the non-controlling interest in the Colorado Mills Loan Combination and will be contributed to the WFCM 2014-LC18 Trust, had an original principal balance of $36,000,000 and has an outstanding principal balance as of the Cut-off Date of $36,000,000. Note A-1 (the “Colorado Mills Companion Loan”), which represents a controlling interest in the Colorado Mills Loan Combination, had an original principal balance of $100,000,000, and is expected to be contributed to the WFRBS 2014-C25 Trust. See “Description of the Mortgage Pool—Split Loan Structures—The Colorado Mills Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination—Servicing of the Colorado Mills Loan Combination” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLORADO MILLS

Following the lockout period, the borrower has the right to defease the Colorado Mills Loan Combination in whole, but not in part, on any due date before May 1, 2024. In addition, the Colorado Mills Loan Combination is prepayable without penalty on or after May 1, 2024.

Sources and Uses

Sources			Uses
Original loan combination amount	$136,000,000	100.0%	Loan payoff	$113,748,969	83.6%
			Closing costs	518,866	0.4
			Return of equity	21,732,165	16.0
Total Sources	$136,000,000	100.0%	Total Uses	$136,000,000	100.0%

The Property.  The Colorado Mills Property is a single-story regional outlet mall and entertainment center located at the intersection of West Colfax Avenue and Indiana Street, adjacent to Interstate-70, in Lakewood, Colorado, approximately 10 miles west of downtown Denver. The Colorado Mills Property contains 1,099,545 square feet of retail space, of which 918,448 square feet (the “Colorado Mills Mortgaged Property”) serve as collateral for the Colorado Mills Loan Combination.  The Colorado Mills Property was constructed in 2002 and is situated on a 122.0-acre parcel of land, of which 90.2-acres serve as collateral. The Colorado Mills Property is anchored by Target (not part of the collateral), a 16-screen United Artists Theatre (a movie theater) and Burlington Coat Factory (an apparel and home product retailer). Junior anchors at the Colorado Mills Property include Sports Authority, Last Call Neiman Marcus, Off 5th Saks Fifth Avenue, H&M, and Forever 21 (each are national retailers).   In-line tenants at the Colorado Mills Property include Pier 1 Imports (ground lease), Nike Factory Store, Victoria’s Secret, Gap Outlet, Express, and Coach Factory. In 2013, approximately $7.0 million of capital was invested by the sponsor to remodel ten stores, secure 12 new tenants, and relocate five existing tenants.  In 2014, the Colorado Mills Property added new tenants including J. Crew, Adidas, Michael Kors, Calvin Klein and five new food court tenants.  The Colorado Mills Property contains 7,038 parking spaces, resulting in a parking ratio of 6.4 spaces per 1,000 square feet of rentable area. As of June 30, 2014, tenants occupying 10,000 square feet or less had trailing 12-month in-line sales of $324 per square foot with an average occupancy cost of 11.8%. As of October 1, 2014, the Colorado Mills Mortgaged Property was 93.8% occupied by 165 tenants (including temporary tenants).

Tenants at the Colorado Mills Property are required to remit an amount equal to 1.4% of all sales (“PIF”) to the City of Lakewood, Colorado to support certain bonds. Neither the borrower nor the sponsor has any obligation to fund any portion of the PIF owed by the tenants and the failure of a tenant to pay such amounts will not result in a lien against the Colorado Mills Mortgaged Property. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLORADO MILLS

The following table presents certain information relating to tenancy at the Colorado Mills Property:

Major Tenants

	Credit Rating			Annual		% of Total				Lease
	(Fitch/Moody’s/	Tenant	% of	U/W Base	Annual U/W	Annual U/W	Sales		Occupancy	Expiration
Tenant Name	S&P)(1)	NRSF	NRSF	Rent PSF(2)	Base Rent(2)	Base Rent	PSF(3)		Cost(3)(4)	Date

Anchor Tenant - Not Part of Collateral
Target	A-/A2/A	181,039	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
United Artists Theatre	B+/B3/B+	82,451	9.0%	$10.50	$865,736	6.2%	$371,648	(5)	14.6%	12/17/2017 (6)
Burlington Coat Factory	NR/NR/NR	63,145	6.9%	$8.05	$508,317	3.7%	$123		6.2%	1/31/2016 (7)
Total Anchor Tenants - Collateral		145,596	15.9%	$9.44	$1,374,053	9.9%

Other Major Tenants – Collateral
Sports Authority	NR/NR/NR	43,568	4.7%	$16.94	$738,042	5.3%	$198		10.3%	1/31/2018
Off Broadway Shoes	NR/NR/NR	23,051	2.5%	$24.50	$564,750	4.1%	$204		15.6%	6/30/2020
Last Call Neiman Marcus	NR/Caa2/B	32,143	3.5%	$15.75	$506,252	3.6%	$221		9.2%	1/31/2018
Forever 21	NR/NR/NR	21,975	2.4%	$15.12	$332,313	2.4%	$160		9.3%	8/31/2023
Jumpstreet	NR/NR/NR	40,217	4.4%	$7.09	$285,000	2.0%	$38		18.6%	7/31/2017
Off 5th Saks Fifth Ave	NR/NR/NR	28,003	3.0%	$0.00 (8)	$0(8)	0.0%	$108		3.5%	1/31/2016
H&M	NR/NR/NR	23,464	2.6%	$0.00 (9)	$0(9)	0.0%	$213		9.0%	1/31/2024
Total Other Major Tenants - Collateral		212,421	23.1%	$15.07	$2,426,356	17.4%

Non-Major Retail Tenants(10) – Collateral		503,604	54.8%	$25.40	$10,124,044	72.7%

Total Occupied Collateral(10)		861,621	93.8%	$19.75	$13,924,453	100.0%

Total Vacant Space		56,827	6.2%

Collateral Total		918,448	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2015.
(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending June 30, 2014.
(4)	Occupancy Costs include base rent, reimbursements and percentage rent, as applicable.
(5)	United Artists Theatre operates 16 screens and reported sales of $371,648 per screen for the trailing 12-month period ending June 30, 2014.
(6)	United Artists Theatre has three, 5-year lease renewal options.
(7)	Burlington Coat Factory has four, 5-year lease renewal options.
(8)	Off 5th Saks Fifth Ave pays percentage rent in-lieu of base rent in an amount equal to 3.5% of gross sales.
(9)	H&M pays percentage rent in-lieu of base rent in an amount equal to 9.0% of gross sales.
(10)
Includes 71,555 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent, along with 84,967 square feet attributed to certain tenants paying percentage rent in-lieu of base rent, for a total of 156,522 square feet. The Annual U/W Base Rent PSF for Non-Major Retail Tenants and Total Occupied Collateral exclude the square footage attributed to these tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLORADO MILLS

The following table presents certain information relating to the historical sales and occupancy costs at the Colorado Mills Mortgaged Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2011	2012	2013	TTM 6/30/2014
Burlington Coat Factory	$97	$107	$122	$123
Forever 21(2)	$344	$292	$163	$160
H&M	NAV	NAV	$219	$213
Jumpstreet	NAV	$64	$40	$38
Last Call Neiman Marcus	$229	$241	$221	$221
Off 5th Saks Fifth Ave	$121	$110	$106	$108
Off Broadway Shoes	$182	$178	$189	$204
Sports Authority	$174	$180	$183	$198
United Artists Theatre(3)	$295,250	$371,875	$388,375	$371,648

Total In-line (<10,000 square feet)	$289	$306	$312	$324
Occupancy Costs	14.5%	13.5%	12.5%	11.8%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)	Forever 21 expanded its space in August 2013 from 3,688 square feet to 21,975 square feet.
(3)	Represents sales per screen. United Artists Theatre operates 16 screens.

The following table presents certain information relating to the lease rollover schedule at the Colorado Mills Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	35	71,555	7.8%	71,555	7.8%	$0	0.0%	$0.00
2014	4	21,608	2.4%	93,163	10.1%	$366,298	2.6%	$16.95
2015	20	63,861	7.0%	157,024	17.1%	$1,278,564	9.2%	$21.25
2016	18	139,043	15.1%	296,067	32.2%	$1,826,487	13.1%	$16.83
2017	12	157,532	17.2%	453,599	49.4%	$1,730,393	12.4%	$11.81
2018	13	102,678	11.2%	556,277	60.6%	$2,161,491	15.5%	$21.05
2019	9	50,934	5.5%	607,211	66.1%	$860,002	6.2%	$20.14
2020	6	45,493	5.0%	652,704	71.1%	$1,098,612	7.9%	$24.15
2021	3	10,923	1.2%	663,627	72.3%	$243,466	1.7%	$22.29
2022	6	20,923	2.3%	684,550	74.5%	$542,386	3.9%	$25.92
2023	15	71,821	7.8%	756,371	82.4%	$1,802,655	12.9%	$25.10
2024	20	90,135	9.8%	846,506	92.2%	$1,584,454	11.4%	$27.05
Thereafter	4	15,115	1.6%	861,621	93.8%	$429,644	3.1%	$28.43
Vacant(5)	0	56,827	6.2%	918,448	100.0%	$0	0.0%	$0.00
Total/Weighted Average	165	918,448	100.0%			$13,924,453	100.0%	$19.75

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)
The Annual U/W Base Rent PSF and Total/Weighted Average Annual U/W Base Rent PSF exclude vacant space, square feet attributed to tenants paying percentage rent in lieu of base rent and square footage attributed to temporary tenants. These rents were included in the underwritten percentage rent and other income.

(4)	Includes 35 temporary tenants. The rent for temporary tenants has been included in the underwritten other income.
(5)	Occupancy includes temporary and seasonal tenants.

The following table presents historical occupancy percentages at the Colorado Mills Mortgaged Property:

Historical Occupancy(1)

12/31/2009 (2)	12/31/2010(2)	12/31/2011(2)	12/31/2012(2)	12/31/2013(2)	10/1/2014(3)
83.1%	86.9%	86.5%	91.6%	94.0%	93.8%

(1)	Occupancy includes temporary and seasonal tenants. The Colorado Mills Property was 86.0% occupied by permanent tenants as of October 1, 2014.
(2)	Information obtained from the borrower.
(3)	Information obtained from underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLORADO MILLS

The following table presents historical base rent per square foot at the Colorado Mills Mortgaged Property:

Historical Average Base Rent (PSF)(1)

12/31/2011	12/31/2012	12/31/2013	TTM 8/31/2014
$16.50	$15.89	$14.99	$15.05

(1)
Information obtained from the borrower’s operating statements. The average base rent is based on the gross potential rent divided by the occupied square footage and does not take into account temporary tenants or tenants paying percentage rent in lieu of base rent.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Colorado Mills Mortgaged Property:

Cash Flow Analysis

	2012	2013	TTM 8/31/2014	U/W	U/W $ per SF
Base Rent	$13,369,544	$12,938,317	$13,061,074	$13,924,453	$15.16
Grossed Up Vacant Space	0	0	0	4,816,331	5.24
Percentage Rent	1,453,601	1,752,830	2,223,477	1,919,172	2.09
Total Reimbursables	7,772,047	8,015,759	8,809,946	8,467,168	9.22
Other Income	3,894,530	3,860,076	3,828,584	3,828,584	4.17
Less Vacancy & Credit Loss	(18,201)	(45,059)	7,738	(4,816,331)(1)	(5.24)
Effective Gross Income	$26,471,521	$26,521,923	$27,930,819	$28,139,377	$30.64

Total Operating Expenses	$11,455,580	$11,463,887	$11,620,460	$11,755,768	$12.80

Net Operating Income	$15,015,941	$15,058,036	$16,310,359	$16,383,609	$17.84
TI/LC	0	0	0	744,367	0.81
Replacement Reserves	0	0	0	229,612	0.25
Net Cash Flow	$15,015,941	$15,058,036	$16,310,359	$15,409,630	$16.78

NOI DSCR(2)	1.86x	1.87x	2.02x	2.03x
NCF DSCR(2)	1.86x	1.87x	2.02x	1.91x
NOI DY(2)	11.0%	11.1%	12.0%	12.0%
NCF DY(2)	11.0%	11.1%	12.0%	11.3%

(1)
The underwritten economic vacancy is 15.8%. The Colorado Mills Mortgaged Property was 86.0% physically occupied by permanent tenants (93.8% occupied including temporary and seasonal tenants) as of October 1, 2014.

(2)	DSCRs and debt yields are based on the Colorado Mills Loan Combination.

Appraisal. As of the appraisal valuation date of October 1, 2014, the Colorado Mills Mortgaged Property had an “as-is” appraised value of $215,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 10, 2014, there was no evidence of any recognized environmental conditions at the Colorado Mills Mortgaged Property.

Market Overview and Competition. The Colorado Mills Property is located at the intersection of West Colfax Avenue and Indiana Street, adjacent to Interstate-70 in Lakewood, Colorado. The Colorado Mills Property is located in the western portion of the Denver metropolitan statistical area, situated approximately 10 miles west of downtown Denver. According to the appraisal, the Colorado Mills Property is located in the west Denver submarket and has a primary trade area that encompasses a seven-mile radius. The 2014 population within a seven- and 10-mile radius were reported at approximately 375,029 and 764,500, respectively, and average household income within the same seven- and 10-mile radius were reported at approximately $71,817 and $70,906, respectively.

The appraiser estimated market rent for in-line tenants in the west Denver submarket to be $17.89 per square foot on a triple net basis and concluded to an estimate of $12.50 per square foot on a triple net basis for anchor tenants comprising less than 40,000 square feet and $9.00 per square foot on a triple net basis for anchor tenants comprising more than 40,000 square feet. The appraiser concluded a vacancy rate of 5.0% and a third party market research report indicated a second quarter 2014 west Denver retail submarket vacancy rate of 4.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLORADO MILLS

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Colorado Mills Property:

Competitive Set(1)

	Colorado Mills (Subject)	Belmar	Denver Pavilions	Southwest Plaza	Cherry Creek	Flatiron Crossing
Market	Lakewood, CO	Lakewood, CO	Denver, CO	Littleton, CO	Denver, CO	Broomfield, CO
Distance from Subject	--	7 miles	12 miles	14 miles	13 miles	21 miles
Property Type	Super Regional Mall	Lifestyle Center	Lifestyle Center	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built/Renovated	2002/2013	2006/NAP	1998/NAP	1983/1994/2001/ 2005/2007	1990/1998	2000/2009/2013
Anchors	Target, United Artists Theatre, Burlington Coat Factory	Target, Century Theatres, Whole Foods, Nordstrom Rack	United Artists Theatres, Barnes & Noble, Nike, Forever 21	Dillard’s, Macy’s, Sears, JC Penney	Saks Fifth Avenue, Neiman Marcus, Nordstrom, Macy’s	Nordstrom, Dillard’s, Macy’s, Cinemas
Total GLA	1,099,545 SF	715,000 SF	411,527 SF	1,390,720 SF	1,032,000 SF	1,435,000 SF
Total Occupancy	94%	93%	91%	86%	99%	94%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Colorado Mills Mall Limited Partnership, a Delaware limited partnership and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Colorado Mills Loan Combination. Simon Property Group, L.P. (“Simon”) is the guarantor of certain nonrecourse carveouts up to 10.0% of the Colorado Mills Loan Combination.

The Sponsor. The sponsor, Simon (NYSE: SPG), is an S&P 100 company with total market capitalization of $88.0 billion as of June 30, 2014 and owns or has an interest in 228 retail commercial properties totaling approximately 189.0 million square feet.  Simon has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deed-in-lieu of foreclosure. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” and “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance, replacement or tenant improvement and leasing commissions reserves so long as no Debt Service Coverage Ratio Trigger Period (as defined below) has occurred and is continuing under the Colorado Mills Loan Combination. In the event that a Debt Service Coverage Ratio Trigger Period has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the estimated annual taxes payable and for the payment of insurance in an amount equal to one-twelfth of the estimated annual insurance premiums payable; provided that so long as no event of default has occurred and is continuing, the borrower will not be required to make such deposits for so long as the borrower provides satisfactory evidence to the lender that the taxes have been paid prior to delinquency and the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy providing coverage to substantially all of the other properties managed by the property manager or its affiliates; (ii) for replacements and repairs in an amount equal to $19,167 (subject to a cap of $460,000); and (iii) for tenant improvements and leasing commissions in an amount equal to $125,000 (subject to a cap of $3,000,000).

A “Debt Service Coverage Ratio Trigger Period” will commence if, as of the date of determination, the amortizing debt service coverage ratio based on the trailing four-calendar quarters falls below 1.20x for two consecutive calendar quarters. A Debt Service Coverage Ratio Trigger Period will end when an amortizing debt service coverage ratio of at least 1.20x has been achieved for two consecutive calendar quarters.

Lockbox and Cash Management.  The Colorado Mills Loan Combination requires a lender controlled lockbox, which is already in place, and that the borrower direct tenants to deposit all rents directly into the lockbox account and that the borrower and the property manager deposit all rents received into the lockbox account within two business days of receipt.  Prior to the occurrence of a Lockbox Event (as defined below), all funds on deposit in the lockbox account will be released to the borrower on a weekly basis.  Upon the occurrence and continuance of a Lockbox Event, funds on deposit in the lockbox account will be swept on a weekly basis (or on each business day, during the continuance of an event of default) into a lender controlled cash management account.

A “Lockbox Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy or insolvency proceeding of the borrower or the property manager (if the property manager is an affiliate of the borrower); or (iii) the amortizing debt service coverage ratio based on the trailing four-calendar quarters falls below 1.20x for two consecutive calendar quarters.  A Lockbox Event will end with respect to clause (i), upon the acceptance by the lender of a cure of such event of default; with respect to clause (ii), if the borrower replaces the property manager pursuant to a replacement management agreement, each pursuant to the terms of the Colorado Mills Loan Combination documents, or such bankruptcy or insolvency proceeding of the property manager is discharged or dismissed within 90 days; or with respect to clause (iii), when an amortizing debt service coverage ratio based on the trailing four-calendar quarters of at least 1.20x has been achieved for two consecutive calendar quarters; provided, however, that (x) no event of default has occurred and is continuing under the loan agreement or any of the other Colorado Mills Loan Combination documents; (y) the borrower has paid all of the lender’s reasonable out-of-pocket expenses actually incurred in connection with such Lockbox Event,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLORADO MILLS

including reasonable attorney’s fees and expenses; and (z) a Lockbox Event may not be cured more than five times in the aggregate during the term of the Colorado Mills Loan Combination.

Property Management. The Colorado Mills Mortgaged Property is managed by an affiliate of Simon other than the borrower.

Assumption. The borrower has the right to transfer the Colorado Mills Mortgaged Property, or greater than 50% of the aggregate interests in the borrower, in one or a series of related transactions to one or more Qualified Transferees (as defined below) (other than a transfer to a Key Principal (as defined below) or any person wholly owned by one or more Key Principals, so long as such Key Principals owned 49% of the aggregate interests in the borrower prior to such transfer), 61 days after the Series 2014-LC18 Trust closing date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to delivery of an additional insolvency opinion.

The borrower also has the right to transfer the Colorado Mills Mortgaged Property or 100% of the aggregate interests in the borrower to a transferee that is not a Qualified Transferee, provided that no event of default has occurred and is continuing, the conditions with respect to transfers to a transferee that is not a Qualified Transferee and certain additional conditions are satisfied, including, but not limited to receipt of a rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC18 Certificates and similar confirmations with respect to the ratings of any securities backed by the Colorado Mills Companion Loan.

A “Qualified Transferee” is (a) any person or its affiliate (provided such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates (i) at least five shopping centers and (ii) retail properties and shopping centers totaling in the aggregate at least 3,000,000 square feet of gross area; (b) any person who has a net worth in excess of $250,000,000; or (c) any person, provided the lender has received written confirmation from each of DBRS, KBRA and Moody’s that the transfer to such person will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current ratings of the Series 2014-LC18 Certificates and similar confirmations with respect to ratings of any securities backed by the Colorado Mills Companion Loan; provided, however, that no person will be deemed to be a Qualified Transferee if such person (x) is an embargoed person, (y) except for General Growth Properties or its affiliates, is or has during the previous seven years been the subject of a bankruptcy or insolvency proceeding or (z) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

“Key Principal” means any of Simon Property Group, L.P., Simon Property Group, Inc. or Kan Am USA XX Limited Partnership.

Free Release. Provided that no event of default has occurred and is continuing, the borrower may (i) make transfers of immaterial or non-income producing portions of the Colorado Mills Mortgaged Property in connection with takings or condemnations of any portion of the Colorado Mills Mortgaged Property; (ii) make transfers of non-income producing portions of the Colorado Mills Mortgaged Property to third parties or affiliates of the borrower; and (iii) dedicate portions of the Colorado Mills Mortgaged Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; subject to certain conditions, including, with respect to any of the transfers described in (ii) and (iii), delivery of an officer’s certificate evidencing that such transfer, conveyance or encumbrance will not result in a material adverse effect on the value of the Colorado Mills Mortgaged Property, the business operations or financial condition of the borrower or the ability of the borrower to repay the Colorado Mills Loan Combination.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Colorado Mills Mortgaged Property or if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the borrower will be required to obtain a stand alone policy providing the same coverage for terrorism; provided, however (a) that the borrower will not be required to pay annual premiums in excess of two times the then-current annual premiums for the “all risk” insurance policy (excluding the catastrophic coverage of flood, earthquake and wind) and (b) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to and reasonable for the geographic region where the Colorado Mills Mortgaged Property is located, so long as in no event shall such deductible exceed 5% of the total insured values. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 365 days from the date that the Colorado Mills Mortgaged Property is repaired or replaced and operations are resumed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE TOWNE SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE TOWNE SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE TOWNE SQUARE

One Towne Square
1 Towne Square
Southfield, MI 48076
Troy
Birmingham
Bloomfield Township
Maple Rd
Oakland/Troy Airport
Clawson
14 Mile Rd
Sterling Heights
Oakland Mall
Beverly Hills
13 Mile Rd
Rochester Rd
Stephenson Hwy
Dequindre Rd
Ryan Rd
Franklin
OAKLAND COUNTY
Madison Heights
MACOMB COUNTY
12 Mile Rd
Tel-Twelve Shopping Center
Evergreen Rd
Lathrup Village
Berkley
Royal Oak
Woodward Ave
John R Rd
Warren
11 Mile Rd
Farmington Hills
Huntington Woods
Detroit Zoo
10 Mile Rd
Southfield
Inkster Rd
Oak Park
Hazel Park
9 Mile Rd
Hilton Rd
Ferndale
Northland Center
Coolidge Hwy
Shiawassee Rd
Telegraph Rd
Lahser Rd
8 Mile Rd
Michigan State Fairgrounds
Chrysler Frwy
O'Hair Park
John C. Lodge Frwy
Outer Dr
7 Mile Rd
Conant St
Palmer Park
John R St
University of Detroit-Mercy
Livernois Ave
McNichols Rd
Livonia
Redford
Grand River Ave
Greenfield Rd
Highland Park
Fenkell St
WAYNE COUNTY
Outer Dr
Eliza Howell Park
Hamtramck
Davison St
Jeffries Frwy
Schoolcraft St
Linwood St
Dexter Ave
Beech Daly Rd
Southfield Frwy
Plymouth Rd
Chicago St
Joy Rd
Schaefer Hwy
DETROIT
Wayne County Comm. College NW Campus
Tireman Ave
Edsel Ford Frwy
Warren Ave
McGraw St
Wayne State University
Comerica Park
Ford Field
Fairlane North
Dearborn
Michigan Ave
Downtown
Fairlane Meadows
Detroit Industrial Frwy
Joe Louis Arena
Ford Motor Co. Headquarters
Miller Rd
Ford Conference and Events Ctr.
Fisher Frwy
Detroit R.
U.S.
CANADA
Fairlane Green
Detroit Metro Wayne Co. Airport 8 miles
WINDSOR
24
1
75
696
10
102
5
39
96
8
94
12
153
3
Waterford
Pontiac
Rochester Hills
Rochester
Shelby
Troy
Mount Clemens
Clinton
Sterling Heights
West Bloomfield
Farmington Hills
Royal Oak
Warren
St. Clair Shores
Novi
Southfield
MICHIGAN
Livonia
Lake St. Clair
DETROIT
Canton
Dearborn
Westland
WINDSOR
ONTARIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 - One Towne Square

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$36,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$36,000,000			Location:	Southfield, MI
% of Initial Pool Balance:	3.2%			Size:	426,970 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$84.32
Borrower Name:	Allied Phase One Venture LLC			Year Built/Renovated:	1992/NAP
Sponsor:	REDICO Properties LLC			Title Vesting:	Fee
Mortgage Rate:	5.209%			Property Manager:	Self-Managed
Note Date:	November 20, 2014			3rd Most Recent Occupancy (As of):	59.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	61.1% (12/31/2012)
Maturity Date:	December 6, 2024			Most Recent Occupancy (As of):	74.8% (12/31/2013)
IO Period:	None			Current Occupancy (As of)(3):	89.8% (10/1/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$3,047,278 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,570,533 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(4):	$3,047,893 (TTM 9/30/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$8,048,106
Additional Debt Type(1):	Mezzanine			U/W Expenses:	$3,759,929
				U/W NOI(4):	$4,288,177
Escrows and Reserves(2):				U/W NCF:	$3,748,088
				U/W NOI DSCR(1):	1.81x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.58x
Taxes	$408,588	$81,718	NAP	U/W NOI Debt Yield(1):	11.9%
Insurance	$21,774	$5,444	NAP	U/W NCF Debt Yield(1):	10.4%
Replacement Reserves	$0	$8,895	NAP	As-Is Appraised Value:	$48,000,000
TI/LC Reserve	$1,601,020	$35,581	$1,700,000	As-Is Appraisal Valuation Date:	September 9, 2014
Rent Abatement Reserve	$358,964	$0	NAP	Cut-off Date LTV Ratio(1):	75.0%
Deferred Maintenance	$93,750	$0	NAP	LTV Ratio at Maturity or ARD(1):	62.1%

(1)
See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the One Towne Square Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $2,500,000. All LTV, DSCR, debt yield and Cut-off Date Principal Balance Per SF numbers shown in the chart above are based solely on the One Towne Square Mortgage Loan. As of the Cut-off Date, the combined LTV Ratio is 80.2%, the combined U/W NCF DSCR is 1.40x, and the combined U/W NCF Debt Yield is 9.7%.

(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “One Towne Square Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building comprised of a class A office tower in Southfield, Michigan (the “One Towne Square Property”).  The One Towne Square Mortgage Loan was originated on November 20, 2014 by Ladder Capital Finance LLC.  The One Towne Square Mortgage Loan had an original principal balance of $36,000,000, has an outstanding principal balance as of the Cut-off Date of $36,000,000 and accrues interest at an interest rate of 5.209% per annum.  The One Towne Square Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires principal and interest payments based on a 30-year amortization schedule. The One Towne Square Mortgage Loan matures on December 6, 2024.

Following the lockout period, the borrower has the right to defease the One Towne Square Mortgage Loan in whole, but not in part, on any due date before September 6, 2024.  In addition, the One Towne Square Mortgage Loan is prepayable without penalty on or after September 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE TOWNE SQUARE

Sources and Uses

Sources			Uses
Original loan amount	$36,000,000	93.5%	Loan payoff	$34,300,000	89.1%
Mezzanine loan	$2,500,000	6.5	Reserves	2,484,096	6.5
			Closing costs	754,985	2.0
			Return of equity	960,919	2.5
Total Sources	$38,500,000	100.0%	Total Uses	$38,500,000	100.0%

The Property.  The One Towne Square Property is comprised of a 426,970 square foot, 18-story class A office tower located on a 10.0 acre site in Southfield, Michigan.  Built in 1992, amenities at the One Towne Square Property include an Energy Star rating achieved in 2007, cyber lounge, car wash, conference center, cafeteria, bank and fitness center. The One Towne Square Property is situated on the west side of Evergreen Road approximately one quarter of a mile south off the Interstate 696 interchange.  In addition, the One Towne Square Property features 2,445 parking spaces on-site, resulting in a parking ratio of 5.4 spaces per 1,000 rentable square feet, an advantage over competitive properties that require long walks from parking lots. As of October 1, 2014, the One Towne Square Property was 89.8% leased to 36 tenants.

The following table presents certain information relating to the tenancy at the One Towne Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Baker Tilly Virchow Krause	NR/NR/NR	50,086	11.7%	$20.50	$1,026,763	21.5%	5/31/2016
Verizon Wireless	A-/Baa1/BBB+	48,210	11.3%	$11.00	$530,310	11.1%	4/30/2022(3)
Signature Associates	NR/NR/NR	32,549	7.6%	$9.85	$320,608	6.7%	12/31/2018
Marsh USA, Inc.	BBB+/Ba3/A-	27,033	6.3%	$11.50	$310,880	6.5%	12/31/2024(4)
Sommers Schwartz PC	NR/NR/NR	24,500	5.7%	$12.00	$294,000	6.1%	12/31/2018
Total Major Tenants		182,378	42.7%	$13.61	$2,482,561	51.9%

Non-Major Tenants(5)		200,979	47.1%	$11.46	$2,302,705	48.1%

Occupied Collateral Total		383,357	89.8%	$12.48	$4,785,266	100.0%

Vacant Space		43,613	10.2%

Collateral Total		426,970	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2015.
(3)
Verizon Wireless (“Verizon”) has the right to terminate up to 9,000 square feet upon nine months’ notice beginning in March 2018. Under the terms of the lease, Verizon must pay any costs incurred to demise the space, as well as a termination fee equivalent to unamortized TI/LC and abated rent. In the event that Verizon exercises its termination right for the full 9,000 square feet, it would pay a termination fee of $275,000 ($30.56 per square foot).

(4)
Marsh USA (“Marsh”) has the right to terminate its lease on February 28, 2022 with 12 months’ notice. In conjunction with the termination, Marsh must pay a termination fee equivalent to tenant’s pro rata share of all unamortized costs incurred by landlord in connection with the lease, with interest at 8.0% per annum, estimated at approximately $680,000.

(5)	18,675 square feet of space is occupied by the sponsor, REDICO, through March 31, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE TOWNE SQUARE

The following table presents certain information relating to the lease rollover schedule at the One Towne Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	5	3,898	0.9%	3,898	0.9%	$29,548	$7.58
2014	0	0	0.0%	3,898	0.9%	$0	$0.00
2015	2	5,929	1.4%	9,827	2.3%	$89,780	$15.14
2016	6	78,854	18.5%	88,681	20.8%	$1,415,746	$17.95
2017	9	54,590	12.8%	143,271	33.6%	$709,824	$13.00
2018	8	91,378	21.4%	234,649	55.0%	$1,000,639	$10.95
2019	6	45,189	10.6%	279,838	65.5%	$455,610	$10.08
2020	1	3,881	0.9%	283,719	66.4%	$43,428	$11.19
2021	0	0	0.0%	283,719	66.4%	$0	$0.00
2022	2	48,210	11.3%	331,929	77.7%	$530,310	$11.00
2023	1	24395	5.7%	356,324	83.5%	$199,500	$8.18
2024	2	27,033	6.3%	383,357	89.8%	$310,880	$11.50
Thereafter	0	0	0.0%	383,357	89.8%	$0	$0.00
Vacant	0	43,613	10.2%	426,970	100.0%	$0	$0.00
Total/Weighted Average	42(4)	426,970	100.0%			$4,785,266	$12.48

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	There are 36 tenants and 42 individual leases. Some tenants have multiple leases.

The following table presents historical occupancy percentages at the One Towne Square Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	10/1/2014(2)(3)
59.0%	61.1%	74.8%	89.8%

(1)	Information obtained from the borrowers.
(2)	Information obtained from the underwritten rent roll.
(3)	The increase in occupancy from 12/31/2013 to 11/1/2014 is due to the signing of seven new leases totaling 65,454 square feet.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the One Towne Square Property:

Cash Flow Analysis

	2012	2013	TTM 9/30/2014	U/W(1)	U/W $ per SF
Base Rent	$3,863,027	$4,158,151	$4,042,809	$4,785,266	$11.21
Grossed Up Vacant Space	0	0	0	523,356	1.23
Total Reimbursables	2,702,610	2,755,587	2,473,002	3,624,762	8.49
Other Income	200,434	223,597	246,098	276,063	0.65
Less Vacancy & Credit Loss	0	0	0	(1,161,340)(2)	(2.72)
Effective Gross Income	$6,766,071	$7,137,335	$6,761,909	$8,048,106	$18.85

Total Operating Expenses	$3,718,793	$3,566,802	$3,714,016	$3,759,929	$8.81

Net Operating Income	$3,047,278	$3,570,533	$3,047,893	$4,288,177	$10.04
TI/LC	0	0	0	433,347	$1.01
Capital Expenditures	0	0	0	106,743	$0.25
Net Cash Flow	$3,047,278	$3,570,533	$3,047,893	$3,748,088	$8.78

NOI DSCR	1.28x	1.50x	1.28x	1.81x
NCF DSCR	1.28x	1.50x	1.28x	1.58x
NOI DY	8.5%	9.9%	8.5%	11.9%
NCF DY	8.5%	9.9%	8.5%	10.4%

(1)
The increase in Net Operating Income from TTM 9/30/2014 to U/W is due to an approximately $700,000 increase in base rent resulting from the expiration of free rent for Sharp Electronics Corp., TekSystems, Inc., Marsh USA, Inc., Verizon Wireless, Continental Casaulty Co. and Alderney Advisors.  In addition to the increase in base rent as a result of the free rent expiration, expense reimbursements increased for those tenants in the amount of $1,047,000.

(2)	The underwritten economic vacancy is 13.0%. The One Towne Square Property was 89.8% physically occupied as of October 1, 2014.

Appraisal.  As of the appraisal valuation date of September 9, 2014, the One Towne Square Property had an “as-is” appraised value of $48,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE TOWNE SQUARE

Environmental Matters.  According to a Phase I environmental assessment dated September 17, 2014, there was no evidence of any recognized environmental conditions at the One Towne Square Property.

Market Overview and Competition.  The One Towne Square Property is located in Southfield, Oakland County, Michigan.  Southfield is ranked 11th in per capita income among counties in the United States with populations over one million. According to the appraisal, the One Towne Square Property is located in the greater Detroit Metro Area office market which consists of 74.4 million square feet, as of the third quarter 2013.  During this period, the overall market vacancy was 25.6% with positive absorption reported for 2011, 2012 and three quarters of 2013 coupled with increasing effective rental rates reported for the same time period. Rental rates are exhibiting signs of moderate growth during 2013 and through the second quarter of 2014.

According to the appraisal, total employment in Oakland County is currently estimated at 678,377.  Oakland County has a greater concentration of households in the higher income levels than the rest of the state of Michigan. Specifically, 42% of Oakland County households are at the $75,000 or greater levels in household income as compared to 28% of Michigan households. A lesser concentration of households is apparent in the lower income levels, as 28% of Oakland County households are below the $35,000 level in household income versus 41% of Michigan households.  Additionally, over the past decade, the Oakland County unemployment rate has been consistently lower than that of Michigan, with an average unemployment rate of 8.0% in comparison to an 8.9% rate for the state of Michigan.  As of January 2014, the Oakland County unemployment rate was 6.9% in comparison to an 8.1% rate for Michigan.  In addition, Oakland County has outperformed Michigan in the rate of job growth over the 2012-2013 time period and has added a total of 70,502 jobs since 2009, an increase of 11.5%.

The One Towne Square Property is located in the North Southfield Class A submarket which reported an inventory of 4,243,000 square feet as of second quarter 2014.  As of second quarter 2014, overall market vacancy was 27.5% with positive absorption reported for 2013 coupled with increasing effective rental rates reported for the same time period. The Class A asking rental rate is $22.89 per square foot, up from the low point of $21.63 per square foot in 2010.

The following table presents certain information relating to comparable office properties for the One Towne Square Property:

Competitive Set(1)

	One Towne Square (Subject)	Two Towne Square	Maccabees Building	Oakland Commons	Travelers Tower I	Southfield Town Center
Location	Southfield, MI	Southfield, MI	Southfield, MI	Southfield, MI	Southfield, MI	Southfield, MI
Distance from Subject	--	0.1 miles	0.6 miles	0.7 miles	0.8 miles	1.0 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1992/NAP	2001/NAV	1985/NAV	1999/ NAV	1973/NAV	1975-1989/NAV
Number of Stories	18	NAV	NAV	NAV	NAV	NAV
Total NRA	426,970 SF	182,057 SF	362,439 SF	312,318 SF	456,607 SF	2,161,951 SF
Total Occupancy	90%	92%	81%	71%	59%	70%

(1)	Information obtained from the appraisal.

The Borrower.  The borrower is Allied Phase One Venture, LLC a single purpose entity with one independent director.  Legal counsel delivered a non-consolidation opinion in connection with the origination of the One Towne Square Mortgage Loan.  REDICO Properties LLC (“REDICO”), a Michigan limited liability company is the guarantor of certain nonrecourse carveouts under the One Towne Square Mortgage Loan.

The Sponsor.  The sponsor is REDICO, a national real estate development, investment, construction and property management company that was founded over 40 years ago by Robert Sosnick. REDICO currently has invested in 24 mixed-use and office properties in Michigan, including three properties in Southfield, Michigan in addition to the One Towne Square Property. REDICO currently has a portfolio of over $2.0 billion in value, encompassing over 16.0 million square feet of space nationally.

REDICO is the original developer of the One Towne Square Property and has owned it since 1992. REDICO maintains its headquarters at the One Towne Square Property, and occupies 18,675 square feet under a lease that expires in March 2017.  REDICO also has offices in Florida, California, and Hawaii as well as affiliate offices in Florida and the Republic of Panama.

Escrows.  The loan documents provide for upfront reserves in the amount of $408,588 for real estate taxes, $21,774 for insurance, $1,601,020 in a separate outstanding TI/LC reserve (of which $846,775 was disbursed on the loan closing date), $358,964 for certain rent abatements and $93,750 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $81,718 for taxes, $5,444 for insurance, $8,895 for replacement reserves, and $35,581 for tenant improvements and leasing commissions (subject to the cap of $1,700,000).

Lockbox and Cash Management.  The One Towne Square Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrowers or the property manager relating to the One Towne Square Property be deposited into the lockbox account within three business days of receipt.  All amounts on deposit in the lockbox account are swept on a daily basis into a lender-controlled cash management account. Prior to the occurrence of a Sweep Event

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE TOWNE SQUARE

Period (as defined below), excess cash funds on deposit in the cash management account are allocated as follows: 50.0% to borrower, 25.0% to the tenant improvement and leasing commission reserve and the remaining 25.0% to be paid to the One Towne Square Mezzanine Lender to be applied towards the One Towne Square Mezzanine Loan balance.  Upon the occurrence of a Sweep Event Period, all excess funds on deposit in the cash management account will be swept into a lender controlled excess cash flow account and held as additional collateral for the One Towne Square Mortgage Loan.  If there is a default under the One Towne Square Mezzanine Loan, and no Sweep Event Period is in effect, the first 25.0% of the excess cash flow shall be deposited into the tenant improvement and leasing commissions reserve, with the remaining 75.0% of the excess cash flow, paid to the One Towne Square Mezzanine Lender, as a distribution permitted under applicable law.  Provided no Sweep Event Period then exists, if the lender has received written notice from the One Towne Square Mezzanine Lender that the One Towne Square Mezzanine Loan has been paid in full, the first 25.0% of the excess cash flow shall be deposited into the tenant improvement and leasing commissions reserve, with the remaining 75.0% of excess cash flow distributed to the borrower.

A “Sweep Event Period” will commence (i) if an event of default has occurred or is continuing, (ii) if the debt service coverage ratio is less than 1.15x for two consecutive calendar quarters, (iii) upon the occurrence of an event of default beyond applicable notice and cure periods under the management agreement, or (iv) upon the occurrence of a Baker Tilly Sweep Event (as defined below). A Sweep Event Period will end upon, in the case of a trigger under clause (i) above, the cure of such event of default, in the case of a trigger under clause (ii) above, the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters, in the case of a trigger under clause (iii) above, the cure of such default and in the case of a trigger under clause (iv) above, such Baker Tilly Sweep Event having been cured.

A “Baker Tilly Sweep Event” is triggered nine months prior to the Baker Tilly Virchow Krause (“Baker Tilly”) tenant’s current lease expiration date of May 31, 2016.  A Baker Tilly Sweep Event is cured upon the earlier of (i) the re-letting of at least 75.0% of the Baker Tilly premises or a renewal and extension of the Baker Tilly lease for at least 75.0% of the Baker Tilly premises or (ii) when the amount of the tenant improvement and leasing commissions funds are equal to or greater than $15.00 per square foot of the then current vacant space (including Baker Tilly) at the One Towne Square Property.

Property Management.  The One Towne Square Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the One Towne Square Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a non-recourse carveout guaranty and an environmental indemnity by an affiliate of the transferee; (iii) and the One Towne Square Mezzanine Lender consent has been obtained or that the One Towne Square Mezzanine Loan has been paid in full; and (iv) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC18 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Ladder Capital Finance LLC (the “One Towne Square Mezzanine Lender”) has made a $2,500,000 mezzanine loan (the “One Towne Square Mezzanine Loan”) to One Towne Member LLC a Delaware limited liability company that owns 100.0% of the borrower under the One Towne Square Mortgage Loan. The One Towne Square Mezzanine Loan accrues interest at an interest rate of 12.000% per annum and requires principal and interest payments based on a 30-year amortization schedule.  The One Towne Square Mezzanine Loan matures on December 6, 2024. The rights of the One Towne Square Mezzanine Lender are further described under “Description of the Mortgage Pool–Subordinate and/or Other Financing–Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the One Towne Square Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON GARDEN INN CUPERTINO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON GARDEN INN CUPERTINO

Hilton Garden Inn Cupertino
10741 North Wolfe Road
Cupertino, CA 95014
San Francisco Intl. Airport 25 miles
NASA Ames Research Ctr.
Moffett Federal Airfield
Lockheed Martin
Juniper Networks
South Bay Fwy
Bayshore Fwy
Santa Clara Golf & Tennis Club
Levi's Stadium
California's Great America
Samsung
Cisco
Sunnyvale Golf Course
Mountain View
SUNNYVALE
West Valley Mission College
Mercado Santa Clara
Intel
Oracle
Montague Expwy.
Tasman Dr.
Central Expwy.
Maude Ave.
Arques Ave.
Scott Blvd.
Kifer Rd.
Lawrence Expwy.
Bowers Ave.
Downtown Sunnyvale
Evelyn Ave.
CALTRAIN
LAWRENCE
Monroe St.
SANTA CLARA
San Jose International Airport
Walsh Ave.
El Camino Real
Mary Ave.
Pastoria Ave.
Mathilda Ave.
Bernardo Ave.
Remington Dr.
Fremont Ave.
Los Altos
Grant Rd.
Foothill Expwy.
Wolfe Rd.
Sunken Gardens Golf Course
Ortega Park
Central Park
Benton St.
Santa Clara University
Market St.
Homestead Rd.
Homestead Square Shopping Ctr.
Cupertino Village
Kaiser Permanente Santa Clara Medical Center
Hollenbeck Ave.
Sunnyvale-Saratoga Rd.
San Tomas Expwy.
Scott Blvd.
Nimitz Fwy
Apple
Cupertino
Vallco Shopping Mall
Junipero Serra Fwy
Agilent Technology
Pruneridge Ave.
Saratoga Ave.
Monroe St.
Westfield Valley Fair
O'Connor Hospital
Stevens Creek Blvd.
Seagate Technology
Marketplace on Stevens Creek
De Anza College
Villa Shopping Center
Winchester Mystery House
Santana Row
San Jose City College
Cupertino Civic Center & Community Hall
Santa Clara Valley Medical Center
Foothill Blvd.
Bubb Rd.
Deep Cliff Golf Course
Bollinger Rd.
Orchard Farms Shopping Center
Williams Rd.
Rainbow
SAN JOSE
Castlemont
Doyle Rd.
Rainbow Dr.
West Valley
Payne Ave.
Prospect Rd.
Westgate Mall
Hamilton Ave.
Campbell
El Paseo de Saratoga
Saratoga Ave.
Campbell Ave.
Campbell Community Center
San Tomas Aquino Rd.
The Pruneyard Shopping Center
Quito Rd.
McCoy Ave.
Winchester Blvd.
Dry Creek
Saratoga
Hacienda Ave.
El Camino Hospital-Los Gatos
Los Gatos Creek Park
Camden Ave.
West Valley College
Fruitvale Ave.
Netflix
Bascom Ave.
Los Gatos
Cambrian Park
Fairfield
Vallejo
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Pacific Ocean
Hayward
Pleasanton
Livermore
Fremont
Sunnyvale
Santa Clara
SAN JOSE
Cupertino
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Hilton Garden Inn Cupertino

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$32,000,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$32,000,000			Location:	Cupertino, CA
% of Initial Pool Balance:	2.8%			Size:	164 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$195,122
Borrower Names(1):	Various			Year Built/Renovated:	1997/2013
Sponsors:	Kelly Heil; Robert Longinetti; Peter Danna			Title Vesting:	Fee
Mortgage Rate:	3.990%			Property Manager:	Intermountain Management
Note Date:	November 5, 2014			3rd Most Recent Occupancy (As of):	81.9% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	84.6% (12/31/2012)
Maturity Date:	December 1, 2024			Most Recent Occupancy (As of):	84.5% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	85.1% (9/30/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$3,372,489 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,850,399 (12/31/2013)
Call Protection:	L(25),GRTR 1% or YM(91),O(4)			Most Recent NOI (As of):	$4,385,380 (TTM 9/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	No
Additional Debt Type:	NAP
				U/W Revenues:	$9,359,034
				U/W Expenses:	$5,096,593
				U/W NOI:	$4,262,441
				U/W NCF:	$3,888,080
Escrows and Reserves(2):				U/W NOI DSCR:	3.29x
				U/W NCF DSCR:	3.00x
				U/W NOI Debt Yield:	13.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.2%
Taxes	$187,844	$46,691	NAP	As-Is Appraised Value:	$60,100,000
Insurance	$65,281	$10,880	NAP	As-Is Appraisal Valuation Date:	October 9, 2014
FF&E Reserve	$31,200	$31,200	NAP	Cut-off Date LTV Ratio:	53.2%
PIP Reserve	$3,772,000	$0	NAP	LTV Ratio at Maturity or ARD:	53.2%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Hilton Garden Inn Cupertino Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a limited-service hotel located in Cupertino, California (the “Hilton Garden Inn Cupertino Property”).  The Hilton Garden Inn Cupertino Mortgage Loan was originated on November 5, 2014 by Prudential Mortgage Capital Company. The Hilton Garden Inn Cupertino Mortgage Loan had an original principal balance of $32,000,000, has an outstanding principal balance as of the Cut-off Date of $32,000,000 and accrues interest at an interest rate of 3.990% per annum.  The Hilton Garden Inn Cupertino Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Hilton Garden Inn Cupertino Mortgage Loan.  The Hilton Garden Inn Cupertino Mortgage Loan matures on December 1, 2024.

Following the lockout period, the borrowers have the right to prepay the Hilton Garden Inn Cupertino Mortgage Loan in whole, but not in part, on any date before September 1, 2024 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance.  In addition, the Hilton Garden Inn Cupertino Mortgage Loan is prepayable without penalty on or after September 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON GARDEN INN CUPERTINO

Sources and Uses

Sources			Uses
Original loan amount	$32,000,000	100.0%	Loan payoff	$25,846,288	80.8%
			Reserves	4,056,325	12.7
			Closing costs	821,075	2.6
			Return of equity	1,276,312	4.0
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

The Property. The Hilton Garden Inn Cupertino Property is a 164-room, five-story, limited-service hotel located in Cupertino, California in Silicon Valley. The Hilton Garden Inn Cupertino Property is located along Highway 280, roughly 9.0 miles west of the San Jose International Airport 2.0 miles east of the current Apple headquarters. Additionally, the Hilton Garden Inn Cupertino Property sits adjacent to the new Apple headquarters, which is slated for completion in 2016. The new Apple headquarters will have its own dedicated auditorium for corporate events, product reveals and other events. Previously, these events were held at the Moscone Center in San Francisco. The Hilton Garden Inn Cupertino Property comprises 125 king bed guestrooms, 25 queen bed guestrooms, eight double bed guestrooms, and six suites. The Hilton Garden Inn Cupertino Property contains 165 parking spaces, resulting in a parking ratio of 1.0 space per room. The Hilton Garden Inn Cupertino Property amenities include a fitness center, three banquet and meeting spaces, restaurant, convenience market, business center, swimming pool and spa. The restaurant only serves breakfast. The seating capacity is 38 patrons with an eight-seat lobby bar. The meeting rooms total 1,650 square feet which can be demised into three smaller rooms each totaling 550 square feet. The Hilton Garden Inn Cupertino Property also offers complimentary shuttle to the San Jose International Airport and free internet access in the lobby. The franchise agreement with Hilton expires in September 2018.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Garden Inn Cupertino Property:

Cash Flow Analysis

	2011	2012	2013	TTM 9/30/2014	U/W	U/W $ per Room
Occupancy	81.9%	84.6%	84.5%	85.1%	85.1%
ADR	$134.10	$141.97	$154.76	$169.74	$169.74
RevPAR	$109.77	$120.09	$130.76	$144.46	$144.46

Total Revenue	$7,303,429	$7,958,487	$8,556,583	$9,358,903	$9,359,034	$57,067
Total Department Expenses	1,832,263	2,067,661	2,054,216	2,157,013	2,157,013	$13,153
Gross Operating Profit	$5,471,166	$5,890,826	$6,502,367	$7,201,890	$7,202,022	$43,915

Total Undistributed Expenses	2,086,198	2,118,718	2,254,129	2,422,026	2,422,052	$14,769
Profit Before Fixed Charges	$3,384,968	$3,772,109	$4,248,237	$4,779,865	$4,779,970	$29,146

Total Fixed Charges	370,779	399,620	397,838	394,484	517,529	$3,156

Net Operating Income	$3,014,189	$3,372,489	$3,850,399	$4,385,380	$4,262,441	$25,990
FF&E	0	0	0	0	374,361	$2,283
Net Cash Flow	$3,014,189	$3,372,489	$3,850,399	$4,385,380	$3,888,080	$23,708

NOI DSCR	2.33x	2.61x	2.97x	3.39x	3.29x
NCF DSCR	2.33x	2.61x	2.97x	3.39x	3.00x
NOI DY	9.4%	10.5%	12.0%	13.7%	13.3%
NCF DY	9.4%	10.5%	12.0%	13.7%	12.2%

Appraisal.  As of the appraisal valuation date of October 9, 2014, the Hilton Garden Inn Cupertino Property had an “as-is” appraised value of $60,100,000.

Environmental Matters.  According to the Phase I environmental site assessment dated October 23, 2014, there was no evidence of any recognized environmental conditions at the Hilton Garden Inn Cupertino Property.

Market Overview and Competition. The Hilton Garden Inn Cupertino Property is located in Cupertino, California along Highway 280 in the San Jose/Sunnyvale/Santa Clara metropolitan statistical area, commonly referred to as Silicon Valley. The Hilton Garden Inn Cupertino Property is roughly an hour south of downtown San Francisco, approximately 9.0 miles west of the San Jose International Airport and 2.0 miles east of the current Apple headquarters. In addition, the Hilton Garden Inn Cupertino Property is located adjacent to the new Apple headquarters, which is scheduled for a 2016 completion.

Demand drivers for the Hilton Garden Inn Cupertino Property are estimated at 78.0% for commercial, 11.0% for meeting and group and 11.0% for leisure. Commercial demand is primarily generated by corporations located in Cupertino including Apple, Trend Micro, Cloud.com, Lab 126, Packeteer, Chordiant and Seagate Technology. There are over 60 high-tech companies that have offices in Cupertino including IBM, Olivetti and Oracle. The new Apple headquarters will be located adjacent to the Hilton Garden Inn Cupertino

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON GARDEN INN CUPERTINO

Property and is expected to provide significant demand in the future. The Hilton Garden Inn Cupertino Property also benefits from its proximity to convention centers in San Jose and Santa Clara. The Santa Clara Convention Center is located approximately 7.2 miles north of the Hilton Garden Inn Cupertino Property. The convention center has 302,000 square feet of space, consisting of flexible meeting rooms, exhibit halls, terraces, 31 breakout rooms and a 607-seat theater. The San Jose McEnery Convention Center is located 8.4 miles east of the Hilton Garden Inn Cupertino Property and provides more than 425,000 square feet of space for conventions and events. Leisure demand is generated by tourist attractions in Cupertino as well as other attractions and major events held in nearby San Jose, Santa Clara and Palo Alto, including concerts at SAP Center (formerly HP Pavilion), Six Flags, Levi’s Stadium (home of the National Football League’s San Francisco 49ers), athletic events at Stanford University, Great America Theme Park and the Winchester Mystery House. According to the appraisal, the primary competitive set, including the subject, has a total of 1,139 rooms. The September 2014 trailing twelve month occupancy and ADR achieved by these properties was roughly 80.0% and $158.60, respectively.

The following table presents certain information relating to the Hilton Garden Inn Cupertino Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR

	Competitive Set(1)			Hilton Garden Inn Cupertino			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2014 TTM	80.0%	$158.60	$126.68	85.1%	$169.74	$144.46	106.4%	107.0%	114.0%

(1)
Information obtained from the Appraisal report dated October 28 2014.  The competitive set includes the following hotels: Courtyard by Marriott, Cypress Hotel, Wild Palms Hotel, Hilton Garden Inn – Mountain View, Moorpark Hotel – San Jose and Doubletree Hotel – Campbell.

The Borrowers.  The borrowers are BSL Family LLC, PMD LLC, Quito Hospitality Associate, LLC, each a Delaware limited liability company and Cupertino Hospitality Associates, LLC, a California limited liability company. Cupertino Hospitality Associates, LLC leases the property from the other three borrowers pursuant to an operating lease. Legal counsel to the borrowers delivered a non-syndicated tenant-in-common agreement in connection with the origination of the Hilton Garden Inn Cupertino Mortgage Loan. Kelly Heil, Robert Longinetti and Peter Danna, collectively, are the guarantors of certain nonrecourse carveouts under the Hilton Garden Inn Cupertino Mortgage Loan.

The Sponsor.  The sponsors are Kelly Heil, Robert Longinetti and Peter Danna. Robert Longinetti is the president of Terracommercial, Inc (“Terracommercial”). Its parent company, Terracommercial Investments, was founded by Mr. Longinetti approximately 30 years ago. Peter Danna and Kelly Heil are vice-presidents.  Terracommercial leases and manages commercial real estate with its focus primarily in the San Francisco Bay area. Terracommercial’s portfolio ranges from development, leasing, and management of single tenant buildings to shopping centers in excess of 100,000 square feet.  Other notable hotel transactions include Marriott Towne Place Suites in Lexington (KY), Billings (MT), and Sunnyvale (CA).

Escrows.  The loan documents provide for upfront escrows in the amount of $187,844 for real estate taxes, $65,281 for insurance, $31,200 for FF&E reserves and $3,772,000 for PIP Reserves. The loan documents provide for monthly escrows in the amount of $46,961 for real estate taxes, $10,880 for insurance and $31,200 for FF&E reserves. The borrower will have an initial monthly FF&E reserve of $31,200. At the end of each calendar year the FF&E reserves deposits will be 4.0% of the actual revenue for that calendar year. If it is determined the borrower’s required monthly payments are insufficient, the borrower will be required to make a payment in the amount equal the difference as determined by the servicer. If it is determined the borrower has paid in excess of the required FF&E reserve then all excess funds will be credited towards FF&E reserve payments for the following year.

The borrowers plan to reinvest approximately $3.3 million in renovations for interior furnishing upgrades, construction and HVAC upgrades post-closing in connection with an early renewal of the franchise agreement. The lender reserved approximately 115% of this amount, or $3,772,000 at loan closing into a PIP Reserve.

Lockbox and Cash Management.  The Hilton Garden Inn Cupertino Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower or property manager cause all hotel revenue payable with respect to the Hilton Garden Inn Cupertino Mortgage Loan to be deposited into a lockbox account. All amounts on deposit in the lockbox account are swept on a daily basis into a borrower-controlled cash management account. During a Cash Management Period, all funds are swept into the lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.20x at the end of any calendar month based on the trailing 12-month operating period or (iii) a PIP Trigger Event (as defined below). A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and with regard to clause (iii) a PIP Trigger Cure (as defined below) or (iv) a mortgage satisfaction event as defined in the related loan documents.

The borrowers have deposited funds to establish a reserve held by the lender in the amount of $3,772,000 (the “PIP Reserve”). In the event that the amount held in the PIP Reserve (after giving effect to any required disbursements from the PIP Reserve) on the date which is 12 months prior to the expiration of the Franchise Agreement is insufficient to complete the PIP improvements (such event being a “PIP Trigger Event”), the borrowers will pay the lender, concurrently with and in addition to all other amounts due on

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON GARDEN INN CUPERTINO

each payment date thereafter, a deposit to the PIP Reserve in an amount equal to all excess cash flow generated by the Hilton Garden Inn Cupertino Property until such time that the PIP Reserve is sufficiently funded to complete such PIP improvements (such occurrence being a “PIP Trigger Cure”).

Property Management.  The Hilton Garden Inn Cupertino Property is managed by Intermountain Management.

Assumption.  The borrower has the two-time right to transfer the Hilton Garden Inn Cupertino Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC18 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Garden Inn Cupertino Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

Earthquake Insurance: The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 10.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEW TOWN SHOPS ON MAIN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEW TOWN SHOPS ON MAIN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEW TOWN SHOPS ON MAIN

New Town Shops on Main
5129 Main Street
Williamsburg, VA 23188
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – New Town Shops on Main

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$27,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$27,000,000			Location:	Williamsburg, VA
% of Initial Pool Balance:	2.4%			Size:	248,176 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(3):	$108.79
Borrower Name:	Williamsburg Developers, LLC			Year Built/Renovated:	2007/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.200%			Property Manager:	Self-managed
Note Date:	December 2, 2014			3rd Most Recent Occupancy (As of):	86.4% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.1% (12/31/2012)
Maturity Date:	December 11, 2021			Most Recent Occupancy (As of):	92.4% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	87.5% (10/20/2014)
Loan Term (Original):	84 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original)(2):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$3,218,895 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,386,131 (12/31/2013)
Call Protection:	L(24),D(56),O(4)			Most Recent NOI (As of):	$3,349,758 (TTM 10/31/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(3):	Yes			U/W Revenues:	$4,148,848
Additional Debt Type(3):	Mezzanine			U/W Expenses:	$1,236,049
				U/W NOI:	$2,912,799
				U/W NCF:	$2,693,406
				U/W NOI DSCR(3) :	1.95x
Escrows and Reserves(4):				U/W NCF DSCR(3):	1.80x
				U/W NOI Debt Yield(3):	10.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(3):	10.0%
Taxes	$25,705	$25,707	NAP	As-Is Appraised Value:	$51,100,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 4, 2014
Replacement Reserves	$0	$4,136	$198,541	Cut-off Date LTV Ratio(3):	52.8%
TI/LC	$0	$30,000	$720,000	LTV Ratio at Maturity or ARD(3):	47.1%

(1)	See “Sponsors” section.
(2)
See “Subordinate and Mezzanine Indebtedness” section. Debt service payments are allocated on a pro rata basis, determined by the outstanding New Town Shops on Main Mortgage Loan and New Town Shops on Main Mezzanine Loan balances.  The pro rata allocation results in an effective 33.2-year amortization schedule for the New Town Shops on Main Mortgage Loan.

(3)
See “Subordinate and Mezzanine Indebtedness” section.  The equity interest in the New Town Shops on Main Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $5,000,000.  The LTV, DSCR, debt yield and Cut-off Date Principal Balance per square foot numbers shown in the chart above are based solely on the New Town Shops on Main Mortgage Loan.  As of the Cut-off Date, the combined U/W NCF DSCR, combined Cut-off Date LTV Ratio and combined U/W NCF Debt Yield are 1.26x, 62.6% and 8.4%, respectively.

(4)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “New Town Shops on Main Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Williamsburg, Virginia (the “New Town Shops on Main Property”).  The New Town Shops on Main Mortgage Loan was originated on December 2, 2014 by Wells Fargo Bank, National Association.  The New Town Shops on Main Mortgage Loan had an original principal balance of $27,000,000, has an outstanding principal balance as of the Cut-off Date of $27,000,000 and accrues interest at an interest rate of 4.200% per annum.  The New Town Shops on Main Mortgage Loan had an initial term of 84 months, has a remaining term of 84 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The New Town Shops on Main Mortgage Loan matures on December 11, 2021.

Following the lockout period, the borrower has the right to defease the New Town Shops on Main Mortgage Loan in whole, but not in part, on any date before September 11, 2021.  In addition, the New Town Shops on Main Mortgage Loan is prepayable without penalty on or after September 11, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEW TOWN SHOPS ON MAIN

Sources and Uses

Sources			Uses
Original loan amount	$27,000,000	78.6%	Loan payoff(1)	$34,198,899	99.6%
Mezzanine loan Sponsor’s new cash contribution	5,000,000	14.6	Reserves	25,705	0.1
	2,329,738	6.8	Closing costs	105,134	0.3
Total Sources	$34,329,738	100.0%	Total Uses	$34,329,738	100.0%

(1)	The New Town Shops on Main Mortgage Loan is refinancing an existing Wells Fargo Bank, National Association balance sheet loan.

The Property.  The New Town Shops on Main Property is an anchored retail center located in Williamsburg, Virginia that contains approximately 248,176 square feet of rentable area.  Built in 2007, the New Town Shops on Main Property is comprised of 12 buildings situated on an 8.2-acre parcel.  The New Town Shops on Main is part of a larger 365.0-acre mixed-use development that features a 64.0-acre business park with 500,000 square feet of office and research space, approximately 1,000 apartments, town homes, condominiums and single family homes, and walking and biking trails linking the entire community.  The New Town Shops on Main Property is anchored by Regal Cinema, Barnes & Noble and American Family Fitness and other major tenants include Jo-Ann Stores, Panera and Buffalo Wild Wings.  The New Town Shops on Main Property contains 884 surface parking spaces, resulting in a parking ratio of 3.6 spaces per 1,000 square feet of rentable area.  As of October 20, 2014, the New Town Shops on Main Property was 87.5% occupied by 42 tenants.

The following table presents certain information relating to the tenancy at the New Town Shops on Main Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenant
Regal Cinema	B+/B2/B+	42,050	16.9%	$19.00	$798,950	23.3%	$349,010(3)	19.3%	12/10/2025
Barnes & Noble	NR/NR/NR	25,158	10.1%	$12.00	$301,896	8.8%	$171	7.0%	1/31/2017
American Family Fitness	NR/NR/NR	26,357	10.6%	$10.35	$272,795	8.0%	NAV	NAV	10/31/2021
Total Anchor Tenants		93,565	37.7%	$14.68	$1,373,641	40.1%

Major Tenants
Jo-Ann Stores	NR/NR/NR	15,334	6.2%	$10.50	$161,007	4.7%	NAV	NAV	1/31/2022(4)
Panera	NR/NR/NR	4,600	1.9%	$29.50	$135,700	4.0%	NAV	NAV	12/31/2016
Buffalo Wild Wings	NR/NR/NR	5,521	2.2%	$23.03	$127,144	3.7%	NAV	NAV	10/31/2019
Total Major Tenants		25,455	10.3%	$16.65	$423,851	12.4%

Non-Major Tenants		98,145	39.5%	$16.58	$1,627,180	47.5%

Occupied Collateral Total		217,165	87.5%	$15.77	$3,424,672	100.0%

Vacant Space		31,011	12.5%

Collateral Total		248,176	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2013.
(3)	Regal Cinema operates 12 screens and the reported sales are presented on a per screen basis.
(4)
Jo-Ann Stores may terminate its lease if gross sales for the 24-month period from April 15, 2013 to April 14, 2015 do not exceed $125 per square foot.  However, if the tenant achieves sales of $150 per square foot for any 12-month period prior to April 14, 2015, the termination option is null and void.  If the lease is terminated, the tenant must reimburse landlord for 80.0% of the unamortized cost of landlord’s work and 100.0% of the unamortized broker commission paid by landlord.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEW TOWN SHOPS ON MAIN

The following table presents certain information relating to the lease rollover schedule at the New Town Shops on Main Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	6	15,986	6.4%	15,986	6.4%	$239,599	$14.99
2016	11	35,333	14.2%	51,319	20.7%	$623,936	$17.66
2017	8	46,300	18.7%	97,619	39.3%	$697,382	$15.06
2018	6	15,775	6.4%	113,394	45.7%	$203,017	$12.87
2019	3	9,891	4.0%	123,285	49.7%	$207,209	$20.95
2020	1	3,127	1.3%	126,412	50.9%	$62,540	$20.00
2021	2	27,333	11.0%	153,745	61.9%	$294,267	$10.77
Thereafter	5	63,420	25.6%	217,165	87.5%	$1,096,722	$17.29
Vacant	0	31,011	12.5%	248,176	100.0%	$0	$0.00
Total/Weighted Average	42	248,176	100.0%			$3,424,672	$15.77

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the New Town Shops on Main Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	10/20/2014(2)
86.4%	87.1%	92.4%	87.5%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the New Town Shops on Main Property:

Cash Flow Analysis

	2012	2013	TTM 10/31/2014	U/W	U/W $ per SF
Base Rent	$3,448,694	$3,758,355	$3,828,890	$3,424,672	$13.80
Grossed Up Vacant Space	0	0	0	688,938	2.78
Percentage Rent	146,147	122,200	106,094	0	0.00
Total Reimbursables	633,524	664,401	664,214	690,121	2.78
Other Income	102,207	19,029	22,081	22,081	0.09
Less Vacancy & Credit Loss	0	0	0	(676,963)(1)	(2.73)
Effective Gross Income	$4,330,573	$4,563,984	$4,621,279	$4,148,848	$16.72

Total Operating Expenses	$1,111,678	$1,177,853	$1,271,521	$1,236,049	$4.98

Net Operating Income	$3,218,895	$3,386,131	$3,349,758	$2,912,799	$11.74
TI/LC	0	0	0	169,758	0.68
Capital Expenditures	0	0	0	49,635	0.20
Net Cash Flow	$3,218,895	$3,386,131	$3,349,758	$2,693,406	$10.85

NOI DSCR	2.15x	2.26x	2.24x	1.95x
NCF DSCR	2.15x	2.26x	2.24x	1.80x
NOI DY	11.9%	12.5%	12.4%	10.8%
NCF DY	11.9%	12.5%	12.4%	10.0%

(1) The underwritten economic vacancy is 16.5%. The New Town Shops on Main Property was 87.5% physically occupied as of October 20, 2014.

Appraisal.  As of the appraisal valuation date of October 4, 2014, the New Town Shops on Main Property had an “as-is” appraised value of $51,100,000.

Environmental Matters.  According to the Phase I environmental site assessment dated October 9, 2014, there was no evidence of any recognized environmental conditions at the New Town Shops on Main Property.

Market Overview and Competition.  The New Town Shops on Main Property is located in Williamsburg, Virginia and is part of the Norfolk-Newport News-Virginia Beach metropolitan statistical area that is also referred to as Hampton Roads.  Primary access to the area is provided by US Route 199, the primary highway in Williamsburg, and Interstate 64, which is located approximately 4.5 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEW TOWN SHOPS ON MAIN

east of the New Town Shops on Main Property and is the primary east/west highway that connects to the state capital, the city of Richmond.  The College of William & Mary is located approximately 1.3 miles east of the New Town Shops on Main Property and serves as the area’s largest employer.  College of William & Mary is the second oldest college in the United States and its current Fall 2014 undergraduate enrollment is approximately 6,299.  As of 2014, the estimated population within a one-, three-, and five-mile radius of the New Town Shops on Main Property was 3,839, 39,199 and 72,440, respectively.  The estimated average household income within the same one-, three- and five-mile radii was $70,218, $86,887 and $90,512, respectively.

According to a third party report, the New Town Shops on Main Property is located within the Williamsburg submarket of the Hampton Roads retail market.  As of the third quarter of 2014, the Williamsburg submarket reported a total retail inventory of 5.5 million square feet with a 7.4% vacancy rate and average asking rents of $18.45 per square foot on a triple-net basis.

The following table presents certain information relating to comparable retail properties for the New Town Shops on Main Property:

Competitive Set(1)

	New Town Shops on Main (Subject)	Settler’s Market at New Town	Courthouse Commons	The Shops at High Street	Tribe Square	Cedar Valley Shopping Center
Location	Williamsburg, VA	Williamsburg, VA	Williamsburg, VA	Williamsburg, VA	Williamsburg, VA	Williamsburg, VA
Distance from Subject	--	0.5 miles	0.5 miles	1.1 miles	1.6 miles	4.6 miles
Property Type	Anchored Retail	Neighborhood Center	Neighborhood Center	Lifestyle Center	Unanchored Retail	Shadow- Anchored Retail
Year Built/Renovated	2007/NAP	2008/NAP	2011/NAP	2007/NAP	2011/NAP	2006/NAP
Anchors	Regal Cinema, Barnes & Noble, American Family Fitness	Steinmart, Books a Million, Home Goods	The Fresh Market	Movie Tavern Cinemas	NAP	NAP
Total GLA	248,176 SF	236,479 SF	52,290 SF	115,591 SF	9,583 SF	20,434 SF
Total Occupancy	88%	90%	95%	80%	100%	76%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Williamsburg Developers, LLC, a Virginia limited liability company and single purpose entity with one independent director that is controlled by the principals of Developers Realty Corporation (“DRC”). Wayne Eisenbaum, Alan Eisenbaum and AMPM Enterprises are the guarantors of certain nonrecourse carveouts under the New Town Shops on Main Mortgage Loan.

The Sponsors.  The sponsors are Wayne Eisenbaum, Alan Eisenbaum and AMPM Enterprises.  Messrs. Eisenbaum are principals of DRC, a shopping center development company that was founded in 1958 and currently operates 24 shopping centers located across seven states.

Escrows.  The loan documents provide for an upfront escrow in the amount of $25,705 for real estate taxes.  In addition, the loan documents provide for ongoing monthly escrows of $25,707 for real estate taxes, $4,136 for replacement reserves (subject to a cap of $198,541) and $30,000 for tenant improvements and leasing commissions (subject to a cap of $720,000).  The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be provided by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management.  The New Town Shops on Main Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt.  Prior to a Cash Trap Event Period (as defined below), all excess cash flow is distributed to borrower.  During a Cash Trap Event Period, all excess cash flow is swept to a lender controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the combined New Town Shops on Main Mortgage Loan and New Town Shops on Main Mezzanine Loan (as defined below in the “Subordinate and Mezzanine Indebtedness” section) debt service coverage ratio falling below 1.15x; or (iii) the occurrence of a Tenant Trigger Period (as defined below).  A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the combined New Town Shops on Main Mortgage Loan and New Town Shops on Main Mezzanine Loan debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters; with regard to clause (iii), the Tenant Trigger Period has ended.

A “Tenant Trigger Period” will commence upon the earlier of (i) Regal Cinemas or Barnes & Noble defaulting under its lease, filing for bankruptcy, or going dark, vacating or failing to occupy its space; or (ii) Barnes & Noble failing to renew its lease six months prior to its lease expiration. A Tenant Trigger Period will expire with regard to clause (i), upon the cure of such default under the applicable lease, termination of the bankruptcy proceeding and affirmation of the applicable lease, or the applicable tenant resuming its normal business and being open for two consecutive quarters; with regard to clause (ii), Barnes & Noble exercising its renewal or extension option; and with regard to clauses (i) and (ii), upon lender receiving evidence that a satisfactory replacement tenant has commenced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEW TOWN SHOPS ON MAIN

paying rent, is conducting business in 90.0% of the applicable tenant space at market rents and all tenant improvement costs, leasing commissions and/or rent concessions have been paid or specifically reserved by lender.

Property Management. The New Town Shops on Main Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the New Town Shops on Main Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC18 Certificates.

Free Release. Following the lockout period, the borrower is permitted to release two vacant parcels located behind the Regal Cinemas, subject to certain conditions including (i) the release parcel is vacant, non-income producing and unimproved; (ii) following the release, the remaining parcel will have unimpeded and unencumbered access for all pedestrian and vehicular ingress and egress; and (iii) regardless of whether or not the requested release occurs, borrower must pay or reimburse lender for all reasonable third party costs and expenses incurred by lender in connection with the release.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. RMezz New Town, LLC (the “New Town Shops on Main Mezzanine Lender”), a subsidiary of Rialto Capital, has originated a $5,000,000 mezzanine loan (the “New Town Shops on Main Mezzanine Loan”) to Williamsburg Mezz, LLC (the “Mezzanine Borrower”).  The New Town Shops on Main Mezzanine Loan had an initial term of 84 months, has a remaining term of 84 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The debt service coverage ratio is calculated on a 30-year amortization schedule and a 4.200% interest rate for the New Town Shops on Main Mortgage Loan and on an 11.500% interest rate for the New Town Shops on Main Mezzanine Loan, for a blended interest rate of 5.340%.  Debt service payments are allocated on a pro rata basis, determined by the outstanding New Town Shops on Main Mortgage Loan and New Town Shops on Main Mezzanine Loan balances.  The pro rata allocation results in an effective 33.2-year amortization schedule for the New Town Shops on Main Mortgage Loan and an effective 20.8-year amortization schedule for the New Town Shops on Main Mezzanine Loan.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the New Town Shops on Main Property.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALGREENS PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALGREENS PORTFOLIO

Joplin
Springfield
Neosho
MISSOURI
MARK TWAIN NATL FOREST
Poplar Bluff
West Plains
Bentonville
Harrison
Springdale
Siloam Springs
Fayetteville
Dyersburg
Blytheville
Jonesboro
OZARK NATIONAL FOREST
ARKANSAS
TENN.
Van Buren
Fort Smith
Russellville
Searcy
West Memphis
MEMPHIS
Collierville
OKLA.
Conway
Hot Springs Village
North Little Rock
OUACHITA NATIONAL FOREST
Southaven
LITTLE ROCK
Hot Springs
Redfield
Pine Bluff
Oxford
Clarksdale
Mississippi River
MISSISSIPPI
Red River
Hope
Texarkana
El Dorado
Greenville
TEXAS
LOUISIANA
Bossier City
Longview
Monroe
Vicksburg
JACKSON
SHREVEPORT

Waterford
Auburn Hills
Rochester
Rochester Hills
Shelby
MACOMB COUNTY
Pontiac
Oakland Co Intl. Airport
Troy
Mount Clemens
OAKLAND COUNTY
Clinton
Harrison
West Bloomfield
Bloomfield Hills
Birmingham
Sterling Heights
Farmington Hills
Royal Oak
Warren
Roseville
St. Clair Shores
Wixom
Southfield
Ferndale
Eastpointe
Novi
Oak Park
Grosse Pointe Woods
MICHIGAN
Livonia
Redford
Highland Park
Lake St. Clair
Plymouth
WAYNE COUNTY
Hamtramck
DETROIT
U.S.
CANADA
Dearborn Heights
Garden City
Canton
Westland
Dearborn
WINDSOR
Wayne
Inkster
River Rouge
Windsor Airport
Ypsilanti
Romulus
Allen Park
Lincoln Park
Taylor
LaSalle
Belleville
Southgate
ONTARIO
WASHTENAW COUNTY
Grosse Isle
Amherstburg
Woodhaven
Trenton

Lebanon
Westfield
Noblesville
Lapel
BOONE COUNTY
HAMILTON COUNTY
MADISON COUNTY
Whitestown
Carmel
Fishers
Zionsville
Fortville
Lawrence
Pittsboro
Brownsburg
HANCOCK COUNTY
INDIANAPOLIS
HENDRICKS COUNTY
Speedway
Greenfield
Avon
Warren Park
Danville
Plainfield
Beech Grove
SHELBY COUNTY
Mooresville
Greenwood
Fairland
MORGAN COUNTY
Whiteland
JOHNSON COUNTY
Franklin
Shelbyville

Picayune
Covington
Abita Springs
MISSISSIPPI
LOUISIANA
Madisonville
Mandeville
Pearl River
Lacombe
Slidell
Pearlington
Lake Pontchartrain
Lake St. Catherine
Lake Borgne
Kenner
NEW ORLEANS
Metairie
Chalmette
Terrytown
Marrero

Walgreens Portfolio

1	Walgreens - Harrison	Harrison, AR
2	Walgreens - Siloam Springs	Siloam Springs, AR
3	Walgreens - Indianapolis	Indianapolis, IN
4	Walgreens - Slidell	Slidell, LA
5	Walgreens - Clinton Township	Clinton Township, MI
6	Walgreens - Lee's Summit	Lee's Summit, MO

Sugar Creek
Downtown
Independence
KANSAS CITY
Raytown
Blue Springs
Prairie Village
Lee's Summit
Lake Lotawana
KANSAS
MISSOURI
Grandview
Leawood
Greenwood
Belton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 –Walgreens Portfolio

Loan Information	Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC	Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Type:	Retail
Original Principal Balance:	$25,000,000	Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$25,000,000	Location:	Various – See Table
% of Initial Pool Balance:	2.2%	Size:	89,478 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per SF:	$279.40
Borrower Names(1):	Various	Year Built/Renovated:	Various – See Table
Sponsor:	Cole Operating Partnership V, LP	Title Vesting:	Fee
Mortgage Rate:	4.450%	Property Manager:	CREI Advisors, LLC
Note Date:	November 26, 2014	3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	December 6, 2024	Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	60 months	Current Occupancy (As of):	100.0% (12/1/2014)
Loan Term (Original):	120 months
Seasoning:	0 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of)(3):	NAV (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of) (3):	NAV (12/31/2012)
Call Protection:	L(24),D(93),O(3)	Most Recent NOI (As of) (3):	NAV (12/31/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
U/W Revenues:	$2,103,510
U/W Expenses:	$42,070
U/W NOI(3):	$2,061,439
U/W NCF:	$2,049,322
U/W NOI DSCR:	1.36x
U/W NCF DSCR:	1.36x
U/W NOI Debt Yield:	8.2%
Escrows and Reserves(2):	U/W NCF Debt Yield:	8.2%
As-Is Appraised Value:	$36,395,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	Various(4)
Taxes	$0	Springing	NAP	Cut-off Date LTV Ratio:	68.7%
Insurance	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	62.8%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.
(4)	The As-Is Appraisal Valuation Dates range from October 15, 2014 to October 17, 2014.

The Mortgage Loan.  The mortgage loan (the “Walgreens Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by first mortgages encumbering the fee interest in a portfolio of six single tenant retail properties 100.0% leased to Walgreens located in Arkansas, Indiana, Louisiana, Michigan and Missouri (the “Walgreens Portfolio Properties”).  The Walgreens Portfolio Mortgage Loan was originated on November 26, 2014 by Ladder Capital Finance LLC. The Walgreens Portfolio Mortgage Loan had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $25,000,000 and accrues interest at an interest rate of 4.450% per annum. The Walgreens Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Walgreens Portfolio Mortgage Loan matures on December 6, 2024.

Following the lockout period, the borrowers have the right to defease the Walgreens Portfolio Mortgage Loan in whole, or in part, on any date before October 6, 2024. In addition, the Walgreens Portfolio Mortgage Loan is prepayable without penalty on or after October 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALGREENS PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	67.6%	Purchase price	$35,795,596	96.8%
Sponsor’s new cash contribution	11,978,693	32.4	Closing costs	1,183,097	3.2
Total Sources	$36,978,693	100.0%	Total Uses	$36,978,693	100.0%

The Properties.  The Walgreens Portfolio Properties are comprised of the fee interests in six single tenant retail properties totaling 89,478 rentable square feet and 100.0% leased to Walgreens. Walgreen’s is the largest drugstore chain in the United States and operates more than 8,600 stores in all 50 states. Prescription drugs generally account for about two-thirds of sales with the rest coming from the sale of general merchandise, over-the-counter medications, cosmetics and groceries.

The following table presents certain information relating to the Walgreens Portfolio Properties:

Property Name	Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Walgreens – Harrison	Harrison, AR	$4,825,000	19.3%	100.0%	2005/NAP	14,820	$7,050,000
Walgreens – Indianapolis	Indianapolis, IN	$4,675,000	18.7%	100.0%	1999/NAP	14,820	$6,800,000
Walgreens – Clinton Township	Clinton Township, MI	$4,275,000	17.1%	100.0%	2000/NAP	15,120	$6,200,000
Walgreens – Lees Summit	Lees Summit, MO	$4,250,000	17.0%	100.0%	1997/NAP	13,905	$6,200,000
Walgreens – Siloam Springs	Siloam Springs, AR	$3,900,000	15.6%	100.0%	2007/NAP	14,820	$5,675,000
Walgreens – Slidell	Slidell, LA	$3,075,000	12.3%	100.0%	1996/NAP	15,993	$4,470,000
Total/Weighted Average		$25,000,000	100.0%	100.0%		89,478	$36,395,000

The following table presents certain information relating to the sole tenant at each of the Walgreens Portfolio Properties:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Walgreens	NR/Baa2/BBB	89,478	100.0%	$24.10	$2,156,449	100.0%	11/30/2029
Collateral Total		89,478	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The Annual U/W Base Rent PSF and Annual U/W Base Rent include the average rent during the Walgreens Portfolio Mortgage Loan term. The initial annual rent is $2,104,708 in total or $23.52 PSF and the leases provide for rental increases of 5.0% every five years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALGREENS PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Walgreens Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	6	89,478	100.0%	89,478	100.0%	$2,156,449	$24.10
Vacant	0	0	0.0%	89,478	100.0%	$0	$0.00
Total/Weighted Average	6	89,478	100.0%			$2,156,449	$24.10

(1)	Information obtained from the underwritten rent roll.
(2)
The Annual U/W Base Rent PSF and Annual U/W Base Rent include the average rent during the Walgreens Portfolio Mortgage Loan term. The initial annual rent is $2,104,708 in total or $23.52 PSF and the leases provide for rental increases of 5.0% every five years.

The following table presents historical occupancy percentages at the Walgreens Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/1/2014(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the leases.
(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Walgreens Portfolio Properties:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$2,156,449(2)	$24.10
Total Reimbursables	12,117	0.14
Less Vacancy & Credit Loss	(65,057)(3)	(0.73)
Effective Gross Income	$2,103,510	$23.51

Total Operating Expenses	$42,070	$0.47

Net Operating Income	$2,061,439	$23.04
TI/LC	0	0.00
Capital Expenditures	12,117	0.14
Net Cash Flow	$2,049,322	$22.90

NOI DSCR	1.36x
NCF DSCR	1.36x
NOI DY	8.2%
NCF DY	8.2%
(1)   Historical financial statements are not available as the sponsor recently acquired the Walgreens Portfolio Properties as part of a sale-leaseback transaction.
(2)   The U/W Base Rent includes the average rent during the Walgreens Portfolio Mortgage Loan term. The initial annual rent is $2,104,708 in total or $23.52 PSF and the lease features rental increases of 5.0% every five years.
(3)   The underwritten economic vacancy is 3.0%. The Walgreens Portfolio Properties were 100.0% physically occupied as of December 1, 2014.

Appraisal.  As of the appraisal valuation dates ranging from October 15, 2014 to October 17, 2014, the Walgreens Portfolio Properties had an aggregate “as-is” appraised value of $36,395,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from October 21, 2014 to October 28, 2014, there was no evidence of any recognized environmental conditions at any of the Walgreens Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALGREENS PORTFOLIO

The Borrowers.  The borrowers are ARCP WG Harrison AR, LLC, ARCP WG Siloam Springs AR, LLC, ARCP WG Indianapolis (Washington) IN, LLC, ARCP WG Slidell LA, LLC, ARCP WG Clinton Township MI, LLC and ARCP WG Lees Summit (Langsford) MO, LLC, all Delaware limited liability companies and single purpose entities with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Walgreens Portfolio Mortgage Loan. Cole Operating Partnership V, LP (“Cole V”), the sponsor and indirect owner of the borrowers, is the guarantor of certain nonrecourse carveouts under the Walgreens Portfolio Mortgage Loan.

The Sponsors. The sponsor is Cole V. Founded in 2012, Cole V is a non-traded REIT that invests in retail, office and industrial properties. Cole V is externally managed by Cole REIT Advisors V, LLC an affiliate of Cole Capital. As of September 30, 2014, Cole V owned 47 properties totaling 716,000 square feet in 18 states.

Escrows.  Ongoing monthly reserves for real estate taxes and insurance are not required as long as (i) no event of default exists, (ii) the tenants are paying taxes directly to the taxing authorities, (iii) the tenants are maintaining the insurance in accordance with the terms of the leases (or self-insuring), (iv) the tenants are paying insurance premiums directly to the insurers or agents (unless the tenants are self-insuring), (v) the leases are in full force and effect and no landlord or tenant shall be in default of any of its obligations beyond applicable notice and cure periods, if any, and (vi) unless the borrowers are providing insurance under an approved blanket policy, only with respect to the waiver of ongoing monthly insurance reserves, the senior unsecured debt rating of Walgreens shall be and remain at least “BBB-” by S&P (or the equivalent of such rating by Moody’s).

Lockbox and Cash Management.  The Walgreens Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within two business days of receipt. Funds are then swept into a cash management account controlled by the lender and prior to the occurrence of an Excess Cash Flow Sweep Trigger Event (as defined below), all excess funds after the application in accordance with the loan documents are distributed to the borrowers’ operating account. During an Excess Cash Flow Sweep Trigger Event, all excess cash flow is retained in the cash management account.

An “Excess Cash Flow Sweep Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) the amortizing net cash flow debt service coverage ratio is less than 1.25x; (iii) stores comprising more than 10.0% of the Walgreens Portfolio Properties “go dark”; (iv) Walgreens becomes insolvent, files for bankruptcy or has its senior unsecured debt rating fall below BB+/Ba1 by S&P or Moody’s; (v) an event of default occurs under the property management agreement; or (vi) any borrower or guarantor becomes insolvent or files for bankruptcy.

An Excess Cash Flow Sweep Trigger Event will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.30x for six consecutive months; with regard to clause (iii), (a) the date on which less than 10.0% of the Walgreens Portfolio Properties are “dark”, or (b) an amount equal to 100.0% of the loan amount allocated to such dark property has been swept into the cash management account; and with regard to clause (iv) (a) the date on which the senior unsecured debt rating of Walgreens is upgraded to at least BBB-/Baa3 by S&P or Moody’s and is maintained for six consecutive months, or (b) if Walgreens becomes solvent for at least six consecutive months or shall no longer be a debtor in any bankruptcy action and shall have affirmed the leases; with regard to clause (v), the date on which lender, in its sole discretion, with accepts or waives the event of default triggering such Excess Cash Flow Sweep Trigger Event; with regard to clause (vi), the date on which either the default under the property management agreement has been cured to lender’s satisfaction or borrower has entered a replacement property management agreement in accordance with the loan agreement.  During the term of the Walgreens Portfolio Mortgage Loan, there shall be no more than three Excess Cash Flow Sweep Trigger Event cures.

Property Management.  The Walgreens Portfolio Properties are managed by CREI Advisors, LLC.

Assumption.  The borrowers have the right to transfer the Walgreens Portfolio Properties in whole, but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from KBRA, DBRS and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC18 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2014-LC18 Certificates, the borrowers is permitted to partially release any of the Walgreens Portfolio Properties in connection with a partial defeasance, subject to certain conditions including (i) no event of default exists; (ii) borrowers shall have submitted to lender a written request for such partial defeasance at least thirty days prior to the proposed partial defeasance date; (iii) after the partial defeasance, the assumed debt service coverage ratio (as defined in the related loan documents) of the remaining property shall be equal to or greater than the greater of (a) the assumed debt service coverage ratio of all properties prior to the partial defeasance; and (b) 1.35x; and (iv) after the partial defeasance, the loan-to-value ratio of the remaining property or properties shall be equal to or less than the lesser of (a) 68.7% and (b) the loan to value ratio immediately prior to the Partial Defeasance.

Real Estate Substitution.  Substitution of the Walgreens Portfolio Properties is permitted in connection with curing a “go dark trigger” (described in clause (iii) of the definition of Excess Cash Flow Sweep Trigger Event).  Substitution conditions include: (i) no more than two individual properties may be replaced during the Walgreens Portfolio Mortgage Loan term; (ii) the appraised value of the substitute property must be greater than or equal to that of the individual property being replaced as of the loan closing and as of the date of substitution; and (iii) the aggregate assumed debt service coverage ratio after the substitution cannot be less than the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALGREENS PORTFOLIO

aggregate assumed debt service coverage ratio for the twelve full calendar months immediately preceding the substitution or at loan closing.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Walgreens Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event; provided, however, that borrowers are not required to carry the insurance required under the loan agreement while Walgreens self-insures pursuant to its lease and has a senior unsecured debt rating from S&P of at least “BBB-”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – 1175 North Main Street

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Other
Original Principal Balance:	$24,800,000			Specific Property Type:	Data Center
Cut-off Date Principal Balance:	$24,800,000			Location:	Harrisonburg, VA
% of Initial Pool Balance:	2.2%			Size:	102,000 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$243.14
Borrower Name:	GI DC Harrisonburg, LLC			Year Built/Renovated:	1978/2011
Sponsor:	Datacore Fund, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.695%			Property Manager:	Goldstar Properties LLC
Note Date:	November 17, 2014			3rd Most Recent Occupancy (As of) (1):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of) (1):	NAV
Maturity Date:	December 6, 2024			Most Recent Occupancy (As of) (1):	NAV
IO Period:	120 months			Current Occupancy (As of) (1):	100.0% (12/1/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(1):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(1):	NAV
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(1):	NAV
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$6,547,444
Additional Debt Type:	NAP			U/W Expenses:	$2,663,737
				U/W NOI:	$3,883,707
				U/W NCF:	$3,867,387
				U/W NOI DSCR :	4.18x
Escrows and Reserves:				U/W NCF DSCR:	4.16x
				U/W NOI Debt Yield:	15.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	15.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value(2)(3):	$59,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 27, 2014
Replacement Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(2)(3):	42.0%
TI/LC	$0	$0	NAP	LTV Ratio at Maturity or ARD:	42.0%
Debt Service Reserve	$77,424	$0	NAP

(1)
Historical financial and occupancy data are not available as the 1175 North Main Street Property was acquired by Datacore Fund, L.P. on September 9, 2014. WellPoint, Inc. executed a lease with a rent commencement date on January 1, 2015 for 100.0% of the 1175 North Main Street property.

(2)	The “Go Dark” appraised value of $63,000,000 would result in a Cut-off Date LTV Ratio of 39.4%.
(3)	The “As-stabilized” appraised value dated January 1, 2015, of $61,000,000 would result in a Cut-off Date LTV Ratio of 40.7%.

The 1175 North Main Street mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 102,000 square foot data center building located in Harrisonburg, Virginia (the “1175 North Main Street Property”).  The 1175 North Main Street Property is 100% leased by WellPoint, Inc. on a 12-year, triple-net lease.  WellPoint is one the nation’s leading health benefits companies with approximately 37.3 million members and annual revenues exceeding $72.2 billion. WellPoint is capitalized with balance sheet equity in excess of $24.0 billion as well as cash and cash equivalents of nearly $1.8 billion.  The 1175 North Main Street Property will serve as one of WellPoint’s mission critical data and disaster recovery centers.  The 1175 North Main Street Property is a Tier III, LEED silver-certified data center located outside of any nuclear risk zones, seismic zones and flood zones.  The 1175 North Main Street Property is fully secured with perimeter fencing, security cameras, electronic scanners, and on-site security guards trained for anti-terrorism. The 1175 North Main Street Property also features two dedicated loading dock bays and 100 parking spaces, resulting in a parking ratio of 0.98 per 1,000 square feet of rentable area.

The 1175 North Main Street Property features a total of four data center pods, totaling 40,098 square feet of raised floor space, an overall power density of 150 watts per square foot (with a capacity to take on 300 watts per square foot), and N+1 structure with back up generators. The 1175 North Main Street Property is served by two transformers, both of which are 25/33 megavolt ampere. The 1175 North Main Street Property is capable of offering a total of 25 megawatts of gross power.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1175 NORTH MAIN STREET

Sources and Uses

Sources			Uses
Original loan amount	$24,800,000	41.2%	Purchase price	$59,000,000	98.0%
Sponsor’s new cash contribution	35,424,524	58.8%	Reserves	77,424	0.1
			Closing Costs	1,147,100	1.9
Total Sources	$60,224,524	100.0%	Total Uses	$60,224,524	100.0%

The following table presents certain information relating to the tenancy at the 1175 North Main Street Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Wellpoint, Inc.(3)	BBB+/Baa2/A-	102,000	100.0%	$43.07	$4,393,412	100.0%	12/31/2026(4)

Occupied Collateral Total		102,000	100.0%	$43.07	$4,393,412	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The Annual U/W Base Rent and Annual U/W Base Rent PSF for Wellpoint, Inc. represents the tenant’s average rent over the lease term. The tenant’s current in-place rent is $39.22 per square foot on a triple net lease.

(3)	Wellpoint, Inc. has subleased 10,000 square feet of its total 102,000 square feet to Carpathia Hosting, Inc. for $208.38 per square foot. This lease expires on October 31, 2018.
(4)	Wellpoint, Inc. has one eight year renewal option and four 5-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the 1175 North Main Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	102,000	100.0%	102,000	100.0%	$4,393,412	$43.07
Vacant	0	0	0.0%	102,000	100.0%	$0	$0.00
Total/Weighted Average	1	102,000	100.0%			$4,393,412	$43.07

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 1175 North Main Street Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/1/2014(2)(3)
NAV	NAV	NAV	100.0%

(1)	Information not available from the seller.
(2)	Information obtained from the underwritten rent roll.
(3)	Wellpoint, Inc. has commenced moving in equipment and personal property but has not commenced paying rent. The rent commencement date under the lease is January 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1175 NORTH MAIN STREET

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the 1175 North Main Street Property:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$4,393,412	$43.07
Grossed Up Vacant Space	0	0.00
Total Reimbursables	2,498,634	24.50
Other Income	0	0.00
Less Vacancy & Credit Loss	(344,602)(2)	(3.38)
Effective Gross Income	$6,547,444	$64.19

Total Operating Expenses	$2,663,737	$26.12

Net Operating Income	$3,883,707	$38.08
TI/LC	0	0.00
Capital Expenditures	16,320	0.16
Net Cash Flow	$3,867,387	$37.92

NOI DSCR	4.18x
NCF DSCR	4.16x
NOI DY	15.7%
NCF DY	15.6%

(1)	No historical financial information is available as the borrower purchased the 1175 North Main Street Property on September 9, 2014.
(2)	The underwritten economic vacancy is 5.0%. The 1175 North Main Street Property is currently 100.0% leased as of December 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Depot Park

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance(1):	$24,000,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance(1):	$24,000,000			Location:	Sacramento, CA
% of Initial Pool Balance:	2.1%			Size:	2,112,089 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$21.59
Borrower Name:	U.S. National Leasing LLC			Year Built/Renovated:	1940/2000
Sponsor:	Richard W. Fischer			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	Self-managed
Note Date:	November 24, 2014			3rd Most Recent Occupancy (As of):	65.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	61.5% (12/31/2012)
Maturity Date:	December 1, 2024			Most Recent Occupancy (As of):	65.8% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	67.7% (10/21/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	None
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$5,379,102 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$5,659,563 (12/31/2013)
Call Protection:	L(25),GRTR 1% or YM(91),O(4)			Most Recent NOI (As of)(3):	$6,485,650 (TTM 6/30/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$10,943,007
				U/W Expenses:	$5,122,652
				U/W NOI(3):	$5,820,354
				U/W NCF:	$4,989,050
Escrows and Reserve:				U/W NOI DSCR(1):	2.91x
				U/W NCF DSCR(1):	2.49x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	12.8%
Taxes	$31,132	$31,132	NAP	U/W NCF Debt Yield(1):	10.9%
Insurance	$148,294	$18,537	NAP	As-Is Appraised Value:	$76,000,000
Replacement Reserves	$17,610	$17,610	$900,000	As-Is Appraisal Valuation Date:	July 14, 2014
TI/LC Reserve(2)	$0	Springing	$1,568,000	Cut-off Date LTV Ratio(1):	60.0%
				LTV Ratio at Maturity or ARD(1):	60.0%

(1)
The Depot Park Loan Combination, totaling $45,600,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $24,000,000, has an outstanding principal balance as of the Cut-off Date of $24,000,000 and will be contributed to the WFCM 2014-LC18 Trust. Note A-2 had an original principal balance of $21,600,000 and is expected to be contributed to a future trust. The lender provides no assurance that the Note A-2 will not be split further. All statistical information related to balances per square foot, loan-to-value, debt service coverage ratios and debt yield are based on the Depot Park Loan Combination.

(2)	Monthly TI/LC reserves of $58,000 with a cap of $1,568,000 will commence and continue so long as the debt service coverage ratio falls below 1.62x for the two prior consecutive quarters.
(3)	See “Cash Flow Analysis” section.

The “Depot Park Loan Combination” is evidenced by two promissory notes (Notes A-1 and A-2) that are secured by a first mortgage encumbering the fee interest in an industrial and office park located in Sacramento, California (the “Depot Park Property”). The Depot Park Property is an approximately 2.1 million square foot industrial and office park. The Depot Park Property was built in the 1940s as an army depot, purchased by the City of Sacramento from the United States Government in 1994, and renovated to its current use in 2000.  The Depot Park Property is approximately 90.6% industrial space and 9.4% office space situated in over 35 buildings. The Depot Park Property features extensive landscaping and amenities, including picnic areas, gazebos, a volleyball court, walking path, other recreational activities, an on-site restaurant and a child care center. The Depot Park Property is gated with three secured entrances. As of October 21, 2014, the Depot Park Property was 67.7% occupied by 85 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEPOT PARK

Sources and Uses

Sources			Uses
Original loan amount	$45,600,000	100.0%	Loan Payoff	$35,489,566	77.8%
			Reserves	197,036	0.4
			Other uses(1)	9,069,237	19.9
			Closing costs	700,376	1.5
			Return of equity	143,785	0.3
Total Sources	$45,600,000	100.0%	Total Uses	$45,600,000	100.0%

(1)
Prior to the origination of the Depot Park Loan Combination, the Depot Park Property operated on a ground lease. At loan closing, the borrower purchased the land and collapsed the ground lease for approximately $7.2 million and additional fees.

The following table presents certain information relating to the tenancy at the Depot Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Department of Corrections	NR/NR/NR	196,020	9.3%	$7.21(1)	$1,412,415(1)	16.6%	Various(2)
DMV – State of California	A/Aa3/A+	54,450	2.6%	$17.46	$950,892	11.2%	3/31/2017(3)
Swinerton Builders	NR/NR/NR	25,019	1.2%	$16.49	$412,563	4.9%	11/30/2022(4)
Ferguson Enterprises	NR/NR/NR	87,120	4.1%	$4.49	$390,912	4.6%	7/31/2020
Big Bear Fireworks Inc.	NR/NR/NR	97,620	4.6%	$3.69	$360,216	4.2%	9/30/2015(5)
Airco Mechanical Inc.	NR/NR/NR	86,944	4.1%	$3.50	$303,936	3.6%	5/31/2027
Total Services Logistics	NR/NR/NR	81,675	3.9%	$3.39	$276,948	3.3%	1/31/2015
Total Major Tenants		628,848	29.8%	$6.53	$4,107,881	48.3%

Non-Major Tenants		801,539	38.0%	$5.48	4,392,285	51.7%

Occupied Collateral Total		1,430,387	67.7%	$5.94	$8,500,166	100.0%

Vacant Space		681,702	32.3%

Collateral Total		2,112,089	100.0%

(1)
Department of Corrections pays $7.54 per square foot gross on 152,460 square feet (7.2% of net rentable area) under one lease and $6.02 per square foot gross on 43,560 square feet (2.1% of net rentable area) under a second lease.

(2)
Department of Corrections may terminate its leases for 152,460 and 43,560 square feet at any time on or after January 31, 2016 and March 31, 2016, respectively, with written notice to the landlord at least 30 days’ prior to the termination date. Department of Corrections leases expire on January 31, 2020 and March 31, 2020, respectively.

(3)	DMV – State of California may terminate its lease at any time after March 31, 2013 with written notice to the landlord at least 30 days prior to the termination date.
(4)	Swinerton Builders may terminate its lease on December 1, 2017 with written notice to the landlord at least 120 days written notice prior to the termination date.
(5)
If the City of Sacramento prohibits the use of the premises for general office, storage, warehousing, sales and distribution of Class C 1.4G consumer fireworks and other legal and related uses, Big Bear Fireworks Inc. may terminate its lease with 90 days prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEPOT PARK

The following table presents certain information relating to the lease rollover schedule at the Depot Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	12,990	0.6%	12,990	0.6%	$60,108	$4.63
2014	17	136,312	6.5%	149,302	7.1%	$631,200	$4.63
2015	31	326,717	15.5%	476,019	22.5%	$1,373,964	$4.21
2016	12	159,984	7.6%	636,003	30.1%	$1,323,012	$8.27
2017	9	189,628	9.0%	825,631	39.1%	$1,640,000	$8.65
2018	1	43,560	2.1%	869,191	41.2%	$123,000	$2.82
2019	4	17,295	0.8%	886,486	42.0%	$177,126	$10.24
2020	4	370,260	17.5%	1,256,746	59.5%	$2,025,879	$5.47
2021	1	8,000	0.4%	1,264,746	59.9%	$119,708	$14.96
2022	2	46,017	2.2%	1,310,763	62.1%	$584,857	$12.71
2023	0	0	0.0%	1,310,763	62.1%	$0	$0.00
2024	1	21,780	1.0%	1,332,543	63.1%	$137,376	$6.31
Thereafter	2	97,844	4.6%	1,430,387	67.7%	$303,936	$3.11
Vacant	0	681,702	32.3%	2,112,089	100.0%	$0	$0.00
Total/Weighted Average	86	2,112,089	100.0%			$8,500,166	$5.94

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Depot Park Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	10/21/2014(2)
65.0%	61.5%	65.8%	67.7%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Depot Park Property:

Cash Flow Analysis

	2012	2013	TTM 6/30/2014	U/W	U/W $ per SF
Base Rent	$8,551,524	$8,797,466	$9,274,528	$8,500,166	$4.02
Grossed Up Vacant Space	0	0	0	3,344,581	1.58
Total Reimbursables	1,808,943	1,753,651	1,914,221	1,913,589	0.91
Other Income	0	0	0	529,251	0.25
Less Vacancy & Credit Loss	0	0	0	(3,344,581)(1)	(1.58)
Effective Gross Income	$10,360,467	$10,551,117	$11,188,749	$10,943,007	$5.18

Total Operating Expenses	$4,981,365	$4,891,554	$4,703,099	$5,122,652	$2.43

Net Operating Income	$5,379,102	$5,659,563	$6,485,650(2)	$5,820,354(2)	$2.76
TI/LC	0	0	0	620,095	0.29
Reserves for Replacements	0	0	0	211,209	0.10
Net Cash Flow	$5,379,102	$5,659,563	$6,485,650	$4,989,050	$2.36

NOI DSCR(3)	2.69x	2.83x	3.24x	2.91x
NCF DSCR(3)	2.69x	2.83x	3.24x	2.49x
NOI DY(3)	11.8%	12.4%	14.2%	12.8%
NCF DY(3)	11.8%	12.4%	14.2%	10.9%
(1)	The underwritten economic vacancy is 23.4%. The Depot Park Property was 67.7% physically occupied as of October 21, 2014.
(2)
The increase of 2013 NOI to TTM 6/30/2014 NOI is primarily due to leasing activity. Tenants occupying approximately 52,072 square feet of newly leased space commenced rent payments during the first six months of 2014. Additionally, the decrease in U/W NOI from the TTM 6/30/2014 NOI is due primarily to expiring tenant leases in 2014 and the rent associated with those expiring leases being excluded from the underwriting.

(3)	The debt service coverage ratios and debt yields are based on the Depot Park Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – YRC Headquarters

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$22,500,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$22,500,000			Location:	Overland Park, KS
% of Initial Pool Balance:	2.0%			Size:	332,937 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$67.58
Borrower Names:	Price Asner Holdings, LLC and Green-Blue 1818 SPE, LLC			Year Built/Renovated:	1972/NAP
Sponsors:	Scott Asner; Michael Gortenburg; Barry D. Price			Title Vesting:	Fee
Mortgage Rate:	4.660%			Property Manager:	Block Real Estate Services, LLC
Note Date:	December 2, 2014			3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	December 6, 2024			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	0 months			Current Occupancy (As of):	100.0% (12/1/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,879,138 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)	$2,951,827 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of:	$2,946,181 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$3,498,820
Additional Debt Type(1):	Future Mezzanine			U/W Expenses:	$781,702
				U/W NOI:	$2,717,118
				U/W NCF:	$2,398,779
Escrows and Reserves:				U/W NOI DSCR :	1.78x
				U/W NCF DSCR:	1.57x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.1%
Taxes	$164,344	$54,781	NAP	U/W NCF Debt Yield:	10.7%
Insurance	$12,988	$1,082	NAP	As-Is Appraised Value:	$45,300,000
Replacement Reserve	$0	$5,549	NAP	As-Is Appraisal Valuation Date:	October 13, 2014
TI/LC	$500,000	$13,872	NAP	Cut-off Date LTV Ratio:	49.7%
Excise Tax Reserve	$138,750	$0	NAP	LTV Ratio at Maturity or ARD:	36.7%

(1)
Future mezzanine debt is permitted subject to the following conditions: (i) no event of default has occurred and is continuing; (ii) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and DBRS, KBRA and Moody’s; (iii) the combined amortizing debt service coverage ratio will be equal to or greater than 1.30x; (iv) the combined loan-to-value ratio will be equal to or less than 75.0%; (v) the mezzanine loan documents are reasonably acceptable to the lender; and (vii) receipt of rating agency confirmation from each of DBRS, KBRA and Moody’s that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC18 Certificates.

The YRC Headquarters mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 332,937 square foot property comprised of two adjacent buildings located in Overland Park, Kansas (the “YRC Headquarters Property”).  The YRC Headquarters Property is 100.0% leased by YRC, Inc. (“YRC”) on a 15-year, triple-net lease.  YRC is one of the largest less-than-truckload networks in North America with local, regional, national and international capabilities. The company offers flexible supply chain solutions allowing customers to ship industrial, commercial and retail goods primarily through two reporting segments that include YRC Freight and Regional Transportation. Founded in 1952, YRC provides service to over 400,000 customers throughout North America, including Canada and Mexico, and in Puerto Rico, Guam and Hawaii.  The YRC Headquarters Property features 1,237 parking spaces, resulting in a parking ratio of 3.7 per 1,000 square feet of rentable area.

Sources and Uses

Sources			Uses
Original loan amount	$22,500,000	100.0%	Loan payoff	$9,987,897	44.4%
			Reserves	816,082	3.6
			Closing costs	323,815	1.4
			Return of equity	11,372,206	50.5
Total Sources	$22,500,000	100.0%	Total Uses	$22,500,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YRC HEADQUARTERS

The following table presents certain information relating to the tenancy at the YRC Headquarters Property:

Major Tenant

Tenant Name	Credit Rating(Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
YRC, Inc.	NR/B3/CCC+	332,937	100.0%	$9.28	$3,090,142	100.0%	3/31/2024(2)

Occupied Collateral Total		332,937	100.0%	$9.28	$3,090,142	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	YRC, Inc. has two, ten-year renewal options. There are no termination options.

The following table presents certain information relating to the lease rollover schedule at the YRC Headquarters Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	1	332,937	100.0%	332,937	100.0%	$3,090,142	$9.28
Thereafter	0	0	0.0%	332,937	100.0%	$0	$0.00
Vacant	0	0	0.0%	332,937	100.0%	$0	$0.00
Total/Weighted Average	1	332,937	100.0%			$3,090,142	$9.28

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the YRC Headquarters Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/1/2014(2)

100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten financials.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YRC HEADQUARTERS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the YRC Headquarters Property:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$2,934,601	$3,000,138	$3,000,138	$3,090,142	$9.28
Grossed Up Vacant Space	0	0	0	0	0.00
Total Reimbursables	549,432	570,777	565,325	692,365	2.08
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(283,688)(1)	(0.85)
Effective Gross Income	$3,484,033	$3,570,915	$3,565,463	$3,498,820	$10.51

Total Operating Expenses	$604,896	$619,088	$619,282	$781,702	$2.35

Net Operating Income	$2,879,138	$2,951,827	$2,946,181	$2,717,118	$8.16
TI/LC	0	0	0	268,399	0.81
Capital Expenditures	0	0	0	49,941	0.15
Net Cash Flow	$2,879,138	$2,951,827	$2,946,181	$2,398,779	$7.20

NOI DSCR	1.89x	1.94x	1.93x	1.78x
NCF DSCR	1.89x	1.94x	1.93x	1.57x
NOI DY	12.8%	13.1%	13.1%	12.1%
NCF DY	12.8%	13.1%	13.1%	10.7%

(1)	The underwritten economic vacancy is 7.5%. The YRC Headquarters Property was 100.0% physically occupied as of December 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Nordic Nashville Refrigerated

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$20,300,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$20,300,000			Location:	Lebanon, TN
% of Initial Pool Balance:	1.8%			Size:	235,210 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$86.31
Borrower Name:	AGNL Freezer TN, L.L.C.			Year Built/Renovated:	1991/NAP
Sponsor:	AG Net Lease Realty Fund III, LLP			Title Vesting:	Fee
Mortgage Rate:	4.289%			Property Manager:	Self-managed
Note Date:	December 1, 2014			3rd Most Recent Occupancy(5):	NAV
Anticipated Repayment Date:	December 6, 2024			2nd Most Recent Occupancy(5):	NAV
Maturity Date:	December 6, 2044			Most Recent Occupancy(5):	NAV
IO Period:	60 months			Current Occupancy (As of):	100.0% (10/29/2014)
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing ARD
Interest Accrual Method:	Actual/360			3rd Most Recent NOI(5):	NAV
Call Protection:	L(24),GRTR 1% or YM(89),O(7)			2nd Most Recent NOI(5):	NAV
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI(5):	NAV
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine and Unsecured			U/W Revenues:	$2,222,313
				U/W Expenses:	$66,669
				U/W NOI:	$2,155,644
				U/W NCF:	$2,025,644
				U/W NOI DSCR :	1.79x
Escrows and Reserves				U/W NCF DSCR:	1.68x
				U/W NOI Debt Yield:	10.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.0%
Taxes(2)	$0	Springing	NAP	As-Is Appraised Value:	$31,000,000
Insurance(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 22, 2014
Replacement Reserve(3)	$0	Springing	$500,000	Cut-off Date LTV Ratio:	65.5%
TI/LC Reserve(4)	$0	Springing	$750,000	LTV Ratio at Maturity or ARD:	59.7%

(1)
Future mezzanine debt is permitted subject to the following conditions: (i) no event of default has occurred and is continuing; (ii) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and DBRS, KBRA and Moody’s; (iii) the combined amortizing debt service coverage ratio will not be less than 1.25x; (iv) the combined loan-to-value ratio will not be greater than 72.5%; (v) the combined debt yield will not be less than 9.00%; (vi) the mezzanine loan documents are reasonably acceptable to the lender; and (vii) receipt of rating agency confirmation from each of DBRS, KBRA and Moody’s that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC18 Certificates. In addition, there is $6,144,000 of unsecured debt from an affiliate of the borrower that remains in place for tax purposes.

(2)
Monthly escrow deposits for taxes and insurance are waived, provided the following conditions are satisfied: (i) Nordic Nashville, LLC (“Nordic”) is not in default under its obligation to directly pay taxes and insurance premiums; (ii) the direct payment of all taxes and insurance premiums continues to be an obligation of Nordic; and (iii) the Nordic lease continues to be in full effect.

(3)	Ongoing monthly replacement reserves are not required as long as Nordic is maintaining the Nordic Nashville Refrigerated Property in accordance with the terms of the Nordic lease.
(4)
Ongoing monthly TI/LC reserves are not required as long as (i) no event of default has occurred and is continuing; (ii) the amortizing debt service coverage ratio does not fall below 1.15x at the end of any calendar quarter; (iii) the borrower’s right to incur mezzanine financing has not been exercised. In addition, ongoing monthly TI/LC reserves are required if Nordic or any replacement tenant for Nordic that is leasing space representing 20% or greater of the net rentable area (a) terminates its lease; (b) files for bankruptcy; or (c) goes dark, vacates or otherwise fails to occupy its space and fails to pay rent.

(5)	Historical occupancy and historical financial data is not available as the Nordic Nashville Refrigerated Property was acquired in November 2014.

The Nordic Nashville Refrigerated mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 235,210 square foot warehouse and cold storage property located in Lebanon, Tennessee (the “Nordic Nashville Refrigerated Property”).  The Nordic Nashville Refrigerated Property is 100.0% leased by Nordic Nashville, LLC (“Nordic”) on a 20-year, triple-net lease. The Nordic Nashville Refrigerated Property was built in 1991 and consists of two single-story buildings comprising 6.5 million cubic feet of storage space.  The Nordic Nashville Refrigerated Property has a total of 29 dock high doors which lead to 89 rows of freezer space situated in six freezer rooms and two blast freezer rooms.  The dock areas are cooled to 36 degrees Fahrenheit and have 22-foot ceiling clear heights, while the majority of the buildings are freezer space that are cooled to negative 10 degrees Fahrenheit and have 32-foot to 41-foot ceiling clear heights.  Additionally, the Nordic Nashville Refrigerated Property includes a 6,500 square foot office area. Nordic is a multi-region cold storage chain provider that has been operating in the southeastern United States region for over 60 years. The company is the largest provider of refrigerated warehouse services to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC NASHVILLE REFRIGERATED

poultry industry in the southeastern United States and has the capacity to blast freeze a billion pounds of poultry each year. Nordic is ranked as the seventh largest frozen warehouse company in North America and is the second largest in the southeastern United States market. Nordic currently operates a network of 13 facilities totaling nearly 70 million cubic feet of refrigerated or freezer space.

Sources and Uses

Sources			Uses
Original loan amount	$20,300,000	100.0%	Return of equity(1)	$20,070,015	98.9%
			Closing costs	229,985	1.1
Total Sources	$20,300,000	100.0%	Total Uses	$20,300,000	100.0%

(1)	The Nordic Nashville Refrigerated Property was purchased all cash in a sale-leaseback transaction in November 2014.

The following table presents certain information relating to the tenant at the Nordic Nashville Refrigerated Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Nordic Nashville, LLC	NR/NR/NR	235,210	100.0%	$10.21	$2,402,500	100.0%	12/1/2034(1)

Occupied Collateral Total		235,210	100.0%	$10.21	$2,402,500	100.0%

(1)	Nordic Nashville, LLC has five, 5-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the Nordic Nashville Refrigerated Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	235,210	100.0%	235,210	100.0%	$2,402,500	$10.21
Vacant	0	0	0.0%	235,210	100.0%	$0	$0.00
Total/Weighted Average	1	235,210	100.0%			$2,402,500	$10.21

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Nordic Nashville Refrigerated Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	10/29/2014(2)

NAV	NAV	NAV	100.0%

(1)	Historical occupancy is unavailable as the Nordic Nashville Refrigerated Property was acquired in November 2014.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC NASHVILLE REFRIGERATED

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the in-place operating performance and the Underwritten Net Cash Flow at the Nordic Nashville Refrigerated Property:

Cash Flow Analysis(1)

	In-place	U/W	U/W $ per SF
Base Rent	$2,402,500	$2,402,500	$10.21
Total Reimbursables	0	0	0.00
Other Income	0	0	0.00
Less Vacancy & Credit Loss	0	(180,188)(2)	(0.77)
Effective Gross Income	$2,402,500	$2,222,313	$9.45

Total Operating Expenses	0	$66,669	$0.28

Net Operating Income	$2,402,500	$2,155,644	$9.16
Capital Expenditures	0	130,000	0.55
Net Cash Flow	$2,402,500	$2,025,644	$8.61

NOI DSCR	2.00x	1.79x
NCF DSCR	2.00x	1.68x
NOI DY	11.8%	10.6%
NCF DY	11.8%	10.0%

(1)	No historical financial information is available as the sponsor purchased the Nordic Nashville Refrigerated Property in November 2014.
(2)	The underwritten economic vacancy is 7.5%. The Nordic Nashville Refrigerated Property was 100.0% physically occupied as of October 29, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Meridian Crossroads

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$19,960,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$19,960,000			Location:	Meridian, MS
% of Initial Pool Balance:	1.8%			Size(2):	206,366 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$96.72
Borrower Name:	Meridian/SAV, LLC			Year Built/Renovated:	2007/NAP
Sponsor:	David Garfunkel			Title Vesting(3):	Leasehold
Mortgage Rate:	5.1669%			Property Manager:	Self-managed
Note Date:	November 21, 2014			3rd Most Recent Occupancy (As of)(4):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.0% (12/31/2012)
Maturity Date:	December 6, 2024			Most Recent Occupancy (As of):	95.0% (12/31/2013)
IO Period:	None			Current Occupancy (As of)(5):	95.0% (11/13/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,476,487 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,334,920 (12/31/2013)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of):	$1,909,933 (Annualized 8 months 8/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$3,153,374
Additional Debt Type(1):	Mezzanine			U/W Expenses:	$937,730
				U/W NOI:	$2,215,644
				U/W NCF:	$2,027,079
Escrows and Reserves:				U/W NOI DSCR(1):	1.69x
				U/W NCF DSCR(1):	1.55x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	11.1%
Taxes	$85,241	$42,621	NAP	U/W NCF Debt Yield(1):	10.2%
Insurance	$19,969	$6,656	NAP	As-Is Appraised Value:	$26,600,000
TI/LC Reserve	$600,000	$13,134	NAP	As-Is Appraisal Valuation Date:	October 1, 2014
Replacement Reserves	$0	$2,580	NAP	Cut-off Date LTV Ratio(1):	75.0%
Ground Rent Reserve	$24,885	$2,765	NAP	LTV Ratio at Maturity or ARD(1):	62.0%
Ross Rent Reserve	$2,538	$0	NAP
TJ Maxx TI/LC Reserve	$33,150	$0	NAP
Goody’s Lease Termination Reserve	$150,000	$0	NAP

(1)
The equity interests in the borrower have been pledged to secure mezzanine indebtedness with a balance as of the Cut-off Date of $2,345,000. All LTV, DSCR, debt yield and Cut-off Date Principal Balance per square foot numbers shown in the chart above are based solely on the $19,960,000 mortgage loan financing. As of the Cut-off Date, the combined U/W NCF DSCR is 1.30x, the combined Cut-off Date LTV ratio is 83.9% and the total debt U/W NOI Debt Yield is 9.9%.

(2)
Size includes Olive Garden and Chili’s, which each own their improvements and lease the ground from the landlord.  In total, 11,422 square feet represent pad leases to tenants, representing 5.5% of rentable square footage and 6.1% of underwritten total rent.

(3)
The Meridian Crossroads mortgage loan is collateralized by the leasehold estate in the Meridian Crossroads Property under seven ground leases with Lauderdale County, Mississippi Board of Education, which expire between 2028-2068. The two ground leases that expire in 2028 and 2035 are each structured with a 25 year extensions at lessees’ option. The Mississippi Board of Education is not legally permitted to own real estate; therefore, all seven ground leases are structured with statutory extension rights upon the expiration of the leases. The terms of which will be determined at the time of extension, with annual rent tied to the fair market rental value of the land (excluding buildings and improvements made thereon). The total annual rent for the ground leases is $33,180 per year, with five of the seven ground leases having already been prepaid from 2061, 2064, 2065 and 2068. The annual base rent for Ground Lease 5 is currently $27,789 per year, which is reassessed every eight years to reflect fair market value. The annual base rent for Ground Lease 6 is currently $5,391 per year, which increases annually by 3.0% for years 17-24, 4.0% annually for years 25-32, and 5.0% annually for years 33-40.

(4)	Historical occupancy prior to 2012 was not available from the seller.
(5)	TJ Maxx has a signed lease but will not take possession of the space until March 1, 2015. Excluding TJ Maxx the property is 84.3% physically occupied.

The Meridian Crossroads mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a retail property located in Meridian, Mississippi (the “Meridian Crossroads Property”).  The Meridian Crossroads Property is comprised of a 206,366 square foot retail power center and is situated on seven parcels totaling 27.5-acres consisting of two single-story retail buildings and two ground leased outparcels. The Meridian Crossroads Property was constructed in 2007 and is anchored by a 30,187 square foot Ross Dress for Less, a 24,001 square foot Bed Bath & Beyond, a 22,100 square foot TJ Maxx (scheduled to take occupancy in March 2015), and a 20,000 square foot Best Buy. Other major tenants at the Meridian Crossroads Property include a 15,492 square foot Books-A-Million, a 15,224 square foot Petco, and a 10,900 square foot Shoe Carnival. In addition, one ground leased outparcel is leased to a 7,495 square feet Olive Garden and the other is leased to a 3,927

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERIDIAN CROSSROADS

square foot Chili’s. Further, there are 16 in-line tenants consisting over 46,000 square feet. The Meridian Crossroads Property is encumbered by seven ground leases, which have automatic renewal rights when the leases expire. Five of the ground leases have been prepaid through 2061-2068.  According to the appraisal, the neighborhood area has a population base of approximately 43,383 people within a five-mile radius of the Meridian Crossroads Property. The estimated median and average household income within a five mile radius of the Meridian Crossroads Property is $32,915 and $52,055, respectively. Moreover, the majority of single-family residential development within a three-mile radius of the Meridian Crossroads Property consists of tract homes ranging from $20,000-$200,000, with an average home value of approximately $68,500. As of November 13, 2014, the Meridian Crossroads Property was 95.0% leased and 84.3% occupied by 25 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$19,960,000	72.0%	Purchase price	$25,728,000	92.8%
Mezzanine loan	2,345,000	8.5	Reserves	915,783	3.3
Sponsor’s new cash contribution	5,420,590	19.6	Closing costs	1,081,807	3.9
Total Sources	$27,725,590	100.0%	Total Uses	$27,725,590	100.0%

The following table presents certain information relating to the tenancy at the Meridian Crossroads Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants
Ross Dress For Less	NR/A3/A-	30,187	14.6%	$10.25	$309,417	12.4%	NAV	NAV	1/31/2018
Best Buy	BB/Baa2/BB	20,000	9.7%	$14.25	$285,000	11.4%	NAV	NAV	1/31/2018
Bed Bath & Beyond	NR/Baa1/A-	24,001	11.6%	$7.67	$184,088	7.4%	$144	7.8%	1/31/2018
TJ Maxx(4)	NR/Baa1/A+	22,100	10.7%	$7.10	$156,910	6.3%	NAV	NAV	3/31/2025
Total Anchor Tenants		96,288	46.7%	$9.71	$935,415	37.5%

Non-Major Tenants		99,678	48.3%	$15.63	$1,558,342	62.5%

Occupied Collateral Total		195,966	95.0%	$12.73	$2,493,757	100.0%

Vacant Space		10,400	5.0%

Collateral Total		206,366	100.0%

(1)	Certain ratings are those of the parent company regardless of whether the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through September 1, 2015.
(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2013.
(4)	TJ Maxx has a signed lease but has not yet taken occupancy. Per the lease, TJ Maxx must take possession of the space by March 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERIDIAN CROSSROADS

The following table presents certain information relating to the lease rollover schedule at the Meridian Crossroads Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	1	4,500	2.2%	4,500	2.2%	$99,000	$22.00
2016	4	7,700	3.7%	12,200	5.9%	$124,650	$16.19
2017	5	27,264	13.2%	39,464	19.1%	$444,776	$16.31
2018	8	101,825	49.3%	141,289	68.5%	$1,168,317	$11.47
2019	2	15,900	7.7%	157,189	76.2%	$243,050	$15.29
2020	1	2,250	1.1%	159,439	77.3%	$38,250	$17.00
2021	1	4,100	2.0%	163,539	79.2%	$61,500	$15.00
2022	0	0	0.0%	163,539	79.2%	$0	$0.00
2023	0	0	0.0%	163,539	79.2%	$0	$0.00
2024	1	6,400	3.1%	169,939	82.3%	$84,800	$13.25
Thereafter	2	26,027	12.6%	195,966	95.0%	$229,414	$8.81
Vacant	0	10,400	5.0%	206,366	100.0%	$0	$0.00
Total/Weighted Average	25	206,366	100.0%			$2,493,757	$12.73

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Meridian Crossroads Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(2)	12/31/2013(2)	11/13/2014(3)(4)
NAV	95.0%	95.0%	95.0%
(1)	Information not provided by seller.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.
(4)	TJ Maxx has signed a lease but will not take possession of the space until March 1, 2015. Excluding TJ Maxx the property is 84.3% physically occupied.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Meridian Crossroads Property:

Cash Flow Analysis

	2012	2013	Annualized 8 Months Ended 8/31/2014	U/W	U/W $ per SF
Base Rent	$2,409,214	$2,483,096	$2,249,850	$2,488,829	$12.06
Rent Steps	0	0	0	4,928	0.02
Grossed Up Vacant Space	0	0	0	156,000	0.76
Percent Rent	16,328	8,206	10,380	0	0.00
Total Reimbursables	661,518	595,008	573,204	687,487	3.33
Other Income	4,075	4,180	0	6,700	0.03
Less Vacancy & Credit Loss	0	0	0	($190,571)(1)	(0.92)
Effective Gross Income	$3,091,135	$3,090,489	$2,833,435	$3,153,374	$15.28

Total Operating Expenses	$1,614,648	$755,569	$923,502	$937,730	$4.54

Net Operating Income	$1,476,487	$2,334,920	$1,909,933	$2,215,644	$10.74
TI/LC	0	0	0	157,611	0.76
Capital Expenditures	0	0	0	30,955	0.15
Net Cash Flow	$1,476,487	$2,334,920	$1,909,933	$2,027,079	$9.82

NOI DSCR	1.13x	1.78x	1.46x	1.69x
NCF DSCR	1.13x	1.78x	1.46x	1.55x
NOI DY	7.4%	11.7%	9.6%	11.1%
NCF DY	7.4%	11.7%	9.6%	10.2%

(1)	The underwritten economic vacancy is 5.7%. Including the TJ Maxx lease which has not yet commenced, the Meridian Crossroads Property was 95.0% leased as of November 13, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC18	Transaction Contact Information

VI.           Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.